UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Soliciting Material Under §240.14a-12

Kirby Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kirby Corporation

NOTICE OF 2026 ANNUAL MEETING

AND PROXY STATEMENT

2	KIRBY | 2025 PROXY STATEMENT

PURPOSE

To be the most trusted marine

transportation and equipment

distribution and services partner,

reliably meeting our customer's needs

in a safe, environmentally responsible,

socially sensitive, and profitable way.

VISION Recognized as an essential and preeminent company by our customers, leveraging core competencies and innovation in each of our businesses to generate superior value for all our stakeholders.

OUR PEOPLE MAKE

THE DIFFERENCE.

We invest in the tools and

resources to empower our

employees and we promote a

workplace that values mutual

respect, knowledge sharing,

and teamwork.

CREATING VALUE

for our customers and

stockholders by providing

the highest-quality service

and products.

OUR GUIDING

PRINCIPLE IS NO HARM

to people, the environment,

or equipment. Safety is at

the core of everything we

do and always informs

our decision-making.

DO THE RIGHT

THING by having

the highest ethical

standards while

always being

transparent and

accountable for

our actions.

The

Kirby

Way

SHARING OUR SUCCESS

with each other and the

communities where we live and

work while protecting the environment and encouraging volunteerism.

SAFETY
PEOPLE
EXCELLENCE
COMMUNITY
INTEGRITY

KIRBY

KIRBY | 2026 PROXY STATEMENT	PROXY SUMMARY 1

TABLE OF CONTENTS

2	Letter to Stockholders

3	Notice of Annual Meeting of Stockholders

4	Proxy Materials

5	Proxy Summary

5	Board Composition and Experience
7	Financial Summary
8	Corporate Governance
9	Governance Highlights
10	Compensation Highlights
12	Corporate Sustainability
13	Stakeholder Engagement

14	Voting Item 1: Election of Directors

15	Nominees for Election (Proposal 1)
18	Directors Continuing in Office

24	The Board of Directors

24	Director Independence
24	Risk Oversight
24	Board Leadership Structure
25	Board Committees
25	Audit Committee
26	Compensation Committee
26	ESG and Nominating Committee
27	Attendance at Meetings
27	Director Compensation

29	Transactions with Related Persons

30	Voting Item 2: Audit Committee Matters

30	Ratification of Selection of KPMG LLP (Proposal 2)
30	Fees Paid to KPMG LLP

31	Audit Committee Report

32	Voting Item 3: Compensation of our NEOs

32	Advisory Vote on Compensation of our NEOs (Proposal 3)
32	Compensation Discussion and Analysis
35	Elements of Compensation
42	Compensation Oversight and Process
42	Other Compensation Matters

43	Compensation Committee Interlocks & Insider Participation

44	Compensation Committee Report

45	Compensation Tables

45	Summary Compensation Table
46	Grants of Plan Based Awards
46	Outstanding Equity Awards
47	Option Exercises and Restricted Stock Units Vested
47	Nonqualified Deferred Compensation
48	Equity Compensation Plan Information
48	Potential Payments upon Termination or Change in Control

50	Voting Item 4: Employee Stock Plan

50	Amendment of the 2005 Stock and Incentive Plan (Proposal 4)

58	Voting Item 5: Nonemployee Director Stock Plan

58	Amendment of the 2000 Nonemployee Director Stock Plan (Proposal 5)

64	Beneficial Ownership of Common Stock

64	Beneficial Ownership of Directors and Executive Officers
64	Principal Stockholders
65	Delinquent Section 16(a) Reports

65	CEO Pay Ratio

66	Pay versus Performance

69	Other Business

69	Stockholder Proposals for 2027 Annual Meeting

69	Solicitation of Proxies

70	Voting

71	Appendix

71	Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures Excluding One-Time Items
72	Appendix B: Reconciliation of GAAP Net Earnings Attributable to Kirby to Non-GAAP EBITDA and Adjusted EBITDA

A-1	Exhibit A

B-1	Exhibit B

2	KIRBY | 2026 PROXY STATEMENT

March 6, 2026

DEAR FELLOW STOCKHOLDERS,

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to attend Kirby Corporation’s (“Kirby” or the “Company”) 2026 Annual Meeting of Stockholders. Information concerning the matters to be voted upon at the meeting is contained in this Notice of the 2026 Annual Meeting and accompanying Proxy Statement.

2025 was another record year for Kirby. We delivered strong performance across the Marine Transportation (“KMT”) segment and continued to see strong growth in our power generation business in Distribution and Services (“KDS”). Throughout the year, we operated in generally healthy markets, even as seasonal weather created operational challenges in our marine business and supply chain constraints led to uneven product deliveries within KDS. Despite these headwinds, our employees were resilient and focused, achieving strong financial results while staying committed to the Kirby Way values of Safety, People, Excellence, Community and Integrity.

In the KMT segment, our inland business delivered another solid year supported by healthy customer demand, firm barge utilization, and constructive market fundamentals. Although seasonal weather increased delay days and created operational challenges at times, our teams navigated these conditions effectively all while maintaining disciplined cost control and sustaining solid fleet performance. This resulted in inland operating margins at approximately 20% for 2025 producing another year of solid financial performance. The second half of the year included some variability tied to chemical and refinery activity, which dampened utilization and pricing. However, as we enter 2026, both spot and term contract pricing have stabilized and are beginning to inflect, reflecting strengthening market fundamentals.

Our coastal business also performed well. Strong customer demand and limited available vessel capacity created a favorable market environment. The coastal business achieved double‑digit operating margins in each quarter of the year. This consistent performance reflects strong operational execution, disciplined focus on cost, and the ongoing benefits of a tighter supply‑demand balance across the fleet.

In the KDS segment, we delivered solid results in our key growth areas, led by continued expansion in our power generation business, which remained a significant contributor and a clear highlight for the year. Marine repair activity was also steady and contributed meaningfully to the segment. However, lower oil and gas activity and softness in on‑highway trucking created pockets of weaker demand across certain markets. Even with these headwinds, the KDS segment achieved an operating margin in the high single digit range for the year.

Kirby continued advancing its long‑term sustainability priorities across the organization, guided by the Kirby Way and our commitment to responsible operations throughout 2025. The Company made meaningful progress on key environmental initiatives, exceeding its emissions‑intensity reduction target and moving forward with the construction of its second and third diesel‑electric hybrid towboats—demonstrating continued investment in a more efficient and environmentally responsible fleet. These efforts underscore Kirby’s dedication to reducing its environmental footprint and supporting the communities in which we operate.

At the Board level, we elected Tracy A. Embree, who brings a history of success and impressive experience to our Board. She has excellent experience in power generation, distribution, and in services for commercial and industrial markets. Also, the Board supported an aggressive share repurchase with the Company returning over $354 million in capital to stockholders.

As we look ahead to 2026, the Company remains mindful of broader geopolitical uncertainty and ongoing tariff developments that have the potential to adversely impact our businesses. The past few years have demonstrated that with the right strategic focus, adaptability, and relentless focus on costs, we can continue to deliver strong results. I am proud of our teams for thinking strategically and embracing new opportunities when certain markets shifted, demonstrating the resilience and discipline that define Kirby.

Looking ahead, we anticipate another year of steady performance from the marine transportation business, supported by constructive market dynamics and healthy customer demand. In KDS, we expect stable growth, with continued demand in our power generation business helping to offset softness in our other markets. Overall, we expect year-over-year earnings growth in 2026, driven by disciplined execution and improving market fundamentals. I want to thank our employees for their continued dedication and hard work, and I extend my appreciation to our stockholders for their continued confidence and support.

Your vote is important to us, regardless of the number of shares you hold or whether you plan to attend the Annual Meeting. Once you have reviewed the proxy materials and have made your decisions, please vote your shares using one of the methods outlined in the Proxy Statement. Thank you for your continued support and for investing in Kirby Corporation.

Sincerely, DAVID W. GRZEBINSKI Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS

Date: Monday, April 27, 2026

Time: 10:00 a.m. CDT

Place: Kirby Corporation 55 Waugh Dr. Suite 1100 Houston, Texas 77007

KIRBY | 2026 PROXY STATEMENT	3

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Dear Fellow Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2026 Annual Meeting of Stockholders of Kirby Corporation to be held at: 55 Waugh Drive, Suite 1100, Houston, Texas 77007 on Monday, April 27, 2026, at 10:00 a.m. (CDT) at Kirby’s principal executive offices.

Proposals to be voted on at the Kirby Corporation 2026 Annual Meeting of Stockholders are as follows:
1.
Election of three Class I directors;
2.
Ratification of the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2026;
3.
Advisory vote on the approval of the compensation of Kirby’s named executive officers;
4.
Approval of Amendment of the 2005 Stock and Incentive Plan; and
5.
Approval of Amendment of the 2000 Nonemployee Director Stock Plan.

You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on March 2, 2026. Please remember that your shares cannot be voted unless you sign and return a paper proxy card, vote during the Annual Meeting, or vote your shares via the phone or internet. All participants who attend the Annual Meeting will be allowed to ask questions to management during the meeting.

Important Notice Regarding the Availability of Proxy Materials for Our 2026 Annual Meeting of Stockholders

We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including this Proxy Statement, a proxy card or voting instruction form, and our Annual Report on Form 10-K (collectively, the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. The Notice is first being sent to stockholders and the Proxy Materials are first being made available to stockholders at www.proxydocs.com/KEX on or about March 10, 2026.

Your Vote Is Important

Your vote is important. Whether you intend to attend the meeting or not, please ensure that your shares will be represented by completing, signing, and returning your proxy card, or by voting via the phone or internet.

At the Meeting	Telephone 866-430-8285	Internet www.proxypush.com/KEX	Mail Fill out your proxy card and submit by mail.

Sincerely,

AMY D. HUSTED

Executive Vice President, General Counsel and Secretary

4	KIRBY | 2026 PROXY STATEMENT

PROXY MATERIALS

This booklet contains the notice of the Annual Meeting and the Proxy Statement, which contains information about the proposals to be voted on at the meeting, Kirby’s Board of Directors and its committees, and certain executive officers. This year you are being asked to:

1.
Elect three Class I directors;
2.
Ratify the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2026;
3.
Cast an advisory vote on executive compensation;
4.
Approve the Amendment of the 2005 Stock and Incentive Plan; and
5.
Approve the Amendment of the 2000 Nonemployee Director Stock Plan.

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kirby Corporation to be voted at the Annual Meeting of Stockholders to be held on Monday, April 27, 2026, at 10:00 a.m. (CDT). Stockholders of record at the close of business on March 2, 2026, will be able to attend the 2026 Annual Meeting at Kirby’s executive offices located at 55 Waugh Drive, Suite 1100, Houston, Texas 77007.

The mailing address of Kirby’s principal executive offices is P.O. Box 1745, Houston, Texas 77251-1745 and the office number is 713-435-1000.

Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment or postponement of the Annual Meeting.

Unless the context requires otherwise, the terms “Kirby,” “the Company,” “our,” “we,” “us,” and similar terms refer to Kirby Corporation, together with its consolidated subsidiaries.

KIRBY | 2026 PROXY STATEMENT	PROXY SUMMARY 5

BOARD COMPOSITION and EXPERIENCE

The following matrix highlights the principal skills and qualifications of each Director who is nominated for election or continuing in office. The Environmental, Social and Governance (“ESG”) and Nominating Committee periodically reviews the composition of the Board as a whole to help ensure an appropriate balance of knowledge, experience and perspectives, and to identify the skills and characteristics that may be valuable to the Board over time and in the long-term interests of stockholders. In evaluating Board Composition, the Board considers diversity of background, experience and perspective, as well as the benefits of periodic Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts illustrate the Board’s approach to Board composition, including diversity of backgrounds and Board refreshment.

	Anne-Marie N. Ainsworth	Richard J. Alario	Tanya S. Beder	Barry E. Davis	Susan W. Dio	Tracy A. Embree	David W. Grzebinski	William M. Waterman	Shawn D. Williams
Industry Qualifications, Skills & Expertise*
Marine Transportation					√		√	√
Petrochemicals & Refining	√			√	√		√		√
Oilfield Services		√	√	√	√		√		√
Hydrocarbon Transportation	√			√	√		√	√
Commercial & Industrial		√		√		√	√		√
Power Generation & Power Systems				√		√	√		√
Mergers & Acquisitions	√	√	√	√	√	√	√	√	√
Finance & Capital Allocation	√	√	√	√	√	√	√	√	√
Risk Management	√	√	√	√	√	√	√	√	√
Information Technology, Cybersecurity	√	√	√	√	√		√		√
Climate, Sustainability, Energy Transition	√	√	√	√	√	√	√
Environmental, Safety Policies & Programs	√	√	√	√	√	√	√	√	√
Public Policy	√	√	√		√		√	√
Science & Engineering	√	√	√		√	√	√		√
Academia	√		√
Machine Learning, Artificial Intelligence		√	√			√
Leadership Roles
Current or Former CEO/President	√	√	√	√	√	√	√	√	√
Board Chairman		√	√	√					√
Non-Kirby Public Board Member	√	√	√	√		√			√
Independence	√	√	√	√	√	√		√	√
Self Identified
Age	69	71	70	64	65	53	64	72	62
Gender	F	M	F	M	F	F	M	M	M
Race/Ethnicity	C	C	C	C	C	C	C	C	A

(M) = Male	(C) = Caucasian
(F) = Female	(A) = African American

*Richard R. Stewart concludes his board service at the 2026 Annual Meeting, and thus his information is not incorporated in the board composition.

6 PROXY SUMMARY	KIRBY | 2026 PROXY STATEMENT

Independent Director Tenure (Yrs)

25.0%
37.5%
37.5%
0-5
6-11
12+

The ESG and Nominating Committee recommends to the Board the qualifications for Board membership and oversees the process for identifying, assessing and recommending qualified director candidates for the Board’s consideration. In making these recommendations, the ESG and Nominating Committee considers a number of factors it deems appropriate, including whether a candidate has the following attributes:

•
A commitment to building long-term stockholder value;
•
Business acumen and broad experience and expertise in the skills, qualifications and experience reflected in the Board's skills matrix;
•
Sufficient time and availability to effectively carry out duties as a Director; and
•
Independence (at least a majority of the Board must consist of Independent Directors, as defined by the New York Stock Exchange (“NYSE”) Corporate Governance Standards).

In addition, the ESG and Nominating Committee also considers such other factors as it deems appropriate, given the current and anticipated needs of the Board and the Company, with the objective of maintaining an appropriate balance of knowledge, experience, background, and capabilities on the Board.

KIRBY | 2026 PROXY STATEMENT	PROXY SUMMARY 7

2025 FINANCIAL SUMMARY

2025 was a record year for Kirby. Consolidated revenues increased 3% in 2025 to $3.4 billion, reflecting solid performance across marine transportation and continued strength in power generation within the distribution and services segment. Net earnings attributable to Kirby in 2025 were $354.6 million or $6.33 per share. The record earnings per share of $6.33 were 16% over Kirby’s previous record earnings per share of $5.46, excluding one-time items,¹ achieved in 2024.

Marine transportation revenues increased 1% to $1.9 billion during 2025. Overall, our inland and coastal marine businesses delivered steady performance in 2025, supported by healthy demand and solid execution. Inland marine performance held up well despite seasonal weather, lock delays, and a brief slowdown in refinery activity in the fourth quarter. The first quarter was impacted by normal winter weather conditions, including significant wind and fog along the Gulf Coast, and lock delays on the Mississippi River that drove an increase in delay days and impacted our operations. In the second quarter, inland market conditions remained constructive with steady customer demand, increases in spot market pricing that drove operating margins to the low 20% range. In the third quarter, inland marine conditions softened temporarily due to favorable weather, muted petrochemical activity, and fewer barges undergoing maintenance which contributed to lower utilization in the mid-80% range. While refinery activity softened at the start of the fourth quarter, it steadily improved by the end of the quarter and kept barge utilization in the mid-to high-80% range. Inland marine was able to conclude the year with operating margins right at 20%. The inland marine market is expected to remain healthy in 2026, driven by limited new barge construction, steady customer demand, and improved pricing as the year progresses, supporting modest year-over-year improvement.

In coastal marine, revenues increased 8% year-over-year as market conditions were favorable throughout the year due to solid customer demand and limited availability of vessels. In the first quarter, utilization remained in the mid-to high-90% range and strong market conditions continued resulting in mid-20% range price increases on term contract renewals, with margins in the high-single to low-double digit range. During the second quarter, steady customer demand and limited vessel capacity contributed to further price increases year-over-year on term contract renewals with operating margins improving into the high-teens range. In the third quarter, market fundamentals remained solid and pushed operating margins to around 20%. In the fourth quarter, customer demand remained steady, supported by a continued shortage of large-capacity equipment. Our team executed well and prioritized cost optimization, resulting in an operating margin of approximately 20%. In 2026, coastal marine is expected to see barge utilization in mid-90% range due to steady market conditions, underpinned by consistent customer demand and constrained vessel supply.

In distribution and services, revenues increased 6% year‑over‑year, reflecting mixed demand across the segment throughout 2025. Our power generation business delivered exceptional performance with robust order activity and multiple large project wins for data centers, backup power, and other industrial applications, resulting in 26% revenue growth year‑over‑year and operating margins in the high‑single‑digit range. In the commercial and industrial market, marine repair demand remained steady while on‑highway service and repair activity softened modestly in the current trucking environment; despite this, the business maintained healthy operating performance with high‑single‑digit margins for the year. In the oil and gas market, revenues declined year‑over‑year due to continued softness in the conventional oil and gas market, while the business saw ongoing growth in electric‑fracturing equipment and related services, supporting high‑single‑digit operating margins for the year. Overall, the KDS segment concluded the year with operating margins in the high-single digits. In 2026, KDS is expected to see continued growth in power generation which is expected to offset lingering softness in other areas resulting in revenues to be flat to slightly higher year-over-year.

From a cash flow and balance sheet perspective, Kirby generated $670 million in cash flow from operations in 2025 which was used to fund capital expenditures, buy back shares, and fund a small number of acquisitions. Total capital spending in 2025 was $264 million and $116 million was used to fund acquisitions. At the end of 2025, Kirby’s total long-term debt was around $920 million, with the debt-to-capitalization ratio at 21.4%. During the year, Kirby also returned capital to stockholders by buying back 3.7 million shares at an average price of $96.27 for $354.2 million.

1.
Net earnings attributable to Kirby, excluding one-time items, is a non-GAAP financial measure. Please refer to Appendix A for additional information and a reconciliation to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures.

8 PROXY SUMMARY	KIRBY | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

The Board of Directors provides strategic guidance to, and oversight of, management with respect to Kirby’s business throughout the year. The Board represents the interest of stockholders and oversees Company management, which includes monitoring the effectiveness of management practices and decisions, corporate performance, the integrity of the Company’s financial reporting and internal controls, and the effectiveness of the Company’s enterprise risk management programs. To that end, the Board has adopted governance practices, including the guidelines and committee charters described below, which are reviewed at least annually and updated as appropriate.

Risk Oversight

The Board is responsible for overseeing the Company’s key risks and regularly reviews with management the Company’s business, including identified risk factors. The Board oversees a broad spectrum of interrelated risks with assistance from its committees. The Board has designated the Audit Committee, the Compensation Committee, and the ESG and Nominating Committee certain responsibilities to provide assistance in fulfilling the Board’s responsibilities. A particular risk will be monitored and evaluated by the committee with primary responsibility in the area of the subject matter involved. For example, the Compensation Committee reviews the risks related to the Company’s compensation policies and practices and the Audit Committee receives regular reports and updates on cybersecurity and information technology matters.

The Board also periodically visits Kirby operational sites, which enables directors to observe operations and engage with management regarding practices, performance, technology, industry developments, and corporate standards.

See page 24 for further detail on risk oversight by the Board and its committees.

Business Ethics Guidelines

The Board has adopted Business Ethics Guidelines that apply to all directors, officers, and employees of the Company, including the Company’s chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions. A copy of the Business Ethics Guidelines is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents. The Company is required to make prompt disclosure of any amendment to or waiver of any provision of its Business Ethics Guidelines that applies to any director or executive officer including its chief executive officer, chief financial officer, chief operating officer, chief accounting officer or controller, or persons performing similar functions. The Company will make any such disclosure that may be necessary by posting the disclosure on its website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents.

Communication with Directors

Stockholders and other interested parties may communicate with the full Board or any individual director, including the Chair of the Audit Committee, Compensation Committee, and ESG and Nominating Committee, the Chairman of the Board, the lead independent director, if any, or the non-management or independent directors as a group, by writing to them c/o Kirby Corporation, P.O. Box 1745, Houston, Texas 77251-1745. The Company will refer the communication to the appropriate addressee(s). Complaints about internal controls and accounting or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed.

Website Disclosures

The following documents and information are available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents:

•
Audit Committee Charter
•
Business Ethics Guidelines
•
Clawback Policy
•
Compensation Committee Charter
•
Communication with Directors
•
Corporate Governance Guidelines
•
Criteria for the Selection of Directors
•
ESG and Nominating Committee Charter
•
Insider Trading Policy
•
Supplemental Insider Trading Policy

KIRBY | 2026 PROXY STATEMENT	PROXY SUMMARY 9

GOVERNANCE HIGHLIGHTS

Our Board is committed to high ethical standards and effective corporate governance, and brings a breadth of experience and expertise in the industries in which Kirby operates. The Board seeks to achieve a mix of highly qualified directors with strong leadership, extensive business experience, and expertise that is relevant to Kirby’s business, strategy, and operations to help drive long-term stockholder value. The Board oversees and provides guidance for Kirby’s business and management’s development and implementation of the Company’s strategy and business planning process. The Board also monitors corporate performance, the integrity of the Company’s financial reporting and internal controls, the effectiveness the Company’s risk management programs, and the succession planning for key executive positions.

While the Board values the contributions of long tenured and experienced directors, it also believes periodic refreshment is necessary to obtain fresh and diverse perspectives. As a part of this process, the Board and its Committees solicit input from directors regarding the performance and effectiveness of the full Board and its committees through its annual evaluation process. The ESG and Nominating Committee reviews the feedback from the evaluations and makes recommendations to the Board, as appropriate.

TOPIC	PRACTICE

Independence(1)	• •	Eight out of nine directors are independent Board committees are composed entirely of independent directors

Diversity	•	Five out of nine directors are female or racially/ethnically diverse

Executive Sessions	•	Non-management directors meet regularly without management

Majority Voting	•	Majority of votes cast is required for the election of directors

Director Evaluations	•	Evaluations of the full board and each committee are conducted annually

Stock Ownership	•	Stock ownership guidelines are established for directors and executive officers

Overboarding	•	Directors may not serve on more than four public company boards, including Kirby.

Single Voting Class	•	Kirby has a single class of voting stock

Hedging and Pledging of Stock	•	Hedging and pledging of Company stock by directors, officers, and employees is prohibited

Business Ethics Guidelines	•	Ethics guidelines apply to all our directors, officers, and employees

Clawback Policy	•	We have a clawback policy in place for executive officers

Insider Trading Policy	•	Our insider trading policy applies to all our directors, officers, and employees, with a supplemental policy applicable to directors, executive officers and certain key employees

Board Oversight	•

The ESG and Nominating Committee oversees the Company’s corporate governance framework, Board composition and succession planning, and ESG matters. The Committee provides oversight of certain environmental risks, including climate-related risks, and reviews the Company’s ESG/Sustainability programs on a quarterly basis. In addition, the Committee assists the Board in overseeing risks that may arise in connection with the Company’s governance and social practices and processes and considers risk management in the context of general governance matters, including Board succession planning to help ensure that the Board maintains an appropriate mix of skills, experience and attributes.

•

The Audit Committee oversees the Company’s risk management framework, employee hotline and whistleblower programs, and cybersecurity and information technology matters and reviews material legal matters on a quarterly basis to assess the Company’s risk exposure and risk tolerance.

•

The Compensation Committee assists the Board in fulfilling its oversight of risks that may arise with the Company’s compensation programs and practices, and reviews executive compensation arrangements designed to promote accountability to maximize stockholder value over the long term.

(1)Richard R. Stewart concludes his board service at the 2026 Annual Meeting and has been excluded from the independence and diversity statistics.

10 PROXY SUMMARY	KIRBY | 2026 PROXY STATEMENT

COMPENSATION HIGHLIGHTS

Our executive compensation philosophy has been consistent and focused on the creation of value for our stakeholders. A significant portion of the compensation of our named executive officers (“NEO”) is performance-based and “At Risk”, reflecting the Company’s pay-for-performance approach. The pie charts on the following page illustrate how each element of compensation was weighted for our NEOs in 2025.

Our executive compensation program is designed to attract and retain talented executive officers, motivate consistent performance over time, and encourage performance that results in increased profitability and stockholder returns. In 2025, stockholders expressed strong support in our approach, with over 90% of votes cast in support of the advisory vote for our executive compensation program. Following the lower level of support received in 2024, primarily related to a one-time, special-circumstances acceleration and cash settlement of unvested equity for a departing NEO, the Company continued its proactive outreach with stockholders. During these discussions, stockholders reiterated that such enhanced retirement-related benefits should remain exceptional, and we affirmed that this is not our standard practice.

Consistent with this feedback, the overall design of the Company’s executive compensation program for 2026 will remain consistent, reflecting both stockholder feedback and the Board’s commitment to maintaining alignment with our pay philosophy, market practices, and stockholder interest. As part of this ongoing alignment, the Company continues to emphasize performance-based long-term incentive (“LTI”) awards and has expanded its disclosure regarding annual incentive compensation design and outcomes.

Including EBITDA in both short-term and long-term metrics is also reflective of stockholder feedback and engagement. EBITDA is a key metric indicating operating and financial performance and is used as a metric to assess value creation. Stockholders use EBITDA as a key metric in their valuation analysis, and have indicated widespread support for this metric in both short term and long-term incentives. Including the metric in both short-term and long-term incentives aligns performance-based at-risk compensation with stockholder feedback. Further, it aligns short-term performance as well as long-term performance at all levels of the Company as not all employees participate in the long-term performance awards. Reflecting this, under our 2025 Annual Incentive Plan ("AIP"), EBITDA accounted for 40% of potential payout, whereas EBITDA was weighted 50% under our long-term performance awards.

2025 Metrics
Short-Term Earnings per share – 30% EBITDA – 40% Return on total capital – 10% Operating Performance/ESG – 20%
Long-Term Performance Awards Return on total capital – 50% EBITDA – 50%

Listed below are some of the highlights of our compensation policies and practices:

Topic	Practice

Pay-for-Performance Focus	•	Performance-based cash annual incentive compensation rewards current year financial and operational success
	•	Performance-based cash and equity long-term incentive awards incentivize future growth and profitability

Annual Say-on-Pay Vote	•	We annually ask stockholders to provide an advisory vote on executive compensation

Equity Ownership Guidelines	•	Stock ownership guidelines are established for executive officers
	•	CEO stock ownership requirement of 5x salary

Independent Compensation Consultant	•	The Compensation Committee has retained a nationally recognized compensation consulting firm to serve as its independent compensation consultant

Double-Trigger Vesting	•	We have adopted double-trigger vesting of equity awards upon a change in control

Clawback Policy	•	We have a clawback policy in place for executive officers

Excise Tax Gross-Ups	•	We do not provide executive officers with excise tax gross-ups

Re-pricing Stock Options	•	We do not buy out or exchange underwater options, or re-price stock options

Evergreen Equity Plans	•	We do not have any automatic share replenishment or “evergreen” provisions in our equity compensation plans

KIRBY | 2026 PROXY STATEMENT	PROXY SUMMARY 11

CEO	OTHER NEO
TOTAL COMPENSATION	TOTAL COMPENSATION

NOTE: Includes total direct compensation as referred to in the Compensation Discussion and Analysis beginning on page 32. “Long-term Performance Awards” includes cash payments for the 2023-2025 performance period under the long-term incentive compensation program. Performance-based variable compensation is deemed “At Risk.” For additional information, reference the Summary Compensation Table on page 45.

12 PROXY SUMMARY	KIRBY | 2026 PROXY STATEMENT

CORPORATE SUSTAINABILITY

In 2025, Kirby continued to deliver strong value for customers and stockholders while actively advancing long‑term sustainability priorities that enhance the Company’s competitive positioning and long-term shareholder returns. The Kirby Way, our core values of Safety, People, Excellence, Community, and Integrity, remains the foundation of our culture and the lens through which decisions across the organization are made. With active oversight from the Board and senior leadership, Kirby continues to pursue a thoughtful and disciplined approach to its sustainable responsibilities.

Kirby’s commitment to “No Harm to People, No Harm to Equipment, and No Harm to the Environment” remains constant. Safety is foundational to how we operate. In 2025, our KMT segment reduced its injury rate by more than 30% year over year and achieved the lowest Recordable Injury Rate in Kirby’s history, a milestone reflecting the strength of our safety culture and continued operational improvement. Our KDS segment also demonstrated exceptional performance, achieving a milestone of zero recordable incidents for the year. Across both segments, safety performance was supported by comprehensive training, best‑practice sharing, near‑miss reporting, and consistent reinforcement of safe behaviors at all levels of the Company.

Kirby’s focus on people extends beyond safety to broader human capital development. In 2025, the Company issued more than 2,000 training certificates, with approximately 40% earned through U.S. Coast Guard, approved programs. These programs cover technical skills, regulatory compliance, leadership, safety, and environmental topics reinforcing Kirby’s commitment to developing a highly skilled workforce and supporting long‑term career progression.

Kirby also advanced key sustainability commitments during the year. The Company exceeded its emissions‑intensity reduction target, achieving a 25% reduction per barrel of capacity relative to the 2015 baseline. Building on the strong operational and environmental performance of its first hybrid towboat, Kirby has begun construction of its second and third diesel‑electric hybrid towboats. These investments, along with the use of biofuels, enhanced fuel‑management practices, and engine upgrades, demonstrate Kirby’s leading approach to an environmentally friendly and responsible fleet. These safety and environmental performance outcomes were also reflected in the operational metrics of the Company’s executive compensation program.

Kirby also gives back to its employees and communities in meaningful ways. The Kirby Disaster Relief Fund, funded through employee contributions matched 100% by the Company, provides direct assistance to employees and families affected by natural disasters or hardship events. Through this fund, Kirby deploys teams, financial support, and emergency supplies to help employees recover quickly and safely.

Kirby remains committed to upholding the values and practices that define the Kirby Way. These guiding principles foster employee engagement, enhance customer relationships, and promote the well‑being of the communities in which we operate, thereby positioning the Company for long‑term, sustainable success.

Please note some of our Sustainability Highlights below. To learn more about these programs and initiatives, please visit the Sustainability section of our website at www.kirbycorp.com.

KIRBY | 2026 PROXY STATEMENT	PROXY SUMMARY 13

STAKEHOLDER ENGAGEMENT

The Board and executive management team remain committed to fostering long-term, institution-wide relationships with stockholders and other stakeholders. Ongoing engagement provides valuable insight that informs Board oversight and management decision-making. During 2025, Kirby continued to prioritize engagement by ensuring that stakeholder voices were heard, perspectives understood, and interests addressed. Regular dialogue provides essential feedback that helps the Board and management stay aligned with the issues most important to our stakeholders.

Throughout the year, the investor relations team conducted extensive outreach. Members of management met with over 69% of our 35 largest stockholders (by share ownership) to discuss financial performance, capital allocation, and corporate strategy. Kirby also hosted facility and office tours, including at operations along the Houston Ship Channel and other key locations, to provide stockholders and stakeholders with an overview of its business activities. Engagement efforts further included participation in investor conferences and non-deal roadshows.

Beyond stockholder engagement, Kirby actively connected with other key stakeholders across our industries and regions. Employees across the Company serve in leadership roles within trade associations and community nonprofits, supporting Kirby’s efforts to understand customer needs and contribute to the communities where we operate.

Engaged with:	Engaged through:	Engagements include:	Sustainability & Financial Engagements:
✓ Institutional Investors ✓ Nongovernmental Organizations ✓ Proxy Advisory Firms ✓ Sustainability Rating Firms	✓ Individual and Group Investor Meetings ✓ Company Updates and Facility Tours ✓ Quarterly Earnings Calls ✓ Investor Conferences ✓ Annual Stockholder Meeting ✓ Stockholder Webcasts ✓ Stakeholder Outreach	✓ CEO / CFO ✓ Senior Management ✓ Subject Matter Experts ✓ Other Employees	✓ 35+ meetings representing over 70% of outstanding shares ✓ Sustainability-focused governance calls

14	KIRBY | 2026 PROXY STATEMENT

VOTING ITEM 1:

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board shall consist of no fewer than three nor more than fifteen members and that, within those limits, the number of directors shall be determined by the Board. The Bylaws further provide that the Board shall be divided into three classes, with the classes being as nearly equal in number as possible and with one class being elected each year for a three-year term. Prior to February 16, 2026, the size of the Board was set at nine directors. On February 16, 2026, the Board of Directors expanded the size from nine to ten and elected Tracy A. Embree to fill the vacancy to serve as a Class I director until the Annual Meeting of Stockholders in 2026. The Board of Directors determined that Ms. Embree will serve as an independent director. The size of the Board will be reduced to nine directors once the 2026 Annual Meeting has concluded.

Richard R. Stewart, whose term expires at the 2026 Annual Meeting and has served as a director since 2008, is not standing for reelection to the Board at the Annual Meeting. Mr. Stewart has served on the Board for 18 years and has been a valuable member of the Company’s Board. We greatly appreciate his many years of dedicated service and wish him well in his future endeavors.

Three Class I directors are to be elected at the 2026 Annual Meeting to serve until the Annual Meeting of Stockholders in 2029. Each nominee named below is currently serving as a director and, if elected, each has consented to serve for the new term. If any nominee becomes unable to serve as a director, an event currently not anticipated, the persons named as proxies in the enclosed proxy card intend to vote for a nominee selected by the present Board to fill the vacancy.

In addition to satisfying, individually and collectively, the Company’s Criteria for the Selection of Directors discussed under the “THE BOARD OF DIRECTORS — ESG and Nominating Committee” below, each of the directors has extensive experience with the Company or in a business similar to one or more of the Company’s principal businesses or the principal businesses of significant customers of the Company. The brief biographies of each of the nominees and continuing directors below include a summary of the particular experience and qualifications that led the Board to conclude that he or she should serve as a director.

KIRBY | 2026 PROXY STATEMENT	15

NOMINEES FOR ELECTION (PROPOSAL 1)

The Board of Directors of the Company unanimously recommends that you vote “FOR” the election of each of the following nominees as a director.

Nominees for Election as Class I Directors, serving until the Annual Meeting of Stockholders in 2029

Richard J. Alario
Chairman of the Board, Kirby Chairman of the Board, DNOW Inc. Retired Chairman of the Board and CEO, Key Energy Services Age: 71 Independent Director since 2011 Committees: • Compensation

Experience

•
Chairman of the Board (April 2021-present), Director (May 2014-present), of DNOW Inc.
•
Interim Chief Executive Officer (November 2019-June 2020); Interim Executive Vice Chairman (June 2020-October 2020), of DNOW Inc.
•
Chairman of the Board and Chief Executive Officer, Key Energy Services, Inc., a publicly traded oilfield service company (2004-2016)
•
Vice President, BJ Services Company, an oilfield service company (2002-2004), after OSCA, Inc. was acquired by BJ Services in 2002
•
Served for over 21 years in various capacities with OSCA, Inc. an oilfield service company, most recently having served as its Executive Vice President

Education

•
BA, Louisiana State University

Other Boards/Organizations

•
DNOW Inc., Chairman of the Board and Member of its Compensation Committee (2014-present)
•
Key Energy Services, Inc., Chairman of the Board (2004-2016)
•
National Ocean Industries Association, former Chairman

Qualifications

•
Mr. Alario has over 35 years of experience in Oilfield Services, serving as Chief Executive Officer with both operating and financial responsibility for one of the largest oilfield service companies in the United States. In addition, Mr. Alario's 15-year history with Kirby and his prior leadership experience across marine, onshore, and offshore operations have provided him with a broad understanding of the end markets served by the Company. This experience is valuable to the Board in its oversight of the Company’s marine transportation business and distribution and services businesses, which serves the oilfield, commercial and industrial customers
•
His experience as an executive, including Chief Executive Officer, in oilfield service companies, has provided Mr. Alario with expertise in Risk Management, Cybersecurity, Environmental, Safety Policies and Programs, Commercial and Industrial, Public Policy, Science, Engineering, Machine Learning, Artificial Intelligence and Finance.

16	KIRBY | 2026 PROXY STATEMENT

TracY a. embree

Retired President, Otis Worldwide Corporation Age: 53 Independent Director since 2026 Committees: • None

Experience

•
President, Otis Americas, Otis Worldwide Corporation (2023-2025)
•
President, Distribution Business, Cummins (2019-2023) and President of Cummins Components Business (2015-2019)
•
Served for over 23 years at Cummins, Inc. in various leadership roles with oversight of global manufacturing, product development and manufacturing, and distribution

Education

•
BS, Chemical Engineering, Massachusetts Institute of Technology
•
MBA, Harvard Business School

Other Boards/Organizations

•
Lennox International, Inc. (2025-present), Independent Director, member of the Compensation Committee
•
KLA Corporation (2025-present), Independent Director, member of the Compensation Committee
•
Louisiana-Pacific Corporation (2016-2025), Independent Director, member of the Audit Committee

Qualifications

•
Ms. Embree has over 23 years of experience in Power Generation, Commercial & Industrial serving as the President of Cummins Distribution Business and President of Cummins Components Business. At Cummins she served in various operations, product development, distribution, and manufacturing roles. As President of Otis Americas, she led new equipment and service businesses across North and South America, overseeing operations, sales, and service delivery. Ms. Embree has deep experience in industrial operations, strategic transformation and navigating complex manufacturing environments. That experience is valuable to the Board in its oversight of the Company’s transportation business and distribution and services business.
•
Her experience as an executive has provided Ms. Embree with expertise in Risk Management, Power Generation, Commercial & Industrial, Safety Policies and Programs, Finance, AI and Machine Learning, Science & Engineering, Public Policy and Sustainability & Climate.

KIRBY | 2026 PROXY STATEMENT	17

David W. Grzebinski

Chief Executive Officer, Kirby Corporation Age: 64 Director since 2014 Committees: • None

Experience

•
Chief Executive Officer (April 2024-Present); President and Chief Executive Officer (April 2014-April 2024); President and Chief Operating Officer (January 2014-April 2014); Executive Vice President (2010-2014); Chief Financial Officer (2010-2014); Chairman of the Company’s principal offshore marine transportation subsidiary (2012-2013); joined Kirby Corporation in 2010
•
Served in various operational and financial positions, FMC Technologies Inc., a global provider of advanced technology systems and products for the energy industry
•
Employed by The Dow Chemical Company in manufacturing, engineering, and financial roles

Education

•
BS, Chemical Engineering, University of South Florida
•
MBA, Tulane University
•
Chartered Financial Analyst

Other Boards/Organizations

•
The Coast Guard Foundation, Director
•
American Bureau of Shipping, Director
•
UK Protection & Indemnity Association, Director
•
Blue-Sky Maritime Coalition, Director

Qualifications

•
Mr. Grzebinski has primary responsibility for the business and strategic direction of the Company and is an essential link between the Board and the Company’s day-to-day operations. He has overall knowledge of all aspects of the Company, its operations, customers, financial condition, and strategic planning. His experience at Kirby provides expertise in critical areas including Marine Transportation, Petrochemicals and Refining, Power Generation and Power Services, Oilfield Services, Commercial and Industrial, and Hydrocarbon Transportation, as well as Risk Management and Environmental, Safety Policies and Programs.
•
Through his service at FMC and Dow, he has gained expertise in Public Policy, Finance, Science & Engineering, and Information Technology & Cybersecurity.

18	KIRBY | 2026 PROXY STATEMENT

DIRECTORS CONTINUING IN OFFICE

Continuing Class II directors, serving until the Annual Meeting of Stockholders in 2027

Tanya S. Beder

Chairman and CEO, SBCC Group ‘Strategy Building and Crisis Control’ Age: 70 Independent Director since 2019 Committees: • Audit, Chair • ESG and Nominating

Experience

•
Founder, Chairman, and Chief Executive Officer of SBCC Group, ‘Strategy Building and Crisis Control’, an e-family office (present)
•
Previously, Chief Executive Officer, Tribeca Global Management, a subsidiary of Citigroup, and Managing Director and Head of the Strategic Quantitative Investment Division, Caxton Associates; and President and Co-Founder of Capital Market Risk Advisors. In these roles she led the implementation of neural networks and other machine learning techniques to trading and risk management
•
Held various positions with The First Boston Corporation (now UBS) where she was a derivatives trader and was on the mergers and acquisitions team in New York and London
•
Ms. Beder is a Fellow in Practice at the Yale University International Center for Finance, and was previously a lecturer of public policy at Stanford University and previously a member of the Mathematical Finance Advisory Board at New York University
•
Holds a certificates in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute, Gaming Cyber and Information Operations from MORS (Military Operations Research Society), and Machine Learning in Business from the Massachusetts Institute of Technology

Education

•
BA in Mathematics and Philosophy, Yale University
•
MBA, Harvard Business School

Other Boards/Organizations

•
Nabors Industries, Chair of the Compensation Committee, a qualified financial expert on the Audit Committee, and a member of the Technology & Safety Committee (2017-present)
•
American Century Investments, Chair of the Board, Member of the Technology & Risk Committee and member of the Portfolio Committee (2011-present)
•
Formerly, Advisory Board of the Columbia University Financial Engineering Program, and a trustee at the Institute for Pure and Applied Mathematics at UCLA

Qualifications

•
Ms. Beder brings to the Board extensive asset management experience with deep expertise in Finance, vast knowledge of operational and Risk Management, and experience serving as a director for both public and private companies. Ms. Beder’s audit and risk oversight committee experience adds valuable perspective to the collective experience of the independent directors including in the areas of Machine Learning, Artificial Intelligence, Information Technology/Cybersecurity, Oilfield Services, Climate and Sustainability, and Environmental, Safety Policies and Programs.
•
She has Academia experience through her time as a Fellow In Practice at Yale and lecturer in Public Policy at Stanford, and her service on various university advisory boards. She also provides Science and Engineering expertise.

KIRBY | 2026 PROXY STATEMENT	19

Barry E. Davis

Chairman, Pattern Energy Group LP Retired Chairman and CEO, EnLink Midstream Age: 64 Independent Director since 2015 Committees: • Compensation, Chair • Audit

Experience

•
Pattern Energy Group LP, Chairman; Chair of the Nominating, Governance & Compensation Committee (2024 – present)
•
Endurance Investment Partners, Senior Advisor (2026 – present)
•
Chairman and Chief Executive Officer (2019-2022); Executive Chairman (2018-2019); President, Chief Executive Officer and Director (2014-2018), EnLink Midstream, LLC
•
Chairman, Chief Executive Officer and President, Crosstex Energy (1996-2014 when EnLink Midstream was formed through the combination of Crosstex Energy and substantially all of the United States midstream assets of Devon Energy)
•
Held management roles with other companies in the energy industry beginning in 1984

Education

•
BBA in Finance, Texas Christian University

Other Boards/Organizations

•
Eiger Resources LLC, Director (2023 – present)
•
Natural Gas and Electric Power Society, former President
•
Dallas Wildcat Committee, former Chairman
•
Texas Christian University, Board of Trustees

Qualifications

•
Mr. Davis has extensive knowledge and experience in Hydrocarbon Transportation, which is the primary business of EnLink Midstream and its predecessors. EnLink Midstream provides midstream energy services, including gathering, transmission, processing, fractionation, brine services and marketing of natural gas, natural gas liquids, condensate, and crude oil. EnLink Midstream’s assets include an extensive pipeline network, processing plants, fractionation facilities, storage facilities, rail terminals, barge and truck terminals, and an extensive fleet of trucks.
•
His more than 40 years’ experience including as a senior executive at energy industry companies has provided him with Petrochemicals and Refining and Oilfield Services expertise, as well as Commercial & Industrial, Risk Management, Environmental, Safety Policies and Programs, Energy Transition, Information Technology & Cybersecurity, and Finance.

20	KIRBY | 2026 PROXY STATEMENT

Susan W. Dio

Retired Chairman and President, BP America Age: 65 Independent Director since 2023 Committees: • Audit • ESG & Nominating Committee

Experience

•
Chairman and President, BP America Inc. (2018-2020)
•
Chief Executive Officer, BP Shipping (2015-2018)
•
Head, Audit, Refining and Marketing, BP (2013-2015)
•
Served for over 36 years at BP in global, technical, and operational roles

Education

•
BS, Chemical Engineering – University of Mississippi

Other Boards/Organizations

•
Avina Clean Hydrogen, Advisory Board Member (2023-present)
•
Irving Oil Board, Independent Director (2021-present)
•
Methodist Hospital – The Woodlands, Trustee (2020-present)
•
Britannia Steam Ship Insurance Associations, Ltd., Independent Director (2018-2020)
•
Oil Companies International Marine Forum, Director and Vice-Chair (2018-2020)
•
International Tanker Owners Pollution Federation, Director and Advisory Committee Member (2015-2018)

Qualifications

•
Ms. Dio has over 35 years of experience in Shipping and Petrochemicals, serving as Chairman and President of one of the largest oil and gas companies in the world, BP America, and Chief Executive Officer of BP Shipping. At BP she served in various commercial, engineering, petrochemical and refining roles. As BP’s Head of Audit for Refining and Marketing she had oversight of operational risk management. As CEO of BP’s global shipping business, she managed the fleet of BP-operated and chartered vessels across the world. That experience is valuable to the Board in its oversight of the Company’s marine transportation business and distribution and services business.
•
Her experience as an executive, including Chief Executive Officer, has provided Ms. Dio with expertise in Risk Management, Operational Management, Marine Transportation, Safety Policies and Programs, Finance, Public Policy, and Climate/Sustainability.

KIRBY | 2026 PROXY STATEMENT	21

Continuing Class III directors, serving until the Annual Meeting of Stockholders in 2028

Anne-Marie N. Ainsworth

Retired President and CEO, Oiltanking Partners and Oiltanking Holding Americas Age: 69 Independent Director since 2015 Committees: • Audit • ESG and Nominating, Chair

Experience

•
President and Chief Executive Officer, Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc. (2012-2014)
•
Senior Vice President of Refining, Sunoco, Inc. (2009-2012)
•
General Manager of Norco, LA refinery, Motiva Enterprises, LLC (2006-2009)
•
Director of Process Safety Management (2003-2006), Shell USA, Inc.; Vice President of Technical Assurance (2000-2003), Shell Deer Park Refining Company
•
Adjunct Professor, Rice University (2000-2009)

Education

•
BS in Chemical Engineering, University of Toledo
•
MBA, Rice University
•
Graduate, Institute of Corporate Directors Education Program (Haskayne School of Management, University of Calgary)
•
Holds the ICD.D designation

Other Boards/Organizations

•
Pembina Pipeline Corporation, member of its Safety, Environment & Operational Excellence Committee and its Governance, Nominating & Corporate Social Responsibility Committee (2014 – present)
•
HF Sinclair, Chair of the Environmental, Health, Safety, and Public Policy Committee and a member of its Finance Committee (2017 – present)
•
Archrock, Inc., Chair of its Nominating and Corporate Governance Committee and a member of its Audit Committee (2015 – present)

Qualifications

•
Ms. Ainsworth provides expertise in Petrochemicals and Refining and Hydrocarbon Transportation gained over her 35 years of experience in executive and managerial positions in the United States refining industry with companies providing services for products that included crude oil and refined petroleum products. These products constitute a significant percentage of the cargoes carried by the Company’s marine transportation business.
•
Her industry experience also gained her expertise in Risk Management, Information Technology/Cybersecurity, Environmental, Safety Policies and Programs, Public Policy, Finance, Science, and Engineering, with a strong focus on operational excellence. Ms. Ainsworth also has Academia experience gained through her years as an Adjunct Professor.

22	KIRBY | 2026 PROXY STATEMENT

William M. Waterman

Retired President and CEO, Penn Maritime Age: 72 Independent Director since 2012 Committees: • Compensation • ESG and Nominating

Experience

•
President and Chief Executive Officer, Penn Maritime Inc., a coastal tank barge operator, transporting primarily refinery feedstocks, asphalt, and crude oil along the East Coast and Gulf Coast of the United States (1983-2012 when Penn was acquired by the Company)

Education

•
BA in Economics, Union College in Schenectady, New York

Other Boards/Organizations

•
The American Waterways Operators, the national trade association for the United States barge industry, former director and past Chairman

Qualifications

•
Mr. Waterman has over 40 years of experience in the coastal tank barge business with Penn and its predecessor companies, building Penn into one of the largest coastal tank barge operators in the United States. Mr. Waterman’s extensive experience in that business and knowledge of its markets and customers have provided him expertise in Marine Transportation and Hydrocarbon Transportation which are valuable to the Board in its oversight of the Company’s coastal business and complement the inland marine transportation, midstream energy services, and petrochemical industry experience of other Company directors.
•
Further, his time at Penn has provided him with expertise in Environmental, Safety Policies and Programs, Public Policy and Finance.

KIRBY | 2026 PROXY STATEMENT	23

Shawn D. Williams

Executive Chairman, Covia Holdings Age: 62 Independent Director since 2021 Committees: • Compensation • ESG and Nominating

Experience

•
Executive Chairman of the Board (January 2022-present); Chief Executive Officer (June 2021-Dec. 2021), Chairman of the Board (December 2020-December 2021), Covia Holdings LLC, a provider of minerals-based solutions serving the industrial and energy markets
•
Chief Executive Officer, Nexeo Plastics Holdings, Inc., a global plastics distributor, (2019-2020)
•
Executive Vice President-Plastics (2017-2019); SVP-Plastics (2012-2017), Nexeo Solutions, Inc.
•
President, Momentive Global Sealants, a global specialty sealants business, President, Momentive Performance Materials, a silicone specialty materials business (2007-2012)
•
Spent 22 years working in leadership roles leading a variety of industrial and material businesses globally, General Electric Company

Education

•
BS in Engineering, Purdue University
•
MBA, University of California, Berkeley
•
Holds a CERT certification in Cybersecurity Oversight from the National Association of Corporate Directors

Other Boards/Organizations

•
Covia Holdings LLC, Chairman and member of the Audit and Compensation Committees (2020-present)
•
TETRA Technologies, Inc., member of its Audit Committee and Human Capital Management and Compensation Committee (2021-present)
•
Marathon Oil Corporation, member of its Audit and Finance Committee and Corporate Governance and Nominating Committee (February 2023-November 2024)

Qualifications

•
Mr. Williams has over 30 years of experience in executive and managerial positions in the United States and global industrial markets. Mr. Williams’ extensive experience in various industrial markets, and his expertise in Petrochemicals and Refining, Oilfield Services, Commercial and Industrial, and Environmental, Safety Policies and Programs is valuable to the Board in its oversight of the Company’s distribution and services business and complements the marine transportation and petrochemical industry experience of a number of the Company’s other directors.
•
His extensive career, including as Chief Executive Officer, has provided him with experience in Risk Management, Information Technology/Cybersecurity, Finance, Science, and Engineering.

24	KIRBY | 2026 PROXY STATEMENT

THE BOARD OF DIRECTORS

The Company’s business is managed under the oversight and direction of the Board, which is responsible for strategic oversight, establishing broad corporate policies, and monitoring the effectiveness of Company management. The Board is regularly informed about the Company’s businesses and operations through meetings of the Board and its committees, operating and financial reports presented by Company management, and various other reports. Directors also enhance their understanding of the Company through visits to Company facilities. As part of the Board’s development, onsite meetings are held at key operating facilities which include opportunities for directors to interact with employees and gain insight into the Company's operations and culture.

Director Independence

NYSE listing standards require listed companies to have at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.

The Board has determined that the following incumbent directors have no relationship with the Company except as directors and stockholders and are independent within the meaning of the NYSE listing standards:

Anne-Marie N. Ainsworth	Barry E. Davis	William M. Waterman
Richard J. Alario	Susan W. Dio	Shawn D. Williams
Tanya S. Beder	Tracy A. Embree

In addition, the Board has previously determined that Mr. Stewart, who will complete his service as a director of the Company at the 2026 Annual Meeting of Stockholders, had no relationship with the Company except as a director and stockholder and was independent.

Our Chief Executive Officer, Mr. Grzebinski, has certified to the NYSE that the Company is in compliance with NYSE corporate governance listing standards.

Risk Oversight

The Board is responsible for the oversight of the Company's risk management processes. To assist in fulfilling this responsibility, the Board has delegated certain aspects of risk oversight to its committees, including the Audit Committee, the Compensation Committee, and the ESG and Nominating Committee, each of which focuses on risks within its respective areas of responsibility. The Board seeks to align the risk oversight framework with the Company's disclosure controls and procedures, and a particular risk will be monitored and evaluated by another Board committee with primary responsibility in the area of the subject matter involved. For example, the Compensation Committee reviews the risks related to the Company’s compensation policies and practices and the Audit Committee receives regular reports and updates on cybersecurity and information technology. On a quarterly basis, management prepares and reviews with the Audit Committee and the Board the principal risks outlined in the Company’s most recent Annual Report on Form 10-K, as well as any newly identified risks disclosed in the Company’s most recent Quarterly Report on Form 10-Q. In addition, management conducts an annual comprehensive assessment of the identified internal and external risks of the Company that includes evaluations of the potential impact of each identified risk, its probability of occurrence and the effectiveness of the controls that are in place to mitigate the risk. The Audit Committee and the Board also receive regular reports of any events or circumstances involving risks outside the normal course of business of the Company. The ESG and Nominating Committee oversees the Company’s environmental, social and governance programs, including environmental and climate-related risks, as well as the corporate Sustainability Report, Task Force on Climate-Related Financial Disclosures, and Sustainability Accounting Standards Board disclosures. The Board and its committees also consider potential emerging risks as they seek to anticipate future threats and trends that may impact the Company. Management and, where appropriate, internal and external subject matter experts provide reports and briefings on risks within their respective areas of responsibility or expertise. Frequency of updates and discussion of risks varies depending on the immediacy or severity of the risk, with more immediate or significant risks being reviewed more frequently.

Board Leadership Structure

The Board has no set policy concerning the leadership structure of the roles of Chairman of the Board and Chief Executive Officer, but retains the flexibility to decide how the two roles should be filled based on the Company's circumstances from time to time. Currently, the roles of Chairman of the Board and Chief Executive Officer are separated.

KIRBY | 2026 PROXY STATEMENT	25

Joseph H. Pyne, who had served as Chairman of the Board since 2010, retired from the board at the Company's 2024 Annual Meeting of Stockholders. Following Mr. Pyne's retirement, the Board appointed Richard J. Alario to serve as the Chairman of the Board effective as of the 2024 Annual Meeting. Mr. Alario has served as a director of the Company since 2011 and, from 2015 until his appointment as Chairman, served as the Company’s Lead Independent Director. In that role, Mr. Alario presided over regular executive sessions of the non-management directors that are held at least quarterly. An executive session with only independent directors is held at least once per year. As Lead Independent Director, Mr. Alario also served as a liaison between the independent directors and management on certain matters that were not within the area of responsibility of a particular committee of the Board. Because the Chairman of the Board is an independent director, the Board determined that a separate Lead Independent Director role is not necessary at this time.

Board Committees

The Board has established three standing committees, including the Audit Committee, the Compensation Committee, and the ESG and Nominating Committee. All of the members of each committee are independent, as that term is defined in applicable SEC and NYSE rules. The Board regularly evaluates committee leadership and composition, and has implemented leadership transitions within its committees in recent years to promote fresh perspectives while maintaining institutional knowledge. The member composition and a brief description of the principal functions of each committee is briefly described below.

Board Member	Member Type	Audit Committee	Compensation Committee	ESG and Nominating Committee
Anne-Marie N. Ainsworth	Independent	M		C
Richard J. Alario(1)	Independent		M
Tanya S. Beder(2)	Independent	C		M
Barry E. Davis	Independent	M	C
Susan W. Dio(1)	Independent	M		M
Tracy A. Embree(3)	Independent
David W. Grzebinski(4)	Not independent
Richard R. Stewart(5)	Independent	M
William M. Waterman	Independent		M	M
Shawn D. Williams	Independent		M	M

(1)
Ms. Dio was elected to serve on the ESG & Nominating Committee effective on October 21, 2025, replacing Mr. Alario.
(2)
Ms. Beder was elected to serve as Committee Chair of the Audit Committee to replace Mr. Stewart on October 21, 2025.
(3)
Ms. Embree has not yet been assigned to any committees.
(4)
Mr. Grzebinski, the Company's Chief Executive Officer, is not independent under NYSE listing standards and does not serve on any standing committees.
(5)
Mr. Stewart will conclude his service as a director upon the expiration of his term at the 2026 Annual Meeting of Stockholder to which this Proxy Statement relates.

C – Committee Chair

M – Committee Member

Audit Committee

The Board has determined that all of the members of the Audit Committee are “audit committee financial experts,” as that term is defined in SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents.

PRINCIPAL FUNCTIONS
Monitor the Company’s financial reporting, accounting procedures, and systems of internal controls
Select the independent auditors for the Company
Review the Company’s audited annual and unaudited quarterly financial statements with management and the independent auditors
Monitor the independence and performance of the Company’s independent auditors and internal audit function
Monitor the Company’s compliance with legal and regulatory requirements
Review with management the Company’s policies with respect to risk assessment and risk management, including review of cybersecurity processes, procedures, and safeguards

26	KIRBY | 2026 PROXY STATEMENT

Compensation Committee

All of the members of the Compensation Committee are “Non-Employee Directors” and “outside directors” as defined in relevant federal securities and tax regulations. The Compensation Committee operates under a written charter adopted by the Board. The Committee oversees compensation for Kirby’s senior executives (including salary, bonus, and performance share awards), as well as succession planning for key executive positions. A copy of the charter is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents.

PRINCIPAL FUNCTIONS
Determine the compensation of executive officers of the Company
Reviews and approves the corporate goals and objectives
Administer the Company’s annual incentive bonus program

Administer the Company’s stock option, restricted stock, restricted stock units (“RSUs”), and long-term incentive plans and grant stock options, restricted stock, RSUs, and long-term performance awards under such plans

Reviews and approves the Compensation Discussion and Analysis (“CD&A”) and recommends to the Board the inclusion of the CD&A in the proxy statement

ESG and Nominating Committee

The ESG and Nominating Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents.

PRINCIPAL FUNCTIONS
Reviews corporate governance policies annually
Recommend candidates for election to the Board
Review all related person transactions
Oversee the operation and effectiveness of the Board
Lead the annual review of the Board and management performance, including the CEO

Oversees and monitors the Company’s environmental, including climate-related, risks and review and assess the Company’s environmental and sustainability policies and strategies and oversees publication of the Company’s sustainability report

The ESG and Nominating Committee will consider director candidates recommended by stockholders or proposed by stockholders in accordance with the Company’s Bylaws. Recommendations may be sent to the Chairman of the ESG and Nominating Committee, Kirby Corporation, P.O. Box 1745, Houston, Texas 77251-1745, accompanied by biographical information for evaluation. The Board of the Company has approved Criteria for the Selection of Directors which the ESG and Nominating Committee will consider in evaluating director candidates. The criteria address compliance with SEC and NYSE requirements relating to the composition of the Board and its committees, as well as character, integrity, experience, understanding of the Company’s business, and willingness to commit sufficient time to the Company’s business. The criteria are available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Governance/Governance Documents.

In addition to the above criteria, the Corporate Governance Guidelines and ESG and Nominating Committee Charter include provisions concerning the consideration of diversity in business experience, professional skills, gender, race, and ethnic background in selecting nominees for director. The Company and ESG and Nominating Committee are committed to having a Board that reflects diverse perspectives and actively seeks out highly qualified candidates that include women and individuals from minority groups when board nominees are chosen. The ESG and Nominating Committee took these provisions into account in electing new members to the Board in 2019, 2021, 2023 and 2026.

When there is a vacancy on the Board (i.e., in cases other than the nomination of an existing director for reelection), the Board and the ESG and Nominating Committee have considered candidates identified by executive search firms, candidates recommended by stockholders and candidates recommended by other directors. The ESG and Nominating Committee will continue to consider candidates from any of those sources when future vacancies occur. The ESG and Nominating Committee accepts stockholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Stockholders

KIRBY | 2026 PROXY STATEMENT	27

who wish to submit a candidate for consideration by the ESG and Nominating Committee for election at our Annual Meeting may do so by submitting in writing the candidate’s name, together with the information described under the Company’s Bylaws.

Attendance at Meetings

It is the Company’s policy that directors are expected to attend Board meetings and meetings of committees on which they serve and are expected to attend the Annual Meeting of Stockholders of the Company. During 2025, the Board met six times, the Audit Committee met eight times, the Compensation Committee met four times, and the ESG and Nominating Committee met five times. Each director then serving attended more than 95% of the aggregate number of the meetings of the Board and the committees on which he or she served. All directors then serving attended the 2025 Annual Meeting of Stockholders of the Company.

Director Compensation

Directors who are employees of the Company receive no additional compensation for their service on the Board. Compensation of nonemployee directors is determined by the full Board, which may consider recommendations of the Compensation Committee. Past practice has been to review director compensation when the Board believes that an adjustment may be necessary in order to remain competitive with director compensation of comparable companies. Management of the Company periodically collects published survey information on director compensation for purposes of comparison.

Each nonemployee director receives an annual fee currently set at $85,000. A director may elect to receive the annual fee in cash, stock options or restricted stock. The Chairman of the Board receives an additional annual fee of $150,000, the Chairman of the Audit Committee receives an additional annual fee of $20,000, the Chairman of the Compensation Committee receives an additional annual fee of $15,000, and the Chairman of the ESG and Nominating Committee receives an additional annual fee of $10,000. If not the Chairman of the Board, the lead independent director or presiding director at executive sessions of the non-management directors receives an additional annual fee of $20,000. In addition, each director receives an annual fee of $7,500 for each committee of the Board on which he or she serves. All fees are payable in four equal quarterly payments made at the end of each calendar quarter. The annual director fee is prorated for any director elected between annual stockholder meetings and the Chairman of the Board, committee chairman, lead independent or presiding director, and committee member fees are prorated for any director who is elected to such position between annual meetings of the Board. Directors are reimbursed for reasonable expenses incurred in attending meetings.

In addition to the fees described above provided to the directors, the Company has a stock award plan for nonemployee directors of the Company which provides for the issuance of stock options and restricted stock. An amendment to the plan is the subject of Proposal 5. The director plan provides for automatic grants of restricted stock to nonemployee directors after each annual meeting of stockholders. Each director receives restricted shares of the Company’s common stock after each annual meeting of stockholders. The number of shares of restricted stock issued is equal to (a) $167,500 divided by (b) the fair market value of a share of stock on the date of grant multiplied by (c) 1.2. The director plan also provides for discretionary grants in the form of stock options or restricted stock. In addition, the director plan allows for the issuance of stock options or restricted stock in lieu of cash for all or part of the annual director fee at the option of the director. A director who elects to receive stock options in lieu of the annual cash fee will be granted an option for a number of shares equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 3. A director who elects to receive restricted stock in lieu of the annual cash fee will be issued a number of shares of restricted stock equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 1.2. The exercise price for all stock options granted under the director plan is the fair market value per share of the Company’s common stock on the date of grant. The restricted stock issued after each annual meeting of stockholders vests six months after the date of issuance. Stock options granted and restricted stock issued in lieu of cash director fees vest in equal quarterly increments during the year to which they relate. The stock options generally remain exercisable for ten years after the date of grant.

The Board has established stock ownership guidelines for officers and directors of the Company. Nonemployee directors must be in compliance within five years after first election as a director, but are expected to accumulate the required number of shares ratably over the applicable five-year period. Under the guidelines, nonemployee directors are required to own common stock of the Company having a value equal to a multiple of the annual cash director fee, which was raised from four to five in January 2024. As of December 31, 2025, all directors were in compliance with the then current stock ownership guidelines. The ESG and Nominating Committee of the Board will monitor compliance with the guidelines and may recommend modifications or exceptions to the Board.

28	KIRBY | 2026 PROXY STATEMENT

The following table summarizes the cash and equity compensation for nonemployee directors for the year ended December 31, 2025:

Nonemployee Director Compensation for 2025

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)(2)	OPTION AWARDS(1)(2)	TOTAL
Anne-Marie N. Ainsworth	$110,000	$201,011	$—	$311,011
Richard J. Alario	250,000	201,011	—	451,011
Tanya S. Beder	105,000	201,011	—	306,011
Barry E. Davis	115,000	201,011	—	316,011
Susan W. Dio	94,375	201,011	—	295,386
Richard R. Stewart	107,500	201,011	—	308,511
William M. Waterman	100,000	201,011	—	301,011
Shawn D. Williams	100,000	201,011	—	301,011

(1)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value related to restricted stock and option awards to the directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 8, Stock Award Plans, in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025.
(2)
Mss. Ainsworth, Beder and Dio and Messrs. Alario, Davis, Stewart, Waterman, and Williams were each granted 1,923 shares of restricted stock on May 5, 2025 at a value of $104.53 per share. In 2025, none of the directors elected to receive the annual director fee in the form of restricted stock or stock options.

Nonemployee Director Outstanding Equity at December 31, 2025 and Grant Date Fair Value of Equity Awarded During 2025

The following table shows the aggregate number of shares of unvested restricted stock and stock options outstanding for each nonemployee director as of December 31, 2025, as well as the grant date fair value of restricted stock awards made during 2025:

NAME	AGGREGATE SHARES OF UNVESTED RESTRICTED STOCK AS OF DECEMBER 31, 2025	AGGREGATE STOCK OPTIONS OUTSTANDING AS OF DECEMBER 31, 2025	GRANT DATE FAIR VALUE OF RESTRICTED STOCK DURING 2025
Anne-Marie N. Ainsworth	—	—	$201,011
Richard J. Alario	—	—	201,011
Tanya S. Beder	—	—	201,011
Barry E. Davis	—	8,480	201,011
Susan W. Dio	—	—	201,011
Richard R. Stewart	—	—	201,011
William M. Waterman	—	—	201,011
Shawn D. Williams	—	—	201,011

KIRBY | 2026 PROXY STATEMENT	29

TRANSACTIONS WITH

RELATED PERSONS

The Board has adopted a written policy on transactions with related persons that provides that certain transactions involving the Company and any of its directors, executive officers, or major stockholders or members of their immediate families, including all transactions that would be required to be disclosed as transactions with related persons in the Company’s Proxy Statement, are subject to approval in advance by the ESG and Nominating Committee, except that a member of the Committee will not participate in the review of a transaction in which that member has an interest. The Committee has the discretion to approve any transaction which it determines is in, or not inconsistent with, the best interests of the Company and its stockholders. If for any reason a transaction with a related person has not previously been approved, the Committee will review the transaction within a reasonable period of time and either ratify the transaction or recommend other actions, including modification, rescission or termination, taking into consideration the Company’s contractual obligations. If a transaction is ongoing or consists of a series of similar transactions, the Committee will review the transaction at least annually and either ratify the continuation of the transaction or recommend other actions, including modification, rescission or termination, taking into consideration the Company’s contractual obligations. The policy provides certain exceptions, including compensation approved by the Board or its Compensation Committee.

Mr. Grzebinski, Chief Executive Officer and a director of the Company, is a member of the board of directors of American Bureau of Shipping (“ABS”), a not-for-profit that provides global classification services to the marine, offshore and gas industries. The Company paid ABS $1.6 million in 2025 to perform audits and surveys of the Company’s vessels in the ordinary course of business.

Mr. Grzebinski is a member of the board of directors of the UK Protection & Indemnity Association (“UK P&I”), a mutual marine protection and indemnity organization that provides protection and indemnity insurance for third party liabilities and expenses arising from vessel operations. The Company's marine fleet is insured on a pro rata share basis through UK P&I and the NorthStandard P&I clubs. The Company paid the UK P&I $3.7 million during 2025 in premiums for coverage in the 2025-2026 policy period in the ordinary course of business.

Amy D. Husted, Executive Vice President, General Counsel and Secretary of the Company, is a member of the board of directors of Signal Mutual Indemnity Association Ltd (“Signal”), a group self-insurance not-for-profit organization authorized by the U.S. Department of Labor as a longshore worker’s compensation insurance provider. The Company has been a member of Signal since it was established in 1986. The Company paid Signal $0.5 million in 2025 in the ordinary course of business.

The husband of Ms. Husted is a former partner in the law firm of Clark Hill PLC. Mr. Husted left the law firm in October 2025 and no longer has any affiliation with the law firm. The Company paid the law firm $0.8 million in 2025 for legal services. Mr. Husted was not involved in representing the Company in any legal matters related to the Company. Further, Mr. Grzebinski approved each engagement of the firm by the Company and the payment of fees billed by the firm.

The brother of Christian G. O’Neil, President and Chief Operating Officer of the Company, is a partner in the law firm of W. Sean O’Neil Attorney at Law. The Company paid the law firm $0.3 million in 2025 for legal services. Mr. Sean O’Neil does represent the Company in legal matters. However, Mr. Christian O’Neil is not involved in the engagement of Mr. Sean O’Neil. Further, Ms. Husted approves each engagement of the firm by the Company and the payment of fees billed by the firm.

No family relationship exists among the executive officers or among the executive officers and the directors.

30	KIRBY | 2026 PROXY STATEMENT

VOTING ITEM 2:

AUDIT COMMITTEE MATTERS

RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG served as the Company’s independent accounting firm for the fiscal year ending December 31, 2025 and has served in such capacity since 1992. Although the Audit Committee has the sole authority and responsibility to select and evaluate the performance of the independent accounting firm for the Company, the Board is requesting, as a matter of good corporate governance, that the Company’s stockholders ratify the selection of KPMG for 2026.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

Ratification of the selection of KPMG requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection. However, because of the difficulty and expense of changing independent auditors at this point in the year, the selection of KPMG would probably be continued for 2026 in the absence of extraordinary reasons for making an immediate change. If the stockholders do ratify the selection of KPMG, the Audit Committee will retain the authority to make a change if warranted in its judgment.

Representatives of KPMG are expected to be present at the 2026 Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed by KPMG, the Company’s independent registered public accounting firm, during the last two fiscal years:

	2025	2024
Audit Fees	$2,280,000	$2,025,160
Tax Fees	50,000	45,000
Total	$2,330,000	$2,070,160

Audit Fees are fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, audit of internal control over financial reporting, review of the Company’s quarterly financial statements, or services normally provided in connection with statutory or regulatory filings. This category also includes fees for issuance of comfort letters, consents and review of documents filed with the SEC. There were no separate Audit-Related Fees for the reported periods.

Tax Fees are fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Services performed by KPMG in this category included the review of the Company’s federal income tax returns.

Each engagement of the independent registered public accounting firm to perform audit or non-audit services must be and were approved in advance by the Company’s Audit Committee or by its Chairman pursuant to delegated authority.

KIRBY | 2026 PROXY STATEMENT	31

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is responsible for monitoring the integrity of the Company’s financial reporting, accounting procedures and internal controls. The Audit Committee is composed of five directors, all of whom are independent within the meaning of the SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board.

Management is primarily responsible for the Company’s financial reporting process and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and issuing a report on the conformity of the financial statements with generally accepted accounting principles. The Company’s independent auditors are also responsible for performing an audit of the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing those processes.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025 with management and the independent auditors. The Audit Committee also (a) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), (b) received the written disclosures and letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and (c) discussed with the independent auditors their independence.

Based on the Audit Committee’s review of the audited financial statements for the year ended December 31, 2025 and the Audit Committee’s discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the Securities and Exchange Commission.

Audit Committee

Tanya S. Beder, Chair

Anne-Marie N. Ainsworth

Barry E. Davis

Susan W. Dio

Richard R. Stewart

32	KIRBY | 2026 PROXY STATEMENT

VOTING ITEM 3:

EXECUTIVE COMPENSATION

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 3)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of the Company’s named executive officers.

The Company is requesting your approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed and discussed under “EXECUTIVE COMPENSATION” on pages 32-49 of this Proxy Statement. We believe that our executive compensation:

•
is competitive as necessary to attract and retain qualified executives;
•
is appropriately tied to Company and individual performance;
•
is designed with both short-term and long-term business objectives of the Company in mind and is aligned with long-term time horizons that reward participants based on corporate performance;
•
appropriately balances at risk pay through short and long term incentives;
•
does not encourage excessive risk-taking by the Company’s management; and
•
properly aligns the interests of management with those of the Company’s stockholders.

For those reasons, we are asking you to approve the following resolution:

RESOLVED that the compensation of the Company’s named executive officers as described under “EXECUTIVE COMPENSATION” in the Company’s Proxy Statement for its 2026 Annual Meeting of Stockholders is approved.

Although the vote on approval of executive compensation is not binding, the Compensation Committee and the Board will consider the result of the vote in making future compensation decisions.

The Board of Directors of the Company unanimously recommends that you vote “FOR” Proposal 3 approving the compensation of the named executive officers as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to help you understand the executive compensation practices and decisions made in 2025 relating to the named executive officers listed below (the “named executive officers” or "NEOs”) and should be read in conjunction with the compensation tables and related narrative of this Proxy Statement.

Executive Summary

Named Executive Officers

The Company’s NEOs for 2025 and their positions with the Company at the end of the year were:

NEO	Title
David W. Grzebinski	Chief Executive Officer
Raj Kumar	Executive Vice President and Chief Financial Officer
Christian G. O’Neil	President and Chief Operating Officer
Amy D. Husted	Executive Vice President, General Counsel and Secretary
Scott P. Miller	Vice President and Chief Information Officer

KIRBY | 2026 PROXY STATEMENT	33

Compensation Objectives

Our compensation programs are guided by a pay for performance philosophy and the following principles and objectives:

•
Competitiveness: Attract and retain executives with competitive compensation opportunities;
•
Performance Accountability: Motivate and pay for consistently strong financial and operational performance over time; and
•
Stockholder Alignment: Align our executives’ and stockholders’ interests by rewarding performance that results in increased profitability and delivers growth in long-term stockholder value.

Key Company Performance Achievements

Adjusted EBITDA $781 mm (10% increase over 2024)	Adjusted EPS $6.33 (16% increase over 2024)	Total Stockholder Return One Year: +4% Three Year: +71%

The Company’s overall performance in 2025 was impacted by:

•
Increased revenues and operating income in the KMT segment, primarily due to sustained high utilization in the coastal market, steady customer demand, limited barge availability and consistent operational performance; and
•
Revenues and operating income increased in the KDS segment, as robust power generation and marine repair markets remained strong, offsetting on-highway and oil and gas businesses due to the ongoing trucking recession and lower conventional oilfield activity, respectively.

During 2025, our strong financial performance in the KMT segment was partially offset by river closures, lock delays, weather conditions, and several refinery closures. The KDS segment experienced strong growth in power generation and marine repair but ongoing supply chain delays and weakness in other markets offset the results somewhat. In combination, the Company was able to generate strong growth in earnings, with adjusted EBITDA of $781 million, and adjusted EPS of $6.33 per share.

The Company also achieved 4% total stockholder return for 2025, and a cumulative return of 71% over the last three years due to a focus on stringent cost controls, prudent capital expenditures, stock repurchases and operational excellence. That consistent adherence to our long-term strategy positioned us to generate strong free cash flow and to capitalize on improving market conditions during 2025.

34	KIRBY | 2026 PROXY STATEMENT

The following table summarizes several key Company financial measures for 2025 in comparison to 2024 (in millions, except for per share amounts):

	2025	2024
Total assets	$6,008	$5,852
Total revenues	$3,364	$3,266
Adjusted net earnings attributable to Kirby(4)	$355	$319	(2)(3)
Adjusted EBITDA(1)(4)	$781	$708	(2)
Adjusted earnings per share (diluted)(1)(4)	$6.33	$5.46	(2)(3)

(1)
Performance measures for annual and long-term incentive compensation discussed under “Elements of Compensation – Annual Incentive Compensation” below.
(2)
Excludes a $43.0 million after-tax, or $0.74 per share one-time charge associated with impairments.
(3)
Excludes $10.9 million after-tax, or $0.19 per share of one-time credit associated with a change in Louisiana tax law.
(4)
Adjusted net earnings attributable to Kirby, Adjusted EBITDA and Adjusted earnings per share are non-GAAP financial measures. Please refer to Appendix A and Appendix B for additional information and a reconciliation to the most directly comparable GAAP financial measures.

What Pay Actions Did We Take in 2025?

We made modest adjustments to target pay opportunities and increased the weight on performance-based long-term incentives for our NEOs:

•
Base salaries adjusted to keep pace with market: NEOs received increases of 3% intended to maintain competitive levels relative to market;
•
2025 annual incentive earned above target: Strong financial and operational performance resulted in a Corporate performance factor of 112.1% of target under the AIP;
•
Long-term Performance payout for 2023 – 2025 earned above target: Long-term performance awards for the 2023 – 2025 period paid out at 122.9% of target for Mr. Grzebinski and Mr. Kumar and 125.1% of target for Mr. O’Neil¹, reflecting above-target performance on cumulative adjusted EBITDA and Return on Total Capital performance. Our other NEOs were not eligible for long-term performance awards at the beginning of the 2023 – 2025 performance period; and
•
Expanded Participation in Performance-based Long-term Incentives: The Committee approved expanding participation in performance-based long-term incentives beginning in 2025, with all executives at the EVP level and all of our NEOs receiving 50% of their LTI value in performance-based cash awards.

Chief Executive Officer Compensation

•
Base Salary: Mr. Grzebinski received a 3% salary increase in July 2025
•
Target Bonus Opportunity: His target bonus remained constant at 115% of base salary
•
Long-term Incentive Grant: His long-term incentive value was increased by 8.4%, with 50% of his 2025 award in the form of long-term performance-based compensation
•
Adjustments to the CEO base salary and long-term incentive grant value for 2025 were intended to keep pace with competitive market movement and were informed by market data provided to the Committee by the Committee’s independent consultant.

1.
For Mr. O’Neil, President and Chief Operating Officer of the Company, performance is based upon a blend of the performance of Corporate for 2024 and 2025 and the KMT business only for 2023 reflecting his change in role in 2024.

KIRBY | 2026 PROXY STATEMENT	35

CEO 2025 COMPENSATION - TARGET VERSUS REPORTED

Component	Target	Reported	Notes
Base Salary*	$1,107,889	$1,091,754	3% increase reflecting competitive market level
Annual Incentive	$1,274,072	$1,407,435	Earned at 112.1% of target.
(percent of salary)	(115%)	(115%)
Performance Award	$1,580,000	$1,941,820	Target amount reflects opportunity for 2023 - 2025 performance period Reported payout reflects result for 2023 - 2025 performance period (122.9% of target)
Restricted Stock Units	$2,250,000	$2,250,127	Target amount reflects intended face value of annual grant Reported amount is the grant date value based on closing price on date of grant
Total	$6,211,961	$6,691,136

* Target base salary is effective as of July 1, 2025. Reported base salary for 2025 is reflected in the Summary Compensation Table on page 45.

CEO TARGET PAY MIX 82% AT RISK	CEO 2025 TARGET AND REPORTED PAY ($MM)

CEO Target Pay Mix
18%
21%
25%
36%
82% AT RISK
Base Salary
Annual Incentive
Performance Cash
Restricted Stock Units

$6.21
$2.25
$1.58
$1.27
$1.11
$6.69
$2.25
$1.94
$1.41
$1.09
Target
Reported

2025 Say on Pay Vote

At the Company’s 2025 Annual Meeting, stockholders approved the compensation of the Company’s named executive officers by 96.3% of the votes cast. We believe this outcome reflects broad stockholder support for the design and administration of our executive pay program. We also maintain a consistent practice of engaging with stockholders on a range of topics, including executive compensation, and the Committee values their input as we oversee the program.

96% Support for Say on Pay

Pay Elements: Program Design and 2025 Outcomes

Elements of Compensation

General

NEO compensation is targeted at the middle range of our competitive market, with a majority provided in a form that is at risk and performance based.

Element	Commentary
Base salary	Set at competitive levels through market surveys of positions of comparable levels, scope and complexity, relative to our peers and broader market to help promote attraction and retention
Annual incentive bonus	Annual variable cash award, with payouts based upon pre-determined financial and operational performance goals
Long-term incentives	Provided in a combination of time-based stock vesting over five years and performance-based cash vesting over three years, promoting long-term ownership and alignment with our stockholders

36	KIRBY | 2026 PROXY STATEMENT

Benchmarking: Use of Peer Group Data

As recommended by Meridian Compensation Partners (“Meridian”), the Compensation Committee’s independent advisor, we used compensation data from the following group of companies to help inform decisions regarding executive pay levels and program design.

Chart Industries, Inc.	Matson, Inc.	Ryder System, Inc.

DNOW Inc.	MRC Global Inc.	Schneider National, Inc.

Forward Air Corporation	NOV Inc.	TechnipFMC plc

GATX Corporation	NuStar Energy L.P.(1)	Tidewater Inc.

Genesis Energy, L.P.	Oceaneering International, Inc.	Werner Enterprises, Inc.

Hub Group, Inc.	Old Dominion Freight Line, Inc.	XPO, Inc.

Knight-Swift Transportation Holdings Inc.

(1)
NuStar Energy L.P. was included in the 2025 peer group because it was used in the 2024 analysis that informed 2025 pay decisions. NuStar was acquired by Sunoco LP in May 2024 and has been removed from future peer groups.

We believe the combination of midstream oil and gas, oilfield services, and transportation companies provides a valid frame of reference for our unique combination of businesses.

As of July 2025, when the Committee approved the peer group, Kirby’s financial size was generally within the middle range of peers:

Revenues	Assets	Enterprise Value
44th percentile	60th percentile	61st percentile

The percentiles above exclude NuStar Energy L.P. Chart Industries, Inc. and MRC Global Inc. are included for 2025 but will be dropped from the peer group in 2026 due to the acquisition of Chart Industries by Baker Hughes, Inc. and MRC Global’s merger with DNOW Inc.

Base Salaries

Our starting point for base salaries is market median, adjusting higher or lower based upon individual NEO responsibilities, experience, performance, market trends, and the relevance of available market benchmarks.

EXECUTIVE	2024 SALARY	2025 SALARY	% CHANGE
David W. Grzebinski	$1,075,620	$1,107,889	3.0%
Raj Kumar	$578,760	$596,123	3.0%
Christian G. O’Neil	$674,728	$694,970	3.0%
Amy D. Husted	$488,933	$503,601	3.0%
Scott P. Miller	$459,228	$473,005	3.0%

Annual Incentive Bonus

Annual incentives are designed to attract, retain, and reward NEOs with competitive opportunities that reward sustainable, safe, and profitable performance that benefits our stockholders and contributes to long-term growth. The Company sets targets for its AIP aimed at driving strong financial performance. When compared to 2024 AIP, 2025 AIP financial metric targets were increased by 30% for EPS and 18% for EBITDA, reflecting the Company’s commitment to strong growing financial performance.

KIRBY | 2026 PROXY STATEMENT	37

2025 Target Bonus Opportunities (as a percent of salary)

Target opportunities for our NEOs were unchanged for 2025.

EXECUTIVE	2025 TARGET BONUS OPPORTUNITY (% OF SALARY)
David W. Grzebinski	115%
Raj Kumar	70%
Christian G. O’Neil	100%
Amy D. Husted	70%
Scott P. Miller	70%

Performance Categories and Weightings

Category	Weight	Components	Weight	Rationale
Financial	80%	EBITDA EPS Return on Capital	40% 30% 10%	Promotes focus on profitable operations and efficient use of capital which when achieved on an annual basis lead to long-term growth
Operational & ESG	20%	Basket of 8 operational objectives	20%

Provides direct line of sight to achievement of key strategic objectives that contribute to sustainable financial success including vessel uptime, vessel utility, labor utilization, KDS profitability, marine safety performance, distribution and services safety performance, increasing revenue in ESG and power generation, and working capital management

Financial Performance Measure Definitions

EBITDA for the year is calculated by adding the following amounts shown in the Company’s audited financial statements:

(1)
net earnings attributable to Kirby;
(2)
depreciation and amortization;
(3)
interest expense; and
(4)
provision for taxes on income.

Adjusted earnings per share is diluted net earnings per share attributable to the Company’s common stockholders as shown in the Company’s Consolidated Statements of Earnings for 2023 and 2024. There were no adjustments to the Company's 2025 results for one-time items. Operating performance and ESG are based on the achievement of certain operating performance and ESG targets set for 2025.

Return on total capital for the year is calculated by dividing (i) Adjusted net earnings attributable to Kirby plus provision for taxes on income plus interest expense by (ii) the average total equity plus long-term debt for the year.

Goal Setting Process

The Committee considered multiple factors in setting target performance levels for performance metrics under the 2025 AIP, including the operational and macroeconomic environment in which we operated during 2025. Specifically, target performance metrics were calibrated based upon the following considerations:

•
Macroeconomic environment: The estimated economic growth, impact of inflation, supply chain disruptions, commodity and fuel prices, and regulatory activity on the Company’s business in 2025;
•
Strategic and operating plan for 2025: Assessment of the Company’s planned activities for the year. These activities for 2025 included both business segments achieving targeted levels of utilization and pricing to enhance strong financial performance, achieving high safety targets, expanding KDS power generation revenue through penetration of new emerging markets outside of conventional oil and gas with the overarching goal of achieving higher operating margins; and
•
Anticipated levels of capital expenditure: Age of our fleet and plans for equipment upgrades or replacement for both business segments.

38	KIRBY | 2026 PROXY STATEMENT

Considering these factors and to ensure that our 2025 AIP continued to appropriately incentivize our executives to maximize stockholder value, the Committee determined that the goals established in our annual incentive plan were appropriately challenging.

Plan Administration for 2025

Target annual incentive compensation was established for each participant in the AIP. Actual payout for performance on each measure may vary from 0% to as much as 200% of the target opportunity attributable to that component. In no event will a bonus paid to any participant exceed 200% of the target bonus for that participant.

Financial Performance (80% weight)

The table below summarizes performance goals, achievement and payout for the financial portion of the annual incentive.

PERFORMANCE METRIC	THRESHOLD	TARGET	MAXIMUM	ACTUAL	PAYOUT	WEIGHTED PAYOUT
Adjusted EBITDA (50%)	$627.8M	$784.7M	$941.6M	$781M	98.8%	49.4%
Adjusted EPS (37.5%)	$5.02	$6.27	$7.53	$6.33	104.3%	39.1%
Return on Capital (12.5%)	9.5%	11.9%	14.2%	11.8%	97.9%	12.3%
Weighted Average Payout (Financial Performance)						100.8%

Operational Performance (20% weight)

The operating performance metrics for our 2025 AIP were a basket of eight (8) internal strategic and operating goals designed to provide direct line of sight to achievement of key strategic priorities that support sustainable financial success. Categories, as described above, include vessel uptime, vessel utility, labor utilization, safety performance, KDS profitability, increasing revenue in ESG-related initiatives and power generation, and working capital management. While the Company does not publicly disclose specific quantitative targets for its operational performance objectives due to competitive considerations, these objectives are established in advance, approved by the Compensation Committee, and are measured against clearly defined internal benchmarks. The Committee does not apply upward discretion to increase payouts beyond formulaic results.

Some key operational achievements that contributed to the payout determination for 2025 included:

•
Safety performance – focuses on achievement of key safety initiatives and training
•
Increasing revenue in ESG-related initiatives and power generation equipment and services
•
Marine uptime – achieve high targeted utilization
•
Working capital management – improve working capital across each business segment

Each metric was assigned a “threshold”, “target” and “maximum” performance level. The targets and metrics relating to each operating performance metric goal is highly confidential information, and providing our specific operating performance targets and metrics would give competitors insight into our internal goals, milestones, strategy, and timelines. Disclosure would allow our competitors to adjust their own strategy in a way that would cause us irreparable competitive harm. Accordingly, we have balanced the need for confidentiality with providing further detail into those targets and metrics. When approved, the Compensation Committee believed that each operating performance metric target presented challenging, stretch goals.

For 2025, the Committee determined that the operating performance metrics were achieved at 157.3%. The above‑target achievement for operating performance metrics in 2025 primarily reflected measurable improvements in safety performance, increased revenue contribution from ESG‑related initiatives including power generation equipment and services, and execution against key operational efficiency objectives, rather than discretionary adjustments.

KIRBY | 2026 PROXY STATEMENT	39

Payout Calculation

Based upon our Financial and Operational achievement described above, the final AIP payout factor was calculated as follows:

FINANCIAL PERFORMANCE FACTOR		FINANCIAL PERFORMANCE WEIGHT		OPERATING PERFORMANCE FACTOR		OPERATING PERFORMANCE WEIGHT		WEIGHTED AVERAGE CORPORATE PERFORMANCE FACTOR
100.8%	x	80%	+	157.3%	x	20%	=	112.1%

The table below summarizes target opportunity and calculated bonus by individual:

EXECUTIVE	ELIGIBLE EARNINGS	X	TARGET BONUS PERCENT	X	CORPORATE PAYOUT FACTOR	ACTUAL BONUS PAID
David W. Grzebinski	$1,091,754		115%		112.1%	$1,407,435
Raj Kumar	$587,442		70%		112.1%	$460,965
Christian G. O’Neil	$684,849		100%		112.1%	$767,716
Amy D. Husted	$496,267		70%		112.1%	$389,421
Scott P. Miller	$466,116		70%		112.1%	$365,762

Long-Term Incentive Compensation

Our long-term incentive program is intended to align management with stockholder interests, to promote retention and long-term ownership, and to reward management for achievement of sustained multi-year financial performance that leads to growth in stockholder value.

As with base salary and annual incentive opportunities, the starting point for long-term incentive grants is the middle range of our competitive market. Individual award levels also reflect considerations such as internal equity, company and individual performance, share availability and dilutive impact.

For 2025, grants of 50% time-based RSUs and 50% long-term performance cash were awarded to all of our NEOs.

The target values of the awards, broken down by component, were as follows:

EXECUTIVE	RSU AWARD VALUE	LONG-TERM PERFORMANCE AWARD (TARGET VALUE)	TOTAL
David W. Grzebinski	$2,250,000	$2,250,000	$4,500,000
Raj Kumar	$650,000	$650,000	$1,300,000
Christian G. O’Neil	$1,250,000	$1,250,000	$2,500,000
Amy D. Husted	$500,000	$500,000	$1,000,000
Scott P. Miller	$375,000	$375,000	$750,000

Restricted Stock Unit Awards

The values shown above for our NEOs are “target” or grant-date values. Ultimate value of RSU awards depends upon our stock price performance between the grant date and vesting date. Awards vest over five years, with 20% vesting on or about the anniversary of the grant date, with a minimum vesting term of one year.

40	KIRBY | 2026 PROXY STATEMENT

Long-term Performance Awards

Our long-term performance award values reflect a target opportunity that pays out at the end of three years based upon cumulative financial performance over a three-year performance period in terms of the following metrics:

•
EBITDA (50% weight)
•
Return on Total Capital (50% weight)

Actual payout for performance on each measure may vary from 0% to as much as 200% of the target opportunity attributable to that component. In no event will a performance award paid to any participant exceed 200% of the target award for that participant.

Achievement is measured against quantitative goals that we do not forward-disclose. Forward disclosure would provide our competitors with potentially damaging insights to our long-term expectations and strategic planning. Details regarding goals and outcomes for the 2023 – 2025 performance period are discussed below.

Because these awards are cash-denominated and performance is tied to financial performance metrics, the target value of 2025 awards are included in the Grants of Plan Based Awards Table but is not reported in the Summary Compensation Table as part of 2025 compensation. The values that appear in the Summary Compensation Table reflect payout from the long-term performance awards for the 2023 – 2025 performance period as discussed below.

2023 – 2025 Long-term Performance Payout

The table below summarizes goals and actual achievement for the 2023-2025 long-term performance awards for Mr. Grzebinski and Mr. Kumar:

Performance Factor

PERFORMANCE METRIC	THRESHOLD	TARGET	MAXIMUM	ACTUAL	PAYOUT	WEIGHTED PAYOUT
Adjusted EBITDA (50%)	$1,557,590	$1,946,987	$2,531,083	$2,046,665	117.1%	58.6%
Return on Total Capital (50%)	7.6%	9.5%	12.4%	10.4%	128.6%	64.3%
Weighted Average Achievement(1)						122.9%

(1)
For Mr. O’Neil, President and Chief Operating Officer of the Company, performance was based upon a blend of the performance of Corporate for 2024 and 2025 and the KMT business only for 2023 reflecting his change in role in 2024.

Payout Calculation

EXECUTIVE	2023 TARGET AWARD VALUE	X	WEIGHTED PAYOUT FACTOR	=	ACTUAL PAYOUT
David W. Grzebinski	$1,580,000		122.9%		$1,941,820
Raj Kumar	$360,000		122.9%		$442,440
Christian G. O’Neil	$640,000		125.1%		$800,640

The earned amounts for Mr. Grzebinski, Mr. Kumar and Mr. O’Neil are included in the Non-Equity Incentive Plan column of the Summary Compensation Table.

Retirement Plans

Prior to 2022, the Company maintained two primary retirement plans in which the named executive officers were eligible to participate on the same basis as broad categories of employees — a Profit Sharing Plan and a 401(k) Plan. In January 2022, the Profit Sharing Plan funds and administration were transferred into the 401(k) Plan, but maintained as a separate source, and future contributions for the Profit Sharing Plan will be contributed by the Company to the 401(k) Plan on the same basis. All employees of the Company are eligible to participate in the 401(k) Plan, under which the Company matches employee contributions in an amount up to 3% of an employee’s base salary.

Mr. O’Neil and Ms. Husted are participants in one of the Company’s pension plans pursuant to the Company’s acquisition of Hollywood Marine in 1999. Effective December 31, 1999, the plan ceased to accrue additional benefits for former shore-side

KIRBY | 2026 PROXY STATEMENT	41

employees of Hollywood Marine. As of December 31, 2025, the present value of accumulated benefits was $11,025 for Mr. O’Neil and $25,194 for Ms. Husted. No other named executive officers were eligible to participate in the Company’s pension plans.

The Company maintains an unfunded, nonqualified Deferred Compensation Plan for Key Employees, which is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The plan is designed to restore benefits for employees being compensated in excess of certain limits (base salary of $350,000 per annum for 2025). In 2025, the Committee approved contributions for each participant at the maximum amounts allowed by the Plan.

Perquisites and Personal Benefits

The only perquisites or other personal benefits that the Company provides to the named executive officers are an automobile allowance that is given to approximately 222 executive and management employees. Club memberships that are used for both business and personal purposes are provided to the CEO and divisional presidents and officers in sales where required for business. Perquisites could also include air travel that is considered personal income under Internal Revenue Service regulations for family members to attend business related and customer events. There was no air travel that qualified as personal use in 2025. The Committee believes the personal benefits are reasonable in amount and help the Company attract and retain key employees.

Change of Control Agreements

The Company does not have any employment agreements with any of our NEOs. The Company has entered into change of control agreements with all of our NEOs. These agreements are aligned with competitive practice and are intended to ensure management stability in the context of any potential transaction. The terms of the change of control agreements for each such named executive officer were substantially similar except with regard to:

•
The multiplier to be used in calculating the portion of the cash payment associated with annualized base salary, which is 2.99 in the case of Mr. Grzebinski and 2.0 for Messrs. Kumar, O’Neil and Miller and Ms. Husted, and
•
The non-solicitation and noncompetition covenant periods, which is 36 months for Mr. Grzebinski and 24 months for Messrs. Kumar, O’Neil and Miller and Ms. Husted.

In the event of qualifying termination of employment in a change of control period which begins on the date the Company enters into a definitive written agreement that would result in a change of control if the transactions contemplated therein were consummated and ends on the second anniversary of the change of control, the severance payments to the covered executive officer would be the sum of the annualized base salary times the applicable multiplier, twice the applicable target annual bonus, prorated Profit Sharing based on the prior year, and 24 months of COBRA premiums for the Company’s medical, dental, vision, and prescription drug plans.

Further, in the event of a qualifying termination, each covered executive officer will become fully vested in any outstanding equity award, the amount or vesting of which is to be determined based on the achievement of performance criteria, with the performance criteria deemed achieved at the greater of (a) target levels for the relevant performance period(s) or (b) actual performance as of the date immediately preceding the executive’s termination date.

A qualifying termination is a termination by the Company other for cause, death or disability or by the employee with “Good Reason.” “Good Reason” is defined in the change of control agreements as any one or more of the following without the individual’s written consent: (i) a material reduction in base annual salary; (ii) a material adverse change in authority, duties or responsibilities; (iii) a material breach by the Company of any material provision of the change of control agreement; or (iv) relocation of the primary work place by more than 30 miles, and the new location is farther from his or her primary residence.

Such payment and accelerated vesting are conditioned upon execution of a release and waiver of claims against the Company along with traditional confidentiality, non-solicitation, noncompetition and non-disparagement restrictive covenants. The vesting of each equity award outstanding as of the covered executive officer’s termination date that is not a performance-based equity award will be determined by the terms of the applicable equity incentive plan and award agreement.¹

Separate from the change of control agreements, the named executive officers are generally entitled to accelerated vesting of outstanding stock options, restricted stock, and RSUs upon a qualifying termination of employment ("double trigger") following a change in control of the Company, and a right to receive a proportionate part of outstanding long-term performance awards upon a change in control of the Company.

1.
The foregoing summary of the terms of the change of control agreements is qualified by reference to the copies of the agreements filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to the Company’s Current Report on Form 8-K filed May 20, 2022, as Exhibits 10.4, 10.5, and 10.6 to the Company’s Quarterly Report on Form 10-Q filed May 8, 2023, and Exhibits 10.15, 10.19, and 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

42	KIRBY | 2026 PROXY STATEMENT

Compensation Oversight and Process

Role of the Compensation Committee

The Compensation Committee (the “Committee”) of the Board’s principal functions include conducting periodic reviews of the Company’s compensation and benefits programs to ensure that they are properly designed to meet corporate objectives and are aligned with our compensation philosophy, approving compensation opportunity and performance objectives for our CEO and other NEOs, overseeing of the administration of the long-term performance award incentive and equity-based plans, and developing the compensation program for the Directors.

The Committee is composed of four members, all of whom are “independent directors,” “Non-Employee Directors” and “outside directors” as those terms are defined in applicable SEC and NYSE standards and federal securities and tax regulations.

The Committee does not delegate any of its authority to determine executive compensation. The Committee considers recommendations from the CEO in making its compensation decisions for executive officers other than the CEO. The Committee takes those recommendations into account when setting compensation for other executive officers since the CEO is in the best position to evaluate the contributions of the other executive officers to the success of the Company. The Board undertakes an independent evaluation of the individual performance of the CEO before the Committee sets his compensation.

In determining the compensation of the NEOs, the Committee considered all elements of total compensation, including salary, annual incentive compensation, long-term incentive compensation, and projected payouts under the Company’s retirement plans, as applicable. The Committee has discretion to adjust formula-driven factors or provide additional incentive compensation based on executive retention considerations, or in recognition of specific achievements in extraordinary circumstances. The final decisions of the Committee are to some extent subjective and do not result from a formulaic application of any of those factors.

Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed with other governance documents at our website, www.kirbycorp.com, by clicking “Investor Relations,” and then “Governance.”

Role of Compensation Consultant

For 2025, the Committee engaged Meridian to provide information for the Committee to consider in making compensation decisions. Meridian was engaged directly by the Committee to:

•
review the peer group of comparable companies used for comparisons of Company performance and executive compensation;
•
perform a marketplace analysis of direct compensation for senior executive officers compared to the peer group of companies and published compensation surveys;
•
perform a marketplace analysis on Director compensation;
•
update the Committee on current trends in executive compensation; and
•
consult with the Committee concerning risks of the Company’s compensation policies and practices.

At the Committee’s request, Meridian addressed the six independence factors for compensation committee advisors that are identified in SEC regulations. Based on its evaluation, the Committee concluded that there were no independence or conflicts of interest concerns related to Meridian’s engagement with the Committee. Meridian performed no services during 2025 for the Company or any of its affiliates other than for the Committee.

Other Compensation Matters

Compensation Related Risk

With the assistance of Meridian, the Committee undertook a review of the Company’s compensation policies and practices and concluded that the Company’s compensation programs do not encourage excessive risk taking and do not present risks that are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the CEO and certain other highly compensated executive officers. Prior to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), certain performance-based compensation was exempt from the deduction limit. The Tax Act eliminated the exemption for performance-based compensation effective for tax years beginning after December 31, 2017. While the Committee takes tax deductibility into account, the Committee retains discretion to award compensation that it believes to be consistent with our executive compensation program, even if not tax deductible.

KIRBY | 2026 PROXY STATEMENT	43

Clawback Policy

The Company has a clawback policy that is in compliance with SEC rules and related NYSE listing standards with regard to erroneously awarded compensation. Under the policy, if a financial statement error results in excess compensation during the three most recently completed fiscal years, any such excess compensation that has not yet been paid shall be forfeited and any that has been paid shall be subject to repayment to the Company. The Company will attempt to recover such excess compensation by requiring cash reimbursement of compensation paid, offsetting excess compensation against any other compensation owed, forfeiture of any awards, or any other actions permitted by applicable law.

Timing of Compensation Decisions

The Committee generally makes executive compensation decisions in January of each year. RSUs approved to be granted at the regular January meeting of the Committee, which takes place several days before the Company’s public release of earnings information for the previous year, are granted on a specified date shortly after the earnings release, in which case the later date is considered the date of grant. RSUs are based upon a specific compensation target for each grantee and are determined by dividing the compensation target by the fair market value of one share of the Company’s stock on the date of grant. Base salary increases are reviewed by the Committee in its January meeting, approved in its April meeting of each year, and generally become effective July 1st of that year.

Stock Ownership Guidelines

The Board has established stock ownership guidelines for executive officers of the Company and its subsidiaries. Executive officers must be in compliance within five years after becoming an executive officer or within two-years form the date of promotion from one executive level to another. In the case of a base salary change, a separate one-year time frame is given to reach the incremental minimum levels. Executive officers are expected to accumulate the required number of shares ratably over the applicable period. Required ownership levels are listed below by level:

Executive Level	OWNERSHIP REQUIREMENT
Executive Chairman of the Board, President or CEO of Kirby	5 times base salary
Business Unit Presidents and EVPs of Kirby, Chief Operating Officers, Chief Commercial Officers of Business Units	3 times base salary
Senior Vice Presidents and VPs of Kirby, Chief Human Resources Officers of Kirby	2 times base salary

As of December 31, 2025, all named executive officers then serving were in compliance with the stock ownership guidelines.

Hedging Prohibition

The Company has adopted a policy prohibiting hedging the economic risk of ownership of Company stock. The policy, which applies to all transactions that establish protection against a decline in the market price of Company stock, provides that Company directors and employees, including NEOs, may not (a) engage in short sales of Company stock, (b) pledge Company stock as collateral for a loan or hold Company stock in a margin account or (c) engage in transactions involving other financial instruments that are designed to, or have the effect of, hedging or protecting against any decline in the market value of any Company stock held, directly or indirectly, by such person. Hedging transactions include, but are not limited to, prepaid variable forward contracts, equity swaps, exchange funds, short sales and puts, calls, collars or similar options to buy or sell Company stock, but do not include the exercise of stock options granted by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. Alario, Davis, Waterman and Williams. None of such persons is or has been an officer or employee of the Company or any of its subsidiaries. In 2025, no executive officer of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board or Compensation Committee of the Company.

44	KIRBY | 2026 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Barry E. Davis, Chairman

Richard J. Alario

William M. Waterman

Shawn D. Williams

KIRBY | 2026 PROXY STATEMENT	45

COMPENSATION TABLES

Summary Compensation Table

NAME		SALARY	RSU AWARDS(1)	OPTION AWARDS(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION(2)	ALL OTHER COMPENSATION(3)	TOTAL COMPENSATION
David W. Grzebinski	2025	$1,091,754	$2,250,127	$—	$3,349,255	$43,998	$6,735,134
Chief Executive Officer	2024	1,054,935	2,075,154	—	3,859,499	119,981	7,109,569
	2023	1,034,250	2,370,192	—	3,861,131	534,079	7,799,652
Raj Kumar	2025	587,442	649,988	—	903,405	22,425	2,163,260
Executive Vice President	2024	567,630	550,303	—	1,028,385	57,040	2,203,358
and Chief Financial Officer	2023	543,250	540,254	—	655,594	55,022	1,794,120
Christian G. O’Neil	2025	684,849	1,250,313	—	1,568,356	39,040	3,542,558
President and Chief	2024	660,516	1,049,932	—	1,808,564	80,326	3,599,338
Operating Officer	2023	615,573	960,050	—	1,429,598	203,005	3,208,226
Amy D. Husted	2025	496,267	499,907	—	389,421	25,021	1,410,616
Executive Vice President,	2024	479,531	900,367	—	496,794	52,103	1,928,795
General Counsel, and Secretary	2023	458,934	800,282	—	553,842	51,938	1,864,996
Scott P. Miller	2025	466,116	374,930	—	365,762	11,731	1,218,539
Vice President and Chief	2024	434,626	600,140	—	450,273	35,464	1,520,503
Information Officer	2023	391,387	600,122	—	472,326	31,927	1,495,762

(1)
The amounts included in the “RSU Awards” and “Option Awards” columns represent the grant date fair value related to RSUs and stock option grants to the named executive officers, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 8, Stock Award Plans, in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025. The actual number of RSUs granted in 2025 is shown in the “Grants of Plan Based Awards During 2025” table.
(2)
Amounts include payments under the Company’s AIP and payments pursuant to long-term performance awards. Both the AIP and the long-term performance awards are described in more detail in the “Compensation Discussion and Analysis” on pages 32-49.
(3)
Amounts for 2025 include 401(k) Plan match and group life insurance for Messrs. Grzebinski, Kumar, O’Neil and Miller and Ms. Husted; an automobile allowance for Messrs. Grzebinski, Kumar and O’Neil and Ms. Husted; a wellness credit for Messrs. Grzebinski, Kumar and Miller and Ms. Husted; as well as club memberships for Messrs. Grzebinski and O’Neil. The change in value of accumulated benefits under one of the Company’s pension plans was $987 for Mr. O’Neil and $2,123 for Ms. Husted for 2025. The Company’s contributions for 2025 under the Profit Sharing Plan and Deferred Compensation Plan for Key Employees, and any discretionary contributions under the 401(k) Plan, which would otherwise be included in this column, have not been determined as of the date of this Proxy Statement. Amounts for 2024 include 401(k) Plan match and group life insurance for Messrs. Grzebinski, Kumar, O’Neil and Miller and Ms. Husted; an automobile allowance for Messrs. Grzebinski, Kumar and O’Neil and Ms. Husted; a cash service award for Ms. Husted; as well as club memberships for Messrs. Grzebinski and O’Neil. The change in value of accumulated benefits under one of the Company’s pension plans for Mr. O’Neil and Ms. Husted that would otherwise be included in this column was negative for 2024. For 2024, the Company’s contributions under the Profit Sharing Plan were $17,250 each to Messrs. Grzebinski, Kumar, O’Neil and Miller and Ms. Husted. For 2024, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $56,795 to Mr. Grzebinski, $17,810 to Mr. Kumar, $25,241 to Mr. O’Neil, $10,762 to Ms. Husted, and $7,170 to Mr. Miller. For 2024, discretionary contributions under the 401(k) Plan were $3,977 to Mr. Grzebinski and $417 to Ms. Husted. Amounts for 2023 include cash retention awards for Messrs. Grzebinski and O’Neil of $416,667 and $125,000, respectively, pursuant to their incentive and retention award agreements as discussed on page 35 of the 2024 Proxy Statement; an automobile allowance for Messrs. Grzebinski, Kumar and O’Neil and Ms. Husted; 401(k) plan match and group life insurance for Messrs. Grzebinski, Kumar, O’Neil and Miller and Ms. Husted; as well as club memberships for Messrs. Grzebinski and O’Neil. The change in value of accumulated benefits under one of the Company’s pension plans was $1,397 for Mr. O’Neil and $2,910 for Ms. Husted for 2023. For 2023, the Company’s contributions under the Profit Sharing Plan were $16,500 each to Messrs. Grzebinski, Kumar, O’Neil and Miller and Ms. Husted. For 2023, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $56,341 to Mr. Grzebinski, $17,060 to Mr. Kumar, $22,846 to Mr. O’Neil, $10,315 to Ms. Husted, and $4,911 to Mr. Miller. For 2023, discretionary contributions under the 401(k) Plan were $4,102 to Mr. Grzebinski.

46	KIRBY | 2026 PROXY STATEMENT

Grants of Plan Based Awards During 2025

		ESTIMATED FUTURE PAYMENTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			STOCK AWARDS

NAME	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	NUMBER OF RSU AWARDS(2)	FAIR VALUE OF RSU AWARDS(3)
David W. Grzebinski	01/27/25	$450,000	$2,250,000	$4,500,000
	01/31/25				20,615	$2,250,127
Raj Kumar	01/27/25	130,000	650,000	1,300,000
	01/31/25				5,955	649,988
Christian G. O’Neil	01/27/25	250,000	1,250,000	2,500,000
	01/31/25				11,455	1,250,313
Amy D. Husted	01/27/25	100,000	500,000	1,000,000
	01/31/25				4,580	499,907
Scott P. Miller	01/27/25	75,000	375,000	750,000
	01/31/25				3,435	374,930

(1)
Amounts shown represent long-term performance awards made to the named executive officers in 2025 for the 2025-2027 performance period under the Company’s long-term incentive compensation program. The performance awards are based on a three-year performance period beginning January 1, 2025. The percentage of the target award paid at the end of the performance period will be based on the achievement by the Company on a cumulative basis for the three-year performance period of the objective levels of EBITDA and return on total capital established under the Company’s AIP. The threshold amount is payable if 70% of the performance target is achieved and the maximum amount is payable if 130% or more of the performance target is achieved; if less than 70% is achieved, there is no payment. For 2025, the first year of the performance period, the Company and its business groups achieved approximately 99.5% of the target payout based on the target performance measures (depending on the weighting for the different participants), but the actual payout to the participating executive officers cannot be determined until the remaining two years of the performance period are completed.
(2)
Represents the number of RSUs awarded in 2025 under the Company’s 2005 Stock and Incentive Plan. Each RSU represents a contingent right to receive cash or one share of common stock of the Company. The RSUs awarded on January 31, 2025, vest 20% on February 3rd of each year following the original grant date.
(3)
The grant date fair values are calculated based in accordance with FASB ASC Topic 718. For RSUs awarded, each unit is valued at the closing stock price of the Company’s common stock on the date of grant, resulting in a fair value of $109.15 per share on January 31, 2025.

Outstanding Equity Awards at December 31, 2025

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(1)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF RSUs THAT HAVE NOT VESTED(2)	MARKET VALUE OF RSUs THAT HAVE NOT VESTED(3)
David W. Grzebinski	01/31/20	34,152	—	$73.29	01/31/27	—	$—
	01/29/21	—	—	—	—	8,150	897,967
	01/28/22	—	—	—	—	13,640	1,502,855
	02/01/23	—	—	—	—	19,716	2,172,309
	02/02/24	—	—	—	—	19,820	2,183,768
	01/31/25	—	—	—	—	20,615	2,271,361
Raj Kumar	01/28/22	—	—	—	—	2,910	320,624
	02/01/23	—	—	—	—	4,494	495,149
	02/02/24	—	—	—	—	5,256	579,106
	01/31/25	—	—	—	—	5,955	656,122
Christian G. O’Neil	01/29/21	—	—	—	—	2,660	293,079
	01/28/22	—	—	—	—	5,456	601,142
	02/01/23	—	—	—	—	7,986	879,897
	02/02/24	—	—	—	—	10,028	1,104,885
	01/31/25	—	—	—	—	11,455	1,262,112
Amy D. Husted	01/31/20	8,667	—	73.29	01/31/27	—	—
	01/29/21	—	—	—	—	2,758	303,876
	01/28/22	—	—	—	—	4,546	500,878
	02/01/23	—	—	—	—	6,657	733,468
	02/02/24	—	—	—	—	7,644	842,216
	08/05/24	—	—	—	—	744	81,974
	01/31/25	—	—	—	—	4,580	504,624
Scott P. Miller	01/29/21	—	—	—	—	2,010	221,462
	01/28/22	—	—	—	—	3,182	350,593
	02/01/23	—	—	—	—	4,992	550,019
	02/02/24	—	—	—	—	5,732	631,552
	01/31/25	—	—	—	—	3,435	378,468

(1)
Stock options become exercisable one-third after one year, two-thirds after two years and are fully exercisable after three years from the original grant dates.
(2)
RSUs vest 20% on February 3rd of each year following the original grant dates, except for: RSUs awarded on January 29, 2021 to Messrs. Grzebinski, O’Neil and Miller and Ms. Husted which vest 20% on January 24th of each year following the original grant date; and RSUs awarded to Ms. Husted on August 5, 2024 which vest 20% on August 5th each year following the original grant date.
(3)
The market value of the RSUs that had not vested as of December 31, 2025 is calculated using the closing price of the Company’s common stock on December 31, 2025, which was $110.18 per share.

KIRBY | 2026 PROXY STATEMENT	47

Option Exercises and Restricted Stock Units Vested During 2025

	OPTION AWARDS		RSU AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING(1)
David W. Grzebinski	29,451	$985,978	30,260	$3,265,287
Raj Kumar	—	—	4,267	457,166
Christian G. O’Neil	11,145	427,907	11,785	1,270,227
Amy D. Husted	10,413	348,750	10,780	1,162,215
Scott P. Miller	—	—	7,742	835,433

(1)
Based on the closing price of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation During 2025

NAME	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(1)	AGGREGATE EARNINGS IN LAST FISCAL YEAR(2)	AGGREGATE BALANCE AT LAST FISCAL YEAR END
David W. Grzebinski	$—	$279,847	$1,415,581
Raj Kumar	—	5,945	60,476
Christian G. O’Neil	—	39,771	272,631
Amy D. Husted	—	10,417	92,872
Scott P. Miller	—	4,067	30,964

(1)
The Company has an unfunded, nonqualified Deferred Compensation Plan for Key Employees which was adopted effective January 1, 1992. The Plan is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The benefits under the Deferred Compensation Plan are designed to restore benefits for employees with base salary in excess of a certain level (base salary of $350,000 per annum for 2025). Contributions for 2025, which would otherwise be included in this column, have not been determined as of the date of this Proxy Statement. For 2024, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $56,795 to Mr. Grzebinski, $17,810 to Mr. Kumar, $25,241 to Mr. O’Neil, $10,762 to Ms. Husted, and $7,170 to Mr. Miller.
(2)
After the Company’s Profit Sharing Plan and administration were transferred into the Company’s 401(k) Plan in January 2022, the Deferred Compensation Plan for Key Employees was amended on April 1, 2022, to allow earnings (or losses) on deferred compensation for eligible employees under the Deferred Compensation Plan for Key Employees to be determined based on the eligible employees’ investment units or shares of the investment options made available by the administrator in the proportions selected by the employee in accordance with procedures established by the administrator.

48	KIRBY | 2026 PROXY STATEMENT

Equity Compensation Plan Information as of December 31, 2025

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN FIRST COLUMN)
Equity compensation plans approved by stockholders	61,458	$73.32	1,781,000
Equity compensation plans not approved by stockholders(1)	8,480	$79.67	339,352
Total	69,938	$74.09	2,120,352

(1)
The only plan included in the table that was adopted without stockholder approval was the 2000 Nonemployee Director Stock Plan, the material features of which are summarized under “BOARD OF DIRECTORS — Director Compensation” and Proposal 5. Subsequent increases in the number of shares that may be issued under that plan were approved by the stockholders in 2008, 2012, and 2021.

Potential Payments Upon Termination or Change in Control

The Company’s 2005 Stock and Incentive Plan provides for accelerated vesting of stock options, restricted stock and RSUs upon a change in control of the Company and a qualifying termination of employment in connection with or within 18 months after the change in control. A qualifying termination is a termination by the Company without “Cause” or a termination by the employee with “Good reason.” “Good reason” is defined in the 2005 Stock and Incentive Plan as either (i) a material adverse change in duties and responsibilities; (ii) a material reduction in base salary or bonus opportunity; or (iii) relocation of the primary workplace by more than 35 miles, each as compared to that in effect immediately prior to the change in control. If a change in control and qualifying termination of employment were to have occurred on December 31, 2025, all of the named executive officers’ outstanding options to acquire Company common stock would have become immediately exercisable and all of the RSUs granted to the named executive officers would have also immediately vested. None of the named executive officers held unexercisable options to purchase shares of common stock that were in-the-money as of December 31, 2025. See Proposal 4 for more information about the plan and provisions relating to change in control.

The Company entered into the previously described change of control agreements with Messrs. Grzebinski, Kumar, O’Neil and Miller and Ms. Husted which provide for a payment in the event of qualifying termination of employment in a change of control period which begins on the date the Company enters into a definitive written agreement that would result in a change of control if the transactions contemplated therein were consummated and ends on the second anniversary of the change of control, which is equal to the sum of the annualized base salary times the applicable multiplier, twice the applicable target annual bonus, prorated Profit Sharing based on the prior year, and 24 months of COBRA premiums for the Company’s medical, dental, vision, and prescription drug plans. Further, the covered executive officer will become fully vested in any outstanding equity award the amount or vesting of which is to be determined based on the achievement of performance criteria, with the performance criteria deemed achieved at the greater of (a) target levels for the relevant performance period(s) or (b) actual performance as of the date immediately preceding the executive’s termination date. A qualifying termination is a termination by the Company other for cause, death or disability or by the employee with “Good Reason.” “Good Reason” is defined in the change of control agreements as any one or more of the following without the individual’s written consent: (i) a material reduction in base annual salary; (ii) a material adverse change in authority, duties or responsibilities; (iii) a material breach by the Company of any material provision of the change of control agreement; or (iv) relocation of the primary work place by more than 30 miles, and the new location is farther from his or her primary residence. In 2023, the Compensation Committee amended the Change in Control Agreements with Messrs. Grzebinski, Kumar and O’Neil to clarify that they will also become fully vested in any long-term performance award, the amount of which is to be determined based on the achievement of performance criteria, with the performance criteria deemed achieved at the greater of (a) target levels for the relevant performance period(s) or (b) actual performance as of the date immediately preceding the executive’s termination date, which is consistent with the Company’s prior treatment and presentation of such potential payments. Similar amendments were made to the change of control agreements for Ms. Husted and Mr. Miller in 2025. Such payment and accelerated vesting are conditioned upon execution of a release and waiver of claims against the Company along with traditional confidentiality, non-solicitation, noncompetition and non-disparagement restrictive covenants.

The Company is not aware of any arrangements that would result in a change in control of the Company at a subsequent date. No named executive officer has or had an arrangement that would have triggered a payment based upon termination not associated with a change of control. The value of the RSUs in the table below for each officer is based on the Company’s closing market price of $110.18 per share on December 31, 2025.

KIRBY | 2026 PROXY STATEMENT	49

The following table shows potential payments to the below named executive officers in the event of termination of employment under their existing change of control agreements if a change in control had occurred on December 31, 2025:

	LUMP SUM CASH PAYMENT
NAME	ANNUALIZED BASE SALARY TIMES APPLICABLE MULTIPLIER(1)	TWICE APPLICABLE TARGET ANNUAL BONUS(2)	PRORATED PROFIT SHARING PLAN CONTRIBUTION BASED ON PRIOR YEAR(3)	PRORATED DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES CONTRIBUTION BASED ON PRIOR YEAR(4)	24 MONTHS COBRA PREMIUMS FOR MEDICAL, DENTAL AND VISION PLANS	RSU VESTING(5)	LONG-TERM PERFORMANCE AWARDS(6)	TOTAL
David W. Grzebinski	$3,312,588	$2,548,145	$17,250	$56,795	$52,130	$9,028,259	$4,469,375	$19,484,542
Raj Kumar	1,192,246	834,572	17,250	17,810	52,212	2,051,001	1,238,000	5,403,091
Christian G. O’Neil	1,389,940	1,389,940	17,250	25,241	52,212	4,141,115	2,372,500	9,388,198
Amy D. Husted	1,007,202	705,041	17,250	10,762	52,212	2,967,037	497,500	5,257,004
Scott P. Miller	946,010	662,207	17,250	4,121	52,212	2,132,093	373,125	4,187,018

(1)
Base salary at December 31, 2025 times 2.99 for Mr. Grzebinski and times 2.0 for Messrs. Kumar, O’Neil and Miller and Ms. Husted.
(2)
Applicable target annual bonus of 115% for Mr. Grzebinski, 100% for Mr. O’Neil and 70% for Messrs. Kumar and Miller and Ms. Husted, each times 2.0.
(3)
Reflects contributions for 2024 under the Profit Sharing Plan.
(4)
Reflects contributions for 2024 under the Deferred Compensation Plan for Key Employees.
(5)
Reflects the aggregate value of unvested RSUs (based on the closing stock price of $110.18 at December 31, 2025) that would have been converted to shares and have become fully vested: 81,941 RSUs for Mr. Grzebinski; 18,615 RSUs for Mr. Kumar; 37,585 RSUs for Mr. O’Neil; 26,929 RSUs for Ms. Husted; and 19,351 RSUs for Mr. Miller.
(6)
Reflects calculated payments for previously granted long-term performance awards that would be accelerated under the executive’s change of control agreement, based on the performance criteria deemed achieved at the greater of (a) target levels for the relevant performance period(s) or (b) actual performance as of the date immediately preceding December 31, 2025.

50	KIRBY | 2026 PROXY STATEMENT

VOTING ITEM 4:

EMPLOYEE STOCK PLAN

AMENDMENT OF THE 2005 STOCK AND INCENTIVE PLAN (PROPOSAL 4)

On January 27, 2026, the Board approved amendments to the Company’s 2005 Stock and Incentive Plan (as previously amended and restated, the “2005 Plan”) to:

•
Extend the term of the 2005 Plan from April 27, 2027 to April 27, 2036;
•
Increase the maximum amount of cash that may be payable pursuant to performance awards granted to a participant in a single calendar year from $5,000,000 to $10,000,000;
•
Provide for forfeiture or recovery of awards granted on or after January 27, 2026 if a) a participant is terminated for cause; or b) in the period up to a year after termination, the Company discovers facts that would have constituted cause for termination or the participant violates a restrictive covenant or obligations of noncompetition, nonsolicitation, confidentiality, or nondisparagement; and
•
Make certain other clarifying and administrative changes.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the proposed amendments to the 2005 Plan.

If the proposed amendments to the 2005 Plan are not approved by the Company’s stockholders, the 2005 Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments that require stockholder approval.

Discussion of the Proposed Amendments

The 2005 Plan was originally approved by the stockholders of the Company on April 26, 2005. The increase in the number of shares that may be issued under the 2005 Plan to the current 6,400,000 shares was approved by the stockholders of the Company on April 27, 2021. In the period from December 31, 2020 through December 31, 2025, the assets of the Company have grown from $5.92 billion to $6.01 billion (a 1% increase), the revenues of the Company have grown from $2.17 billion to $3.36 billion (a 55% increase), and cash provided by operating activities has grown from $445 million to $670 million (a 51% increase).

The Company’s long-term performance has been due in a large part to a highly qualified and loyal employee base. The Company’s future growth and performance will also depend to a significant extent on its ability to attract, retain and reward employees who contribute to the Company’s success. The Company believes that equity awards are an important component of its compensation program that are needed in order for the Company to be able to continue to attract and retain employees with the skills and experience required for the Company to continue to grow and build on its past success.

Employees of the Company and its subsidiaries are eligible to receive awards under the 2005 Plan. The amounts of future awards that may be made to officers, including its named executive officers, of the Company under the 2005 Plan are not determinable at this time, since any such awards are made in the discretion of the Compensation Committee. Nonemployee directors are not eligible for awards under the 2005 Plan.

As of March 2, 2026, 1,654,184 shares of common stock were available for future awards under the 2005 Plan. The total number of shares subject to awards made under the 2005 Plan was 167,290 in 2024, 131,240 in 2025 and 130,825 in 2026 to date. The Company’s burn rate under all of its stock plans, defined as the number of shares subject to grants made in a given year as a percentage of the weighted average shares outstanding during the year, was 0.98% for 2025, 1.10% for 2024 and 1.38% for 2023. The Company’s equity overhang, defined as (a) the sum of (i) the number of shares subject to outstanding unexercised options (ii) the number of unvested RSUs outstanding, and (iii) the number of shares remaining available for awards under the Company’s equity compensation plans (together “potential equity awards”) as a percentage of (b) outstanding shares plus potential equity awards, was 4.70% at the end of 2025, 4.82% at the end of 2024 and 5.26% at the end of 2023. As of March 2, 2026, the Company has 425,161 shares of outstanding unvested RSUs and 9,324 outstanding stock options under the 2005 Plan. The outstanding stock options have a weighted average exercise price of $73.29 per share and a weighted average remaining

KIRBY | 2026 PROXY STATEMENT	51

contractual life of 0.9 years. Based upon this burn rate, the Board of Directors believes that amending the term of the 2005 Plan to extend to April 27, 2036 is reasonable and appropriate.

Future awards are not determinable at this time. The following table shows the number of shares of common stock subject to options and RSU grants that were awarded to the named executive officers and the identified groups under the 2005 Plan in 2025 and the amount of the cash performance awards earned by such executive officers and groups in 2025 or for performance periods ending in 2025.

NAME	RSUs	Amount of Performance Awards
David W. Grzebinski, Chief Executive Officer	20,615	$3,349,255
Raj Kumar, Executive Vice President and Chief Financial Officer	5,955	903,405
Christian G. O'Neil, President and Chief Operating Officer	11,455	1,568,356
Amy D. Husted, Executive Vice President, General Counsel and Secretary	4,580	389,421
Scott P. Miller, Vice President and Chief Information Officer	3,435	365,762
All current executive officers as a group	54,605	7,212,148
All current non-employee directors as a group	—	—
All nominees for election as a director	—	—
All employees (other than executive officers) as a group	76,635	28,597,449

The highest payment made to date to any participant in one year under the 2005 Plan was a payment of $3,861,131 to Mr. Grzebinski based on the Company’s performance during 2023 and for the period 2021 through 2023.

The amendment increases from $5,000,000 to $10,000,000 the maximum amount of cash that may be payable pursuant to Performance Awards in any calendar year. The Board of Directors believes this change is appropriate as it provides flexibility in designing compensation packages with cash elements that are at risk. No Stock Options, Restricted Stock, Restricted Stock Units or share-based Performance Awards granted on or after April 27, 2021, may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the relevant award (subject to limited exceptions). This is a limitation on the ability of the Committee to exercise its discretion to accelerate such Awards.

Awards granted on or after April 27, 2021 under the 2005 Plan are subject to the Company’s clawback policy. The amendment further provides that Awards are subject to forfeiture or recovery if 1) a participant is terminated for cause or 2) in the period up to a year after termination of employment, the Company discovers facts that would have constituted cause for termination or the participant violates a restrictive covenant or obligation such as noncompetition, nonsolicitation, confidentiality or nondisparagement. The Board of Directors believes these changes are appropriate in that they provide further opportunity to recover Awards from participants who have breached their obligations to the Company. Finally, the amendment makes certain other clarifying and administrative changes.

Summary of the 2005 Plan

The material features of the 2005 Plan (as proposed to be amended and restated) are discussed below. The discussion is subject to, and is qualified in its entirety by, the full text of the 2005 Plan (as proposed to be amended and restated), which is attached as Exhibit A to this Proxy Statement.

General

Purpose

The purpose of the 2005 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of options to purchase shares of common stock, shares of restricted stock, restricted stock units and performance awards.

Eligibility

Employees of the Company are eligible to participate in the 2005 Plan. At December 31, 2025, the Company had approximately 5,200 employees, and the Compensation Committee determines recipients of awards under the 2005 Plan.

Types of Awards

The 2005 Plan authorizes the granting of incentive stock options (“Incentive Options”) and nonincentive stock options (“Nonincentive Options”) to purchase common stock of the Company to employees of the Company. Incentive Options are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code. Nonincentive Options do not qualify for such treatment. Unless the context otherwise requires, the term “Options” includes both Incentive Options and Nonincentive Options.

52	KIRBY | 2026 PROXY STATEMENT

The 2005 Plan also authorizes awards of restricted stock (“Restricted Stock”). The vesting and number of shares of a Restricted Stock award may be conditioned upon one or a combination of:

•
the completion of a specified period of service with the Company;
•
the attainment of goals related to the performance of the Company or a subsidiary, division, department or unit of the Company;
•
the performance of the Company’s common stock; or
•
the performance of the recipient of the Restricted Stock award.

The Compensation Committee of the Board determines whether a recipient of Restricted Stock will have the right to vote or receive dividends before the Restricted Stock has vested.

The 2005 Plan also authorizes awards of RSUs representing a promise by the Company to deliver shares (or cash equal to the value of the shares) to a participant in the future, subject to satisfaction of applicable vesting conditions. The vesting and number of shares of an RSU award may be conditioned upon one or a combination of:

•
the completion of a specified period of service with the Company;
•
the attainment of goals related to the performance of the Company or a subsidiary, division, department or unit of the Company;
•
the performance of the Company’s common stock; or
•
the performance of the recipient of the RSU.

Dividends on shares underlying unvested RSUs held by a participant shall not be paid to the participant, but the value thereof shall be credited by the Company for the benefit of the participant until such time such RSUs are vested. Interest shall not be paid on any such credits for dividends made by the Company for the benefit of a participant. Recipients of an RSU award shall not have any voting rights.

The 2005 Plan also authorizes awards intended to be “performance-based compensation” which are payable in stock, cash or a combination of stock and cash (“Performance Awards”). The amount of any Performance Awards granted will be determined upon the achievement of performance objectives. The Compensation Committee establishes the performance objectives, the length of the performance period and the form and time of payment of the award.

Individual Award Limits

The maximum number of shares with respect to which Incentive Options may be granted to a participant during a calendar year is 500,000. The maximum number of shares with respect to which Options may be granted to a participant during a calendar year is 500,000. The maximum number of Shares that may be covered by Performance Awards granted to a participant in any single calendar year shall be 400,000. The maximum amount of cash that may be payable pursuant to Performance Awards granted to a participant in any single calendar year will be increased from $5,000,000 to $10,000,000 pursuant to the proposed amendment.

One-Year Minimum Vesting

Notwithstanding anything in the 2005 Plan to the contrary, no Options, Restricted Stock, Restricted Stock Units or share-based Performance Awards granted on or after April 27, 2021, may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the relevant award, and the Committee may not exercise its discretion under the 2005 Plan to accelerate vesting of such award such that it would vest prior to the one-year anniversary of the date of grant except in connection with the death or Disability of a participant or a Change in Control.

Administration

The 2005 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2005 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2005 Plan. If there is no Compensation Committee, the Board will administer the 2005 Plan.

Shares of Common Stock Subject to the 2005 Plan

The total number of shares of common stock (subject to adjustment as discussed below) that may be issued under the 2005 Plan is 6,400,000. Assuming there are no other changes in availability of shares of common stock prior to approval of the amendment, there will be 1,654,184 shares of common stock available for future issuance under the 2005 Plan at the time of approval of the amendment. Shares equal in number to the Shares withheld in payment of the option price of an Option and shares that are withheld in order to satisfy federal, state or local tax liability, will count against the above limit and shall cease to be available for grants under the Plan.

KIRBY | 2026 PROXY STATEMENT	53

Exercise Price of Options

The exercise price of Options granted under the 2005 Plan shall be any price determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant. The exercise price of Incentive Options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Price of Restricted Stock or RSUs

The price, if any, to be paid by a recipient for Restricted Stock or RSUs awarded under the 2005 Plan shall be determined by the Compensation Committee.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the exercise price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Awards

No award granted under the 2005 Plan is transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested.

Exercisability of Options

In granting Options, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the Options shall be exercisable.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised or otherwise waive or amend any conditions in respect of all or a portion of the Options held by an optionee.

In the event of a Change in Control (as defined in the 2005 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable unless otherwise provided in the option agreement. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Compensation Committee may provide for payment of cash or securities of the Company in satisfaction of the Options.

Vesting of Restricted Stock

In granting Restricted Stock awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the Restricted Stock awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which Restricted Stock may vest or otherwise waive or amend any conditions in respect of a grant of Restricted Stock.

In the event of a Change in Control, all shares of Restricted Stock will vest unless the restricted stock agreement with the recipient specifies otherwise.

Vesting of RSUs

In granting RSU awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the RSU awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which RSUs may vest or otherwise waive or amend any conditions in respect of a grant of RSUs.

In the event of a Change in Control, all RSUs will vest unless the restricted stock agreement with the recipient specifies otherwise.

54	KIRBY | 2026 PROXY STATEMENT

Unless otherwise provided in the RSU award, if a participant retires as an employee of the Company with 80 or more retirement credits, unvested RSUs held by the participant shall continue to vest after retirement on the schedule specified in the RSU award. The number of retirement credits a participant has shall equal the sum of the participant’s age in whole years plus the participant’s whole years of employment with the Company, in both cases determined as of the date of retirement.

Settlement of RSUs

On the date on which an RSU becomes vested in accordance with the terms of the 2005 Plan, the participant shall be entitled to receive one share or cash equal to the value of one share, which shall be delivered, transferred, or paid as soon as administratively practicable thereafter in exchange for such vested RSU, after which the participant shall have no further rights with respect to such RSU. The Company shall have the sole discretion to determine whether any settlement of an RSU will be effected in cash or shares.

Notwithstanding any other provision of the 2005 Plan or any award, if the participant is a specified employee within the meaning of section 409A of the internal revenue code, and the Company determines that a payment hereunder is not permitted under Section 409A of the internal revenue code, no payments shall be made to the participant due to a separation from service for any reason before the date that is six months after the date on which the participant incurs a separation from service or, if earlier, the date of death of the participant.

Terms of Performance Awards

In granting performance awards, the Compensation Committee may determine the target and maximum value of the performance award and the date or dates when performance awards are earned. However, the Compensation Committee may not grant performance awards after the date on which satisfaction of the performance objective for such awards becomes substantially certain.

Expiration of Options

The expiration date of an Option is determined by the Compensation Committee at the time of the grant.

If an optionee’s employment is terminated for cause, any Options held by the optionee terminate automatically and without notice. The 2005 Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of an optionee’s employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination.

Generally, if an optionee’s termination of employment is due to mental or physical disability, the optionee will have the right to exercise an Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, an Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee’s death by the optionee’s legal representative or legatee. If the optionee dies following termination of employment, but within either the 30-day period described in the preceding paragraph, or during the one year period following termination due to disability, the employee’s beneficiary will have six months to exercise the option.

If an optionee retires as an employee of the Company with 80 or more retirement credits, unvested options held by the optionee that were granted after February 19, 2018 shall continue to vest after retirement on the schedule specified in the option award and all vested but unexercised options held by the optionee and all options that vest after retirement will terminate upon the earlier of the expiration of the term specified in the option award or the tenth anniversary of the date of the grant of the Option.

The Compensation Committee may extend the termination date of a Nonincentive Option to a date not later than the tenth anniversary of the date of the grant of the Option.

Expiration of Restricted Stock and RSU Awards

The requirements for vesting of Restricted Stock are determined by the Compensation Committee at the time of the grant.

If an employee’s employment is terminated before all of the Restricted Stock or RSUs held by the employee have vested, the shares of Restricted Stock or RSUs that have not vested shall be forfeited and any purchase price paid by the employee for the forfeited shares shall be returned to the employee, except as provided for the continued vesting of RSUs for employees retiring from the Company with 80 or more retirement credits. If other conditions to the vesting of Restricted Stock or RSUs have not been satisfied prior to any deadline for the satisfaction of the conditions established by the Compensation Committee, the shares of Restricted Stock shall be forfeited and any purchase price paid by the employee shall be returned to the employee.

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Expiration of Performance Awards

The performance periods are determined by the Compensation Committee at the time of grant. If a participant’s employment is terminated due to death, disability or retirement before the end of a performance period, a proportional portion of the performance award, to the extent earned as a result of the full or partial achievement of the performance objectives during the performance period, will be paid after the end of the performance period. If a participant’s employment is terminated for any other reason, the participant shall not be entitled to any part of the performance award.

Clawback and Other Forfeiture

Awards granted on or after April 27, 2021 under the 2005 Plan are subject to the Company’s clawback policy which provides for recovery of compensation in the event of an accounting restatement that results in incentive compensation being paid in excess of that which should have been paid. Subject to approval of the amendment, at the Compensation Committee’s discretion, the Awards will also be subject to forfeiture or recovery if 1) a participant is terminated for cause or 2) in the period up to a year after termination of employment, the Company discovers facts that would have constituted cause for termination or the participant violates a restrictive covenant or obligation such as noncompetition, nonsolicitation, confidentiality or nondisparagement. The Board of Directors believes these changes are appropriate in that they provide an avenue to recover Awards from participants who breach their obligations to the Company in addition to other rights the Company may have.

Term of the 2005 Plan

If the proposed amendment is not approved by the stockholders, no awards shall be made under the 2005 Plan after April 27, 2027. Subject to stockholder approval, no awards shall be made under the 2005 Plan after April 27, 2036.

Adjustments

The 2005 Plan gives the Compensation Committee authority to make appropriate adjustments to the number of shares with respect to which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of outstanding Options in the event of a change in the capitalization of the Company, a distribution to stockholders other than regular cash dividends, a recapitalization resulting in a split-up or consolidation of shares or a share repurchase at a price in excess of the market price of the shares at the time the repurchase is announced.

Forfeiture/Recovery for Cause or Restrictive Covenant Violation

Notwithstanding any other provision of the Plan or any Award, if a participant is terminated for Cause (or if the participant resigns or otherwise ceases to be employed or provide services at a time when grounds for termination for Cause exists), then, effective as of the date of such termination (or deemed termination), all of the participant’s outstanding Awards granted on or after the Effective Date, whether vested or unvested and whether or not exercisable, may be forfeited and cancelled without consideration, effective as of the date of termination or other date the Committee may determine except to the extent otherwise required by applicable law.

If, after (but no more than one year following) a participant’s termination of employment or service for any reason, (i) the Company discovers facts or circumstances that, in the determination of the Committee, would have constituted Cause had they been known prior to the participant’s termination of employment or service, or (ii) the participant commits a Restrictive Covenant Violation, then the Committee may, in its sole discretion, cancel, rescind, or require forfeiture or repayment of any outstanding Awards granted on or after the Effective Date, and any Shares, cash, or other property received by the participant pursuant to any such Award, whether such Award was vested, exercised, settled, or paid before or after the participant’s termination of employment or service.

Amendments

The Board may amend or modify the 2005 Plan at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules; provided that the action may not impair the rights of a participant with respect to an outstanding award without the written consent of such participant. NYSE rules require stockholder approval of all equity compensation plans and material amendments to such plans.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2005 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2005 Plan, nor does it address state, local or non-U.S. taxes.

Grants of Options

Under current tax laws, the grant of an Option will not be a taxable event to the optionee and the Company will not be entitled to a deduction with respect to the grant.

56	KIRBY | 2026 PROXY STATEMENT

Exercise of Nonincentive Options and Subsequent Sale of Stock

Upon the exercise of a Nonincentive Option, an optionee will recognize ordinary income in the year of exercise equal to the excess of the then fair market value of the shares of common stock on the exercise date over the exercise price. The taxable income recognized upon exercise of a Nonincentive Option will be ordinary income to the optionee. When common stock received upon the exercise of a Nonincentive Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized in the year of exercise). The character of the gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a Nonincentive Option is paid by the delivery of already owned shares.

Exercise of Incentive Options and Subsequent Sale of Stock

The exercise of an Incentive Option generally will not be a taxable event to the optionee and the Company will not be entitled to any deduction with respect to such exercise if the optionee does not dispose of the shares of common stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. A disposition within such period would be a “disqualifying disposition.” The surrender of shares of common stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option or to satisfy any withholding requirements within the required holding period for incentive stock options under the Internal Revenue Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable non-disqualifying disposition of shares of common stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Incentive Option.

In the case of a disqualifying disposition, the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the common stock at the time of the exercise over the exercise price and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the optionee. In addition, the optionee will recognize on the disqualifying disposition, as long-term or short-term capital gain depending on the length of time the stock was held after the Option was exercised, the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the common stock at the time of the exercise. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee subject to the alternative minimum tax, and special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares.

Restricted Stock

Unless a recipient who receives Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code, the recipient generally is not required to recognize ordinary income on the award of the Restricted Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the recipient will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest.

Any gain or loss recognized upon a subsequent disposition of the shares will be capital gain or loss. If, after making a Section 83(b) election, an employee forfeits any shares of Restricted Stock, the employee will realize a loss equal to the amount paid for the Restricted Stock, not the amount elected to be included as income at the time of grant. If, after making the election, an employee sells Restricted Stock, the employee will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election).

Restricted Stock Units

A recipient is not taxed upon the grant of an RSU. Upon the vesting and settlement of an RSU in shares of common stock, the recipient will recognize ordinary income equal to the fair market value of the shares received at the time of settlement. The recipient's basis in any shares received upon settlement of an RSU will equal the amount of ordinary income recognized, and upon any subsequent disposition of such shares, any gain or loss will be capital gain or loss, the character of which (long-term or short-term) will depend upon the holding period of the shares following settlement.

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Performance Awards

A recipient is not taxed upon the grant of performance shares. Upon receipt of the underlying shares, the recipient will be taxed at ordinary income tax rates on the current fair market value of stock received. The recipient’s basis in any shares acquired pursuant to the settlement of performance shares will be equal to the amount of ordinary income on which the recipient was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Performance awards paid in cash are taxed upon payment at ordinary income tax rates.

Tax Effect for the Company

Generally, the Company is entitled to a tax deduction in connection with an Award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a Nonincentive Option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1 million on the amount of compensation paid to certain of the Company’s top executive officers. Prior to the Tax Cut and Jobs Act of 2017 (the “Tax Act”), the deduction limit did not apply to “performance-based compensation” that complied with certain conditions imposed by Section 162(m) of the Code (as in effect prior to the Tax Act (“Prior 162(m)”). The Tax Act provides limited transition relief for “performance-based compensation” paid pursuant to certain grandfathered arrangements in effect as of November 2, 2017, provided the grandfathered arrangements are not materially modified. There are a number of outstanding Awards of options were granted under the 2005 Plan before November 2, 2017, that were intended, at the time of grant, to qualify as “performance-based compensation” under Prior Section 162(m) and nothing in the 2005 Plan is intended to modify in any material respect any of the terms of those options. While little guidance has been issued on the scope of the transition relief, its application is based on interpretation and no assurance can be given as to whether outstanding awards that are intended to qualify as “performance-based compensation” will be fully deductible by the Company. In any event, the Compensation Committee retains full discretion to grant non-deductible awards under the 2005 Plan or materially modify outstanding awards if, in its judgment, it is in the Company’s best interest to do so.

Under Section 280G of the Internal Revenue Code, the accelerated vesting of benefits under any awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If those limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Withholding

The Company has the right to reduce the number of shares of common stock deliverable pursuant to the 2005 Plan by an amount having a fair market value equal to the amount necessary to satisfy all federal and state tax withholding requirements or to deduct a corresponding amount from any cash payment to be made pursuant to the 2005 Plan. The Compensation Committee may permit participants to satisfy all or a portion of the statutory withholding requirement by having shares withheld from the award. If shares are withheld from an award to satisfy withholding requirements, the fair market value of the shares withheld shall not exceed an amount determined based on the maximum statutory tax rate in the applicable jurisdictions.

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VOTING ITEM 5:

NONEMPLOYEE DIRECTOR STOCK PLAN

AMENDMENT OF THE 2000 NONEMPLOYEE DIRECTOR STOCK PLAN (PROPOSAL 5)

On January 27, 2026, the Board approved, subject to stockholder approval, an amendment to the Company’s 2000 Nonemployee Director Stock Plan (as previously amended and restated, the “2000 Plan”) to:

•
Extend the term of the 2000 Plan from April 27, 2027 to April 27, 2036;
•
Increase the annual limit on awards under the 2000 Plan from $500,000 to $750,000, subject to limited exceptions;
•
Provide that options become exercisable 10 business days preceding a change in control, subject to the occurrence of such change in control, instead of upon the occurrence of the change in control;
•
Remove the limitation on the number of shares that may be issued in connection with discretionary grants to not exceed 10,000 in the aggregate; and
•
Make other clarifying and administrative changes.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the proposed amendment to the 2000 Plan.

If the proposed amendment to the 2000 Plan is not approved by the Company’s stockholders, the 2000 Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments that require stockholder approval.

Discussion of the Proposed Amendment

The 2000 Plan currently provides for automatic grants to nonemployee directors of the Company based on a value of $167,500, as determined by the calculation described below, of Restricted Stock. The 2000 Plan also permits nonemployee directors to elect to receive options or restricted stock in lieu of all or part of the annual director fee, currently $85,000, otherwise payable in cash. The 2000 Plan is currently scheduled to expire on April 27, 2027. If the stockholders approve the proposed amendment, the term of the 2000 Plan will be extended to April 27, 2036.

The purpose of the 2000 Plan is to compensate nonemployee directors fairly for the time and effort they devote to the Company’s business and thereby enable the Company to attract and retain qualified directors. Only nonemployee directors of the Company are eligible to participate in the 2000 Plan. There are currently nine nonemployee directors. After the completion of Mr. Stewart’s term as a director, there will be eight nonemployee directors.

Since the inception of the 2000 Plan, options covering 854,108 shares of common stock and 378,924 shares of restricted stock have been granted to nonemployee directors. The amounts of future awards that may be made to nonemployee directors under the 2000 Plan will include the automatic grants described above and an undeterminable number of options or shares of restricted stock that will depend on the elections they make with respect to the current $85,000 annual director fee.

As of March 2, 2026, 338,968 shares of common stock were available for future awards under the 2000 Plan. The total number of shares subject to awards made to eligible directors as a group under the 2000 Plan was 14,624 in 2024, 15,384 in 2025 and 384 in 2026 to date, and awards based on a value of $167,500, as determined by the calculation described below, will be made to each eligible director on the second business day after the Company’s first quarter earnings conference call. Giving effect to those awards, there will be a total of approximately 326,872 shares of common stock available for future awards under the 2000 Plan, calculated by using the closing price per share of $132.97 of the Company’s common stock on March 2, 2026 and assuming there are no other changes in available shares of common stock before those awards are made. The actual number of shares of the

KIRBY | 2026 PROXY STATEMENT	59

Company’s common stock associated with future awards are not determinable at this time because they are based upon the value of the Company’s common stock on the date of grant as well as whether an eligible director elects to receive all or part of the current $85,000 annual director fee in Options or Restricted Stock.

The Company’s burn rate under all of its stock plans, defined as the number of shares subject to grants made in a given year as a percentage of the weighted average shares outstanding during the year, was 0.98% for 2025, 1.10% for 2024 and 1.38% for 2023. The Company’s equity overhang, defined as (a) the sum of (i) the number of shares subject to outstanding unexercised options (ii) the number of unvested RSUs outstanding, and (iii) the number of shares remaining available for awards under the Company’s equity compensation plans (together “potential equity awards”) as a percentage of (b) outstanding shares plus potential equity awards, was 4.70% at the end of 2025, 4.82% at the end of 2024 and 5.26% at the end of 2023. As of March 2, 2026, the Company has 384 shares of unvested restricted stock and no outstanding stock options under the 2000 Plan. Based upon this burn rate, the Board of Directors believes that amending the term of the 2000 Plan to extend to April 27, 2036 is reasonable and appropriate.

There are no changes to the determinable benefits or amounts payable to nonemployee directors as a result of the amendment to the 2000 Plan. The amounts in the following table reflect the automatic grant to be made under the 2000 Plan for 2026 (as described above) and assume that each Class I nonemployee director nominated under Proposal 1 is elected and each current Class II or Class III nonemployee director continues to serve on the Board, that each such director serves for the full calendar year and no other directors are appointed to the Board in 2026. While other benefits or amounts in addition to the amounts shown in the table below may be payable under the 2000 Plan, they are either at the discretion of the Compensation Committee or are based on elections made by the nonemployee directors and are not determinable at this time. No persons other than nonemployee directors are eligible to participate in the 2000 Plan. Mr. Grzebinski is not a nonemployee director, so neither he nor any other executive officer will receive any benefits or amounts under the 2000 Plan.

NAME	Value of Restricted Stock(1)
David W. Grzebinski, Chief Executive Officer	$—
Raj Kumar, Executive Vice President and Chief Financial Officer	—
Christian G. O'Neil, President and Chief Operating Officer	—
Amy D. Husted, Executive Vice President, General Counsel and Secretary	—
Scott P. Miller, Vice President and Chief Information Officer	—
All current executive officers as a group	—
All current non-employee directors as a group	1,005,000
All nominees for election as a director	376,875
All employees (other than executive officers) as a group	—
(1)
The actual number of shares of Restricted Stock to be issued to each nonemployee director cannot be determined at this time, because the calculation is based on the fair market value of a share of the Company’s common stock on the date of granted multiplied by 1.2 rounded to the nearest whole share.

In conjunction with review of benchmarking data of compensation paid to nonemployee directors provided by Meridian, the Board of Directors believes that it is appropriate to increase the annual limit from $500,000 to $750,000 on awards under the 2000 Plan, subject to limited exceptions. The 2000 Plan currently provides for discretionary grants of up to an aggregate of 10,000 shares in the form of stock options or restricted stock, but if the amendment is approved, this limitation will be removed. The Board of Directors believes that the other restrictions in the 2000 Plan provide appropriate limitations on number of shares to be issued in connection with awards, and the change is appropriate as it provides more flexibility in composition of compensation offered to nonemployee directors.

The Board of Directors believes that it is appropriate to amend the time period during which options become exercisable from upon the occurrence of the change in control to 10 business days preceding a change in control in order to mitigate some of the potential uncertainty during a change in control period and ensure retention of nonemployee directors during such period.

Additionally, the amendment provides for and make other clarifying and administrative changes.

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Summary of the 2000 Plan

The material features of the 2000 Plan (as proposed to be amended) are discussed below. The discussion is subject to, and is qualified in its entirety by, the full text of the 2000 Plan (as proposed to be amended and restated), which is attached as Exhibit B to this Proxy Statement.

General

Purpose

The purpose of the 2000 Plan is to advance the interests of the Company by providing an incentive to attract and retain qualified directors for the Company through the encouragement of stock ownership in the Company through the granting of stock options or restricted stock.

Eligibility

Directors of the Company who are not employees of the Company or its subsidiaries (herein “eligible directors”) are eligible to participate in the 2000 Plan. As of March 2, 2026, there were nine directors eligible to participate in the 2000 Plan. After the completion of Mr. Stewart’s term as a director, there will be eight directors eligible to participate in the 2000 Plan.

Types of Awards

The 2000 Plan authorizes the granting to eligible directors of nonincentive stock options (“Options”) to purchase common stock of the Company and shares of restricted stock (“Restricted Stock”), which is common stock of the Company that is subject to forfeiture until it becomes vested.

Administration

The 2000 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2000 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2000 Plan. If there is no Compensation Committee, the Board of Directors will administer the 2000 Plan.

Shares of Common Stock Subject to the 2000 Plan

The total number of shares of common stock (subject to adjustment as discussed below) that may be issued under the 2000 Plan is 1,500,000. Assuming there are no other changes in availability of shares of common stock prior to approval of the amendment, there will be 326,872 shares of common stock available for future issuance under the 2000 Plan at the time of approval of the amendment.

Annual Dollar Limit

In addition to the other award limits under the 2000 Plan, if the amendment to the 2000 Plan is approved, the 2000 Plan provides the sum of the grant date fair value of awards under the 2000 Plan (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto)) and the amount of any cash-based awards or other fees granted or paid to an eligible director during any calendar year will not exceed $750,000, in respect of the eligible director’s service as a member of the Board of Directors during such year. If the amendment to the 2000 Plan is not approved, the limit will be $500,000. The Committee may make exceptions to this limit for individual eligible directors in extraordinary circumstances (including, without limitation, in connection with service for the initial fiscal year of service for an eligible director or advisory or other services of an eligible director that exceed those typically provided by a member of a board of directors), as the Committee may determine in its discretion, provided that the eligible director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving eligible directors.

Granting of Options

The 2000 Plan permits eligible directors to elect to receive Options in lieu of all or part of the current $85,000 annual director fee otherwise payable in cash. Each eligible director who makes such an election shall automatically be granted an Option for a number of shares of the Company’s common stock equal to:

•
the amount of the fee the eligible director elects to receive in the form of an Option, divided by
•
the fair market value of a share of the Company’s common stock on the date of grant, multiplied by
•
3, with the result rounded to the nearest whole share of common stock.

The 2000 Plan also currently provides for discretionary grants of up to an aggregate of 10,000 shares in the form of stock options or restricted stock, but if the amendment is approved, this limitation will be removed.

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Option Price

The option price per share of Options granted under the 2000 Plan is the fair market value of the common stock on the date of grant.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the option price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Options

No Option granted under the 2000 Plan is transferable other than by will or by the laws of descent and distribution. During the lifetime of an eligible director, each Option will be exercisable only by the director or the guardian or legal representative of the director.

Exercisability of Options

Options granted to an eligible director in lieu of director fees otherwise payable in cash become exercisable on the last day of each calendar quarter after the date of grant (each, a “Payment Date”) in the number of shares equal to (a) the total number of shares subject to the Option divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

In the event of a Change in Control (as defined in the 2000 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable. If the amendment is approved, such Options will become exercisable 10 business days preceding a Change in Control, subject to the occurrence of such Change in Control. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board of Directors or the Compensation Committee may provide for any or all of the following:

•
for Options to become immediately exercisable;
•
for exercisable Options to be cancelled immediately prior to the transaction;
•
for the assumption by the surviving entity of the 2000 Plan and the Options; or
•
for payment in cash or stock in lieu of and in complete satisfaction of Options.

Option Repricing

Except as permitted by the award adjustment provisions described below, the Board of Directors may not modify an outstanding Option so as to specify a lower exercise price (and will not cancel an Option and substitute for it an Option with a lower exercise price), without the approval of the Company’s stockholders. In addition, the Board of Directors may not cancel an outstanding Option whose exercise price is equal to or greater than the current fair market value of a share in exchange for cash or substitute for it another award without the prior approval of the Company’s stockholders.

Granting of Restricted Stock

Under the 2000 Plan, nonemployee directors automatically receive Restricted Stock determined by a calculation based upon a value of $167,500.

The Compensation Plan permits nonemployee directors to receive Restricted Stock in lieu of all or part of the current $85,000 annual director fee otherwise payable in cash. The number of shares of Restricted Stock included in the automatic annual grant and shares of Restricted stock in lieu of cash for the annual director fee, where applicable, is calculated as follows:

•
$167,500 and the amount of the fee the eligible director elects to receive in the form of Restricted Stock, if any, divided by
•
the fair market value of a share of the Company’s common stock on the date of grant, multiplied by
•
1.2, with the result rounded to the nearest whole share of common stock.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested. Stock certificates representing the Restricted Stock shall either be held by the Company or delivered to the participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested. At the time the Restricted Stock vests, a certificate for the vested shares will be delivered to the participant free of transfer restrictions.

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Vesting of Restricted Stock

Restricted Stock granted to an eligible director after the first quarter conference call vests six months after the date of grant.

The number of shares of Restricted Stock granted to an eligible director in lieu of director fees otherwise payable in cash that vest on each payment date is equal to (a) the number of shares granted divided by (b) the number of payment dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

In the event of a Change in Control, all shares of Restricted Stock will immediately vest. The Compensation Committee may in its discretion at any time accelerate vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the 2000 Plan.

Term of the 2000 Plan

Subject to stockholder approval, no awards shall be made under the 2000 Plan after April 27, 2036. If stockholder approval is not obtained, no awards shall be made under the 2000 Plan after April 27, 2027.

Adjustment

In the event of an increase or decrease in the number of outstanding shares of common stock of the Company as a result of a stock dividend, recapitalization or stock split, combination or exchange of shares, the Compensation Committee shall make appropriate adjustments in the number and kind of shares subject to being granted under the 2000 Plan so that the same proportion of the Company’s issued and outstanding shares shall continue to be subject to issuance under the 2000 Plan upon the exercise of Options or as Restricted Stock.

Amendments

The Board of Directors may amend or modify the 2000 Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules. NYSE rules require stockholder approval of all equity compensation plans and material amendments to such plans.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2000 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2000 Plan, nor does it address state, local or non-U.S. taxes.

Stock Options

Under current tax laws, the grant of an Option will generally not be a taxable event to the director and the Company will not be entitled to a deduction with respect to the grant.

Upon the exercise of an Option, a director will recognize ordinary income in the year of exercise equal to the excess of the then fair market value of the shares of common stock on the exercise date over the exercise price. The taxable income recognized upon exercise of an Option will be ordinary income to the director. When common stock received upon the exercise of an Option subsequently is sold or exchanged in a taxable transaction, the director generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized in the year of exercise). The character of the gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of an Option is paid by the delivery of already owned shares.

Restricted Stock

Unless a director who receives Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code, the director generally is not required to recognize ordinary income on the award of the Restricted Stock. Instead, on the date shares of Restricted Stock vest (i.e., become transferable and no longer subject to forfeiture), the director will be required to recognize ordinary income in an amount equal to the fair market value of such shares. If a director makes a proper election under Section 83(b) of the Internal Revenue Code, the director will recognize ordinary income on the date of grant in an amount equal to the fair market value of the shares (determined without regard to the vesting) on the date of grant. In such case, the director will not be required to recognize additional ordinary income when the shares vest.

KIRBY | 2026 PROXY STATEMENT	63

Any gain or loss recognized upon a subsequent disposition of the shares will be capital gain or loss. If, after making a Section 83(b) election, a director forfeits any shares of Restricted Stock, the director will realize a loss equal to the amount paid for the Restricted Stock, not the amount elected to be included as income at the time of grant. If, after making the election, a director sells Restricted Stock, the director will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election).

Tax Effect for the Company

The ordinary income recognized by a director as described above is compensation paid by the Company to an independent contractor and thus is not subject to withholding or employment taxes. Subject to the requirement of reasonableness, the Company will be entitled to a business expense (compensation) deduction in the same amount as the ordinary income recognized by a director.

64	KIRBY | 2026 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF

COMMON STOCK

Beneficial Ownership of Directors and Executive Officers

The following table shows the number of shares of common stock beneficially owned by each director, each below named executive officer listed in the Summary Compensation Table, and by the directors and executive officers of the Company as a group as of March 2, 2026. Under rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual’s benefit. Except as otherwise indicated, the persons named have sole voting and investment power over the shares shown.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED ON MARCH 2, 2026

	DIRECT(1)	INDIRECT		RIGHT TO ACQUIRE(2)	TOTAL	PERCENT OF COMMON STOCK(3)
DIRECTORS
Anne-Marie N. Ainsworth	28,888	—		—	28,888
Richard J. Alario	27,240	—		—	27,240
Tanya S. Beder	17,921	—		—	17,921
Barry E. Davis	35,723	10,000	(5)	—	45,723
Susan W. Dio	7,215	—		—	7,215
Tracy A. Embree	384	—		—	384
David W. Grzebinski(4)	98,241	—		—	98,241
Richard R. Stewart	15,488	—		—	15,488
William M. Waterman	39,238	82,249	(6)	—	121,487
Shawn D. Williams	12,284	—		—	12,284
NAMED EXECUTIVES
Raj Kumar	4,494	—		—	4,494
Christian G. O’Neil	16,957	—		—	16,957
Amy D. Husted	18,347	200	(7)	—	18,547
Scott P. Miller	3,565	—		—	3,565
Directors and Executive Officers as a group (18 in number)	339,160	92,449		—	431,609	0.8%

(1)
Shares owned as of March 2, 2026, and held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also includes any shares held under the Company’s 401(k) Plan.
(2)
Shares with respect to which a director or executive officer has the right to acquire beneficial ownership within 60 days after March 2, 2026.
(3)
No percent of class is shown for holdings of less than 1%.
(4)
Mr. Grzebinski is both a director and a named executive officer.
(5)
Shares are held by a family limited partnership of which Mr. Davis is the general partner. Mr. Davis disclaims beneficial ownership of the partnership shares.
(6)
Shares are held by a trust for the benefit of Mr. Waterman’s wife and adult children. Mr. Waterman’s wife is a trustee of the trust. Mr. Waterman disclaims beneficial ownership of the trust shares.
(7)
Shares owned by Ms. Husted’s husband. Ms. Husted disclaims beneficial ownership of the shares.

Principal Stockholders

The following table and notes set forth information as of the dates indicated concerning persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, based on filings with the SEC:

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS(1)
BlackRock Inc. 50 Hudson Yards New York, NY 10001	5,566,861	(2)	10.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,428,313	(3)	10.1%

(1)
Based on the Company’s outstanding shares of common stock on March 2, 2026.
(2)
Based on Form 13F-HR, dated December 31, 2025, filed by BlackRock, Inc. with the SEC on February 12, 2026.
(3)
Based on Form 13F-HR, dated December 31, 2025, filed by The Vanguard Group with the SEC on January 29, 2026.

KIRBY | 2026 PROXY STATEMENT	65

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of beneficial ownership of the Company’s common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5.

Based solely on a review of the reports filed in 2025 and related written representations that no other reports were required, the Company believes all Section 16(a) reports were filed on a timely basis in 2025.

CEO PAY RATIO

As required by SEC regulation, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO.

For 2025, our last completed fiscal year, the median of the annual total compensation of all employees of the Company and its KMT and KDS segments (other than our CEO and other than as explained below) was $101,978 and the annual total compensation of our CEO was $6,735,135.

Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 66:1.

To determine the median of the annual total compensation of all employees of the Company and its KMT and KDS segments (other than our CEO), we identified our total employee population as of December 31, 2025, which consisted of approximately 5,025 employees excluding a de minimis number of non-U.S. employees.

To identify the median employee, we conducted a full analysis of this employee population, without the use of statistical sampling. We determined our median employee using “total compensation” for the full year 2025. “Total compensation” consisted of gross wages to include base wages, incentives, paid time off, overtime, and perquisites. We annualized gross wages for employees who were not employed for the full year in 2025. We then calculated the annual total compensation of the median employee using the same methodology used in calculating the annual total compensation of the CEO.

66	KIRBY | 2026 PROXY STATEMENT

PAY VERSUS PERFORMANCE

As discussed in the CD&A above, the Compensation Committee has designed the Company’s executive compensation program to align a substantial portion of total compensation to motivating consistent performance over time in achievement of the Company’s strategic, operational, and financial objectives that result in increased profitability and stockholder returns. The following table sets forth additional compensation information for its named executive officers (“NEOs”), calculated in accordance with SEC regulations, for 2025, 2024, 2023, 2022 and 2021.

					Value of Initial Fixed $100 Investment as of January 1, 2021 Based On:
			Average				(In thousands)
Year	Summary Compensation Table Total For CEO(1)	Compensation Actually Paid to CEO(2)(3)	Summary Compensation Table Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(4)(5)	Total Stockholder Return	Peer Group Total Stockholder Return(6)	Net Income (Loss)	Adjusted EBITDA(7)
2025	$6,735,134	$7,088,754	$2,083,743	$2,191,444	$212.58	$149.32	$354,569	$781,019
2024	7,109,569	9,436,272	2,312,999	3,008,599	118.17	156.71	286,707	708,328
2023	7,799,652	9,257,534	2,029,846	2,030,002	87.66	154.31	222,905	557,319
2022	6,243,919	6,766,826	1,869,027	1,987,378	71.88	127.96	122,761	410,536
2021	5,899,132	6,887,444	1,833,167	2,183,344	66.37	155.22	(246,771)	306,116

(1)
The dollar amounts reported are the amounts of total compensation reported for the Company’s CEO, Mr. Grzebinski, in the Summary Compensation Tables for 2025, 2024, 2023, 2022 and 2021. Mr. Grzebinski served as CEO for each of the years presented.
(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to the Company’s CEO or other NEOs during the applicable year, as they also include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.
(3)
To calculate Compensation Actually Paid to the Company’s CEO, the grant date fair value of the equity awards to the Company’s CEO, as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year, were deducted from the CEO’s “Total” compensation as reported in the Summary Compensation Table, and the following equity award adjustments were added to or deducted from (as applicable) the balance: 2025 - $2,603,747, 2024 - $4,479,879, 2023 - $3,905,017, 2022 - $2,773,165, and 2021 - $4,306,800. The equity award adjustments represent the year-over-year change in the fair value of equity awards to the Company’s CEO.
(4)
For 2021, Messrs. Kumar, O’Neil, William Harvey, and Joseph Reniers and Ms. Husted are included as non-CEO NEOs. For 2022, Messrs. Kumar and O’Neil and Mss. Husted and Kim Clarke are included as non-CEO NEOs. For 2023, Messrs. Kumar, O’Neil and Miller and Mss. Husted and Clarke are included as non-CEO NEOs. For 2024 and 2025, Messrs. Kumar, O’Neil and Miller and Ms. Husted are included as non-CEO NEOs.
(5)
To calculate Average Compensation Actually Paid to the Company’s non-CEO NEOs, the average of the grant date fair value of the equity awards to the Company’s NEOs (other than the CEO), as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year, were deducted from the average of the “Total” compensation of the Company’s non-CEO NEOs as reported in the Summary Compensation Table, and the following equity award adjustments were added to or deducted from (as applicable) the balance: 2025 - $801,485, 2024 - $1,503,386, 2023 - $604,525, 2022 - $822,973, and 2021 - $1,332,309. The equity award adjustments represent the average of the year-over-year change in the fair value of equity awards to the Company’s NEOs (other than the CEO).
(6)
Reflects cumulative total stockholder return of the Dow Jones US Transportation Average index (“DJTA”), as of December 31, 2025. The DJTA is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The DJTA has been selected by the Company as its peer group based on its inclusion in that index. The DJTA is a price-weighted average of twenty transportation stocks traded in the United States. The index includes railroads, airlines, trucking, marine transportation, delivery services, and logistics companies. While the Company believes the index is useful for providing insight into the state of the U.S. economy, the index does not include the Company’s primary competitors in the KMT segment who are largely private companies. In addition, the Company derived 42% of its revenues in 2025 from its KDS segment whose operations are not typical of other members of the index. Therefore, stock performance of the DJTA may not correlate to the Company’s stock performance due to the inherent variations in operations between those of the Company and the other members of the index.
(7)
Adjusted EBITDA for 2021 excludes $340.7 million related to impairment of long-lived assets and impairment of goodwill. For 2021, the Compensation Committee determined that this exclusion was appropriate given the Compensation Committee’s opinion that the impairment was primarily due to the impact of the strategic decision to sell the Hawaii assets and retire wire assets, which will benefit the Company long-term. Adjusted EBITDA for 2024 excludes $56.3 million related to an impairment charge associated with conventional diesel fracturing equipment inventory. For 2024, the Compensation Committee determined that this exclusion was appropriate given the Compensation Committee’s opinion that the impairment charge was primarily due to the impact of a rapid paradigm shift in technology from conventional diesel-powered equipment to both dual-fuel and electric-powered hydraulic equipment as certain of the Company’s customers and other pressure pumpers disclosed in the fourth quarter of 2024 retirements and impairments of their conventional diesel hydraulic fracturing equipment. The Compensation Committee also determined that it was appropriate to exclude the 2024 one-time deferred tax credit that the Company received in connection with a change in Louisiana tax law. For compensation payout purposes, no adjustments were made to return on total capital, EBITDA, or earnings per share for 2022, 2023, or 2025. Please refer to Appendix B for a reconciliation to the most directly comparable GAAP financial measures.

KIRBY | 2026 PROXY STATEMENT	67

The list of items below identifies the three most important financial performance measures used by the Company’s Compensation Committee to link the “compensation actually paid” to the Company’s CEO and other NEOs in 2025, calculated in accordance with SEC regulations, to Company performance. The role of each of these performance measures on NEO compensation is discussed in the Compensation Discussion and Analysis section beginning on page 32.

Financial Performance Measures

EBITDA

Return on Total Capital

Earnings per Share

The following charts reflect that the Compensation Actually Paid over the five-year period ended December 31, 2025 aligns to trends in the Company’s TSR, net income (loss) and adjusted EBITDA results over the same period.

Compensation Actually Paid to CEO and Non-CEO NEOs Compared
To Company and Peer Group Total Cumulative Stockholder Return
For January 1, 2021 to December 31, 2025
Compensation Actually Paid
(in thousands)
Total Stockholder Return
Indexed ($100)
$6,887
$6,767
$9,258
$9,436
$7,089
$2,183
$1,987
$2,030
$3,009
$2,191
$155.22
$127.96
$154.31
$156.71
$149.32
$66.37
$71.88
$87.66
$118.17
$212.58
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Non-CEO NEO Average Compensation Actually Paid
Company TSR
Peer Group TSR

68	KIRBY | 2026 PROXY STATEMENT

Compensation Actually Paid to CEO and Non-CEO NEOs Compared
To Company Net Income (Loss) and Adjusted EBITDA
For January 1, 2021 to December 31, 2025
Compensation Actually Paid
(in thousands)
Company Financial Results
(in thousands)
$306,116
$410,536
$557,319
$708,328
$781,019
$(246,771)
$122,761
$222,905
$286,707
$354,569
$6,887
$6,767
$9,258
$9,436
$7,089
$2,183
$1,987
$2,030
$3,009
$2,191
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Non-CEO NEO Average Compensation Actually Paid
Net Income (Loss)
Adjusted EBITDA

The decline in compensation actually paid in 2025 relative to 2024 is due to a smaller increase in the fair value of the Company’s stock during 2025 as compared to 2024, which resulted in reduced compensation recognized from previously granted but unvested RSUs under the compensation actually paid methodology.

KIRBY | 2026 PROXY STATEMENT	69

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Under SEC regulations, stockholder proposals must be received by the Company at its principal executive offices no later than November 6, 2026 to be included in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

Under the Company’s Bylaws, written notice (containing the information required by the Bylaws) of any stockholder proposal (including director nominations) for action at an annual meeting of stockholders (whether or not proposed for inclusion in the Company’s proxy materials) must be received by the Company at its principal executive offices not less than 90 days, or January 27, 2027, nor more than 120 days, or December 28, 2026, prior to the anniversary date of the prior year’s annual meeting of stockholders and must be a proper subject for stockholder action.

SOLICITATION OF PROXIES

The Proxy Card

Your shares will be voted as specified on the enclosed proxy card. If a proxy is signed without choices specified, those shares will be voted for the election of the Class I directors named in this Proxy Statement, for the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026, for the approval of the amendments to the 2005 Stock and Incentive Plan and the 2000 Nonemployee Director Stock Plan, for the approval on an advisory basis of compensation of our named executive officers and at the discretion of the proxies on any other matters.

You are encouraged to complete, sign and return the proxy card or vote your shares via the phone or internet even if you expect to attend the meeting. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Cost of Soliciting Proxies

The solicitation of proxies is made by the Company on behalf of its Board of Directors and the cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson LLC to solicit proxies at an estimated cost of $13,000, plus out-of-pocket expenses. Employees of the Company may also solicit proxies, for which the expense would be nominal and borne by the Company. Solicitation may be by mail, facsimile, electronic mail, telephone or personal interview.

70	KIRBY | 2026 PROXY STATEMENT

VOTING

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 2, 2026 will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on March 2, 2026, the Company had approximately 53,621,000 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting.

Quorum and Votes Necessary to Adopt Proposals

In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their beneficial owners will be counted for the purpose of determining whether a quorum is present. A majority of the votes cast (not counting abstentions and broker nonvotes) is required for the election of directors (Proposal 1). A majority of the outstanding shares entitled to vote that are represented at the meeting via attendance or by proxy is required for the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026 (Proposal 2). Proposal 3 is a non-binding advisory vote on matters related to compensation of our named executive officers and therefore there is no voting standard for that proposal, since the voting results will be informational only. A majority of the votes cast (not counting abstentions and broker nonvotes) is required for the amendment of the 2005 Stock and Incentive Plan and the amendment of the 2000 Nonemployee Director Stock Plan (Proposals 4 and 5).

Please note that if your shares are held in the name of a brokerage firm on your behalf, your broker may not vote your shares on the election of directors, the amendment of the 2005 Stock and Incentive Plan or the 2000 Nonemployee Director Stock Plan, or the matters related to compensation of our named executive officers without voting instructions from you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, APRIL 27, 2026

This Proxy Statement and the Company’s 2025 Annual Report, which includes the Annual Report on Form 10-K filed with the SEC, are available electronically at www.proxydocs.com/KEX and the Company’s website at www.kirbycorp.com in the Investor Relations section under Financials.

The following proposals will be considered at the meeting:

Proposal 1	Election of three Class I directors
Proposal 2	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026
Proposal 3	Advisory vote on the approval of the compensation of the Company’s named executive officers
Proposal 4	Approval of Amendment of the 2005 Stock and Incentive Plan
Proposal 5	Approval of Amendment of the 2000 Nonemployee Director Stock Plan

The Board of Directors of the Company unanimously recommends that you vote “FOR” the Board’s nominees for director, “FOR” the selection of KPMG LLP as our independent registered public accounting firm for 2026, “FOR” approval of the compensation of our named executive officers, "FOR" the amendment of the 2005 Stock and Incentive Plan, and "FOR" the amendment of the 2000 Nonemployee Director Stock Plan.

BY ORDER OF THE BOARD OF DIRECTORS

Amy D. Husted

Executive Vice President, General Counsel and Secretary

March 6, 2026

Houston, Texas

KIRBY | 2026 PROXY STATEMENT	71

APPENDIX A

Reconciliation of GAAP to Non-GAAP Financial Measures Excluding One-Time Items

(unaudited, $ in millions except per share amounts)

	FULL YEAR 2025

	OPERATING INCOME	EARNINGS BEFORE TAX	NET EARNINGS ATTR. KIRBY	DILUTED EARNINGS PER SHARE
GAAP Operating income and net income	$496.3	$471.4	$354.6	$6.33
Operating income and earnings	$496.3	$471.4	$354.6	$6.33

	FULL YEAR 2024

	OPERATING INCOME	EARNINGS BEFORE TAX	NET EARNINGS ATTR. KIRBY	DILUTED EARNINGS PER SHARE
GAAP Operating income and net income	$399.1	$362.8	$286.7	$4.91
One-time items:
Impairment of Assets	56.3	56.3	43.0	0.74
Louisiana tax law change	—	—	(10.9)	(0.19)
Operating income and earnings, excluding one-time items(1)	$455.4	$419.1	$318.8	$5.46

	FULL YEAR 2023

	OPERATING INCOME	EARNINGS BEFORE TAX	NET EARNINGS ATTR. KIRBY	DILUTED EARNINGS PER SHARE
GAAP Operating income and net income	$335.1	$294.1	$222.9	$3.72
One-time items:
Strategic review and stockholders engagement	3.0	3.0	2.4	0.04
IRS refund interest income	—	(2.7)	(2.2)	(0.04)
Operating income and earnings, excluding one-time items(1)	$338.1	$294.4	$223.1	$3.72

(1)
Kirby uses certain non-GAAP financial measures to review performance excluding certain one-time items including: operating income, excluding one-time items; earnings before taxes on income, excluding one-time items; net earnings attributable to Kirby, excluding one-time items; and diluted earnings per share, excluding one-time items. Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. These non-GAAP financial measures are not calculations based on GAAP and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

72	KIRBY | 2026 PROXY STATEMENT

APPENDIX B

Reconciliation of GAAP Net Earnings Attributable to Kirby to Non-GAAP EBITDA and Adjusted EBITDA

(unaudited, $ in millions)

	2025	2024	2023
Net earnings attributable to Kirby	$354.6	$286.7	$222.9
Interest expense	46.3	49.1	52.0
Provision for taxes on income	116.0	75.9	71.2
Depreciation and amortization	264.1	240.3	211.2
EBITDA, Non-GAAP(1)	$781.0	$652.0	$557.3
Impairment of assets	—	56.3	—
Adjusted EBITDA, Non-GAAP(1)	$781.0	$708.3	$557.3

(1)
Kirby reports its financial results in accordance with GAAP. However, Kirby believes that the non-GAAP financial measures of EBITDA and Adjusted EBITDA are useful in managing Kirby’s businesses and evaluating Kirby’s performance. EBITDA, which Kirby defines as net earnings attributable to Kirby before interest expense, taxes on income, and depreciation and amortization, and adjusted EBITDA, which Kirby defines as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization, and impairment of assets, are used because of their wide acceptance as a measure of operating profitability before non-operating expenses (interest and taxes) and noncash charges (depreciation and amortization, impairment of assets). EBITDA is one of the performance measures used in calculating 2025 and 2023 performance compensation pursuant to the AIP. Adjusted EBITDA is one of the performance measures used in calculating performance compensation pursuant to the AIP for 2024. Adjusted EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. These non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with Kirby’s financial information that is presented in accordance with GAAP.

KIRBY | 2026 PROXY STATEMENT	A - 1

Exhibit A

KIRBY CORPORATION

2005 STOCK AND INCENTIVE PLAN

ARTICLE I
GENERAL

Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its Subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of (i) Options to purchase shares of the Company’s common stock (which Options may be Incentive Stock Options or Nonincentive Stock Options); (ii) shares of Restricted Stock; (iii) Restricted Stock Units and (iv) Performance Awards.

Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) "Award” means a grant under this Plan in the form of Options, Restricted Stock, Restricted Stock Units, Performance Awards or any combination of the foregoing.

(b) "Board” means the Board of Directors of the Company.

(c) "Cause” means, with respect to any Participant, such Participant’s:

(i) conviction of, or plea of nolo contendere to, any felony or any crime or offense involving theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) malfeasance in the performance of the Participant’s duties, which shall mean (A) intentional misuse or diversion of Company assets, (B) theft or embezzlement or (C) fraudulent or willful and material misrepresentations or omissions in any reports or information submitted to the Company or a Subsidiary or any government agency or regulatory authority;

(iii) material failure to perform the duties of the Participant’s employment (other than as a result of the Participant’s Disability) or material failure to follow or comply with reasonable directives from any other employee of the Company who has direct or indirect supervisory authority over the Participant;

(iv) material violation of the Company’s Business Ethics Guidelines or any other written policies of the Company applicable to the Participant;

(v) material violation of any federal, state or local laws or regulations; or

(vi) commission of a Restrictive Covenant Violation.

(d) "Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) The Board ceases to consist of a majority of Continuing Directors, with the term “Continuing Director” meaning a Director who (A) is a Director on the Effective Date or (B) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors;

(iii) (A) Any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a

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majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company; or

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee, if any, appointed by the Board.

(g) “Date of Grant” means the date on which the Committee takes formal action to grant an Award to an Eligible Person or such later date as may be specified by the Committee when approving the Award.

(h) “Director” means a member of the Board.

(i) “Disability” means mental or physical disability as determined by a medical doctor satisfactory to the Committee.

(j) “Effective Date” has the meaning given in Section 6.16.

(k) “Eligible Person” means an employee of the Company or a Subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Existing Plan” means the 2005 Stock and Incentive Plan as approved by the stockholders of the Company on April 26, 2005 and as amended and restated through April 27, 2021.

(n) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(o) “Good Reason” means, with respect to any Participant:

(i) a material adverse change in the Participant’s duties and responsibilities at the Company or a Subsidiary or successor as in effect immediately prior to the Change in Control;

(ii) a material reduction in the Participant’s base salary or bonus opportunity compared to the base salary and bonus opportunity in effect immediately prior to the Change in Control; or

(iii) relocation of the Participant’s primary place of work by more than 35 miles from his or her primary place of work immediately prior to the Change in Control.

(p) “Incentive Stock Option” means an option that is an incentive stock option as defined in Section 422 of the Code.

(q) “Nonincentive Stock Option” means an option that is not an Incentive Stock Option.

(r) “Option” means any option granted under this Plan.

(s) “Optionee” means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(t) “Participant” means a person to whom an Award is granted under the Plan.

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(u) “Performance Award” means an Award granted pursuant to Article V.

(v) “Performance Objectives” means the objectives established by the Committee pursuant to Section 5.1(b).

(w) “Performance Period” means the period over which the performance of a holder of a Performance Award is measured.

(x) “Plan” means this Kirby Corporation 2005 Stock and Incentive Plan as amended and restated as of the Effective Date.

(y) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions imposed by the Committee pursuant to Article III.

(z) “Restricted Stock Award” means an award of Restricted Stock under this Plan.

(aa) “Restricted Stock Unit” means a restricted stock unit credited to a Participant’s ledger account maintained by the Company pursuant to Article IV.

(bb) “Restricted Stock Unit Award” means an award of Restricted Stock Units under this Plan.

(cc) “Restrictive Covenant Violation” means a Participant’s material breach of any covenant or obligation relating to noncompetition, nonsolicitation, confidentiality, or nondisparagement under any written agreement between the Participant and the Company or any of its affiliates or Subsidiaries.

(dd) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(ee) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 1.3. Total Shares and Limitations.

(a) The maximum number of Shares that may be issued under the Plan shall be Six Million Four Hundred Thousand (6,400,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, or the Award is paid in cash in lieu of Shares, the Shares that were subject to such Award shall not count against the above limit and shall again be available for grants under the Plan. Shares equal in number to the Shares withheld in payment of the option price of an Option and Shares that are withheld in order to satisfy federal, state or local tax liability, shall count against the above limit and shall cease to be available for grants under the Plan.

(b) The maximum number of Shares with respect to which Incentive Stock Options may be granted to a Participant during a calendar year is 500,000. All shares reserved for issuance under the Plan may be issued pursuant to awards of Incentive Stock Options.

(c) The maximum number of Shares with respect to which Options may be granted to a Participant during a calendar year is 500,000.

(d) The maximum number of Shares that may be covered by Performance Awards granted to a Participant in any single calendar year shall be 400,000.

(e) The maximum amount of cash that may be payable pursuant to Performance Awards granted to a Participant in any single calendar year shall be $10,000,000.

Section 1.4. Awards Under the Plan.

(a) Only Eligible Persons may receive awards under the Plan. Awards to Eligible Persons may be in the form of (i) Options; (ii) shares of Restricted Stock; (iii) Restricted Stock Units; (iv) Performance Awards; or (v) any combination of the foregoing. No Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

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(b) Each Award may be evidenced by an agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

ARTICLE II

STOCK OPTIONS

Section 2.1. Grant of Options. The Committee may from time to time grant Options to Eligible Persons. Options may be Incentive Stock Options or Nonincentive Stock Options as designated by the Committee on or before the Date of Grant. If no such designation is made by the Committee for an Option, the Option shall be a Nonincentive Stock Option. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or Subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

Section 2.2. Exercise Price. The exercise price per Share for any Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Date of Grant and shall not be less than 110% of the Fair Market Value on the Date of Grant for any Incentive Stock Option if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Section 2.3. Term of Option. The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, if the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the Option shall not exceed five years from the Date of Grant. Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

Section 2.4. Vesting. Options shall become exercisable (or “vest”) as provided in Section 2.6, if applicable, or otherwise at such times and subject to such terms and conditions as the Committee shall specify. The Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of any Options. Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the Option Award, in the event that an Optionee’s employment is terminated without Cause by the Company, a Subsidiary or successor entity, or is terminated by the Optionee for Good Reason, in either case in connection with or within 18 months after a Change in Control, all Options held by the Optionee immediately prior to such termination shall become immediately exercisable.

Section 2.5. Termination of Options.

(a) Except as otherwise provided in the Plan or the Option Award, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

(i) thirty (30) days after the date on which the Optionee ceases to be an employee for any reason other than (x) death, (y) Disability or (z) termination for Cause;

(ii) one (1) year after the date on which the Optionee ceases to be an employee as a result of a Disability;

(iii) either (y) one (1) year after the death of the Optionee or (z) six (6) months after the death of the Optionee if the Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

(iv) the date on which the Optionee ceases to be an employee as a result of a termination for Cause; and

(v) the tenth anniversary of the Date of Grant of the Option.

(b) Except as provided in Section 2.4 or Section 2.6, the portion of an Option that is not exercisable shall automatically and without notice terminate on the date on which the Optionee ceases to be an employee for any reason.

(c) The Committee shall have discretion at any time to extend the term of any Nonincentive Stock Option to any date that is not later than the date described in Section 2.5(a)(v).

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Section 2.6. Retirement Credits. Unless otherwise provided in an Option Award, if an Optionee retires as an employee of the Company or a Subsidiary with 80 or more Retirement Credits, unvested Options held by the Optionee that were granted after February 19, 2018 shall continue to vest after retirement on the schedule specified in the Option Award and all vested but unexercised Options held by the Optionee and all Options that vest after retirement pursuant to this Section 2.6 will terminate upon the earlier of (a) the expiration of the term specified in the Option Award or (b) the tenth anniversary of the Date of Grant; provided that, if the Optionee takes any action or engages in any activity that is detrimental to the Company, all vested but unexercised Options and all unvested Options held by the Optionee will automatically terminate and the Optionee shall cease to have any rights with respect to such Options. The number of Retirement Credits the Optionee has shall equal the sum of (i) the Optionee’s age in whole years plus (ii) the Optionee’s whole years of employment with the Company or a Subsidiary, in both cases determined as of the date of retirement. In the event of the death of the Optionee after retirement, any unvested portion of an Option that is subject to vesting pursuant to this Section 2.6 shall continue to vest on the schedule specified in the Option Award and will terminate upon the earlier of (x) the expiration of the term specified in the Option Award or (y) the tenth anniversary of the Date of Grant.

Section 2.7. Exercise of Options. An Option may be exercised in whole or in part to the extent exercisable in accordance with the Plan. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee for any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check, by withholding Shares from an Award or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with Shares, the value of the Shares withheld shall be their Fair Market Value on the date received by the Company. An Optionee may elect to have Shares withheld to satisfy federal or state income tax withholding requirements applicable upon the exercise of an Option.

Section 2.8. Restrictions on Exercise.

(i) An Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the person exercising the Option to make any agreements and undertakings that may be required by any applicable law or regulation.

(ii) Shares issued upon the exercise of an Option without registration of such Shares under the Securities Act of 1933, as amended (the “Act”), shall be restricted securities subject to the terms of Rule 144 under the Act. The certificates representing any such Shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such Shares.

Section 2.9. Nontransferability of Option. An Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as the Optionee lives, only the Optionee or the Optionee’s guardian or legal representative shall have the right to exercise the Option. The terms of an Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

Section 2.10. Corporate Transactions.

(a) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for payment in cash or in securities of the Company or the surviving entity in lieu of and in complete satisfaction of Options.

(b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

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Section 2.11. Option Repricing. Except as provided in Section 6.3, the Committee shall not modify an outstanding Option so as to specify a lower exercise price (and will not cancel an Option and substitute for it an Option with a lower exercise price), without the approval of the Company’s stockholders. In addition, except as provided in Section 6.3, the Committee may not cancel an outstanding Option whose exercise price is equal to or greater than the current Fair Market Value of a Share in exchange for cash or substitute for it another Award without the prior approval of the Company’s stockholders.

Section 2.12. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option (including, without limitation, the right to receive dividends and distributions on Shares subject to any Option) unless and until such Shares (whether represented by certificates or in book-entry or other electronic form) shall have been issued and delivered to such person.

ARTICLE III

RESTRICTED STOCK

Section 3.1. Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to Eligible Persons.

Section 3.2. Terms and Conditions of Restricted Stock Awards. Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, the date or dates on which the Restricted Stock will vest and any other terms and conditions that the Committee may determine. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company’s common stock or other securities, the performance of the recipient of the Restricted Stock Award or any combination of the foregoing. A Participant may elect to have Shares withheld from a Restricted Stock Award to satisfy federal or state income tax withholding requirements applicable upon the vesting of Restricted Stock.

Section 3.3. Restrictions on Transfer. Unless otherwise provided in the grant relating to a Restricted Stock Award, the Restricted Stock granted to a Participant (whether represented by certificates or in book-entry or other electronic form) shall be registered in the Participant’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Except as provided in Section 3.4 or unless the Restricted Stock Award specifies otherwise, in the event that a Participant ceases to be an employee before all the Participant’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Shares shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested shares shall be issued to the Participant (or the beneficiary designated by the Participant in the event of death), in certificated or book entry or other electronic form, free of all restrictions.

Section 3.4. Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award specifies otherwise:

(a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

(b) in the event that a Participant’s employment is terminated without Cause by the Company, a Subsidiary or successor, or is terminated by the Participant for Good Reason, in either case in connection with or within 18 months after a Change in Control, all shares of Restricted Stock held by the Participant immediately prior to such termination shall immediately become vested.

Section 3.5. Section 83(b) Election. If a Participant receives Restricted Stock that is subject to a “substantial risk of forfeiture,” such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the

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Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to notify the Company promptly if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

ARTICLE IV

RESTRICTED STOCK UNITS

Section 4.1. Grant of Restricted Stock Unit Awards. The Committee may from time to time grant Restricted Stock Unit Awards to Eligible Persons.

Section 4.2. Restricted Stock Units. A Restricted Stock Unit represents the Company’s unsecured and unfunded promise to deliver Shares (or cash equal to the Fair Market Value of the Shares) to a Participant in the future, subject to the satisfaction of applicable vesting conditions and the other terms and conditions of the Plan and the Award.

Section 4.3. Terms and Conditions of Restricted Stock Unit Awards. Each Restricted Stock Unit Award shall specify the number of Restricted Stock Units awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Unit Award, the date or dates on which the Restricted Stock Units will vest and any other terms and conditions that the Committee may determine. The vesting and number of Restricted Stock Units may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company’s common stock or other securities, the performance of the recipient of the Restricted Stock Unit Award or any combination of the foregoing. Except as provided in Section 4.6 or Section 4.7 or unless the Award specifies otherwise, in the event that a Participant ceases to be an employee of the Company or a Subsidiary before all the Participant’s Restricted Stock Units have vested, or in the event other conditions to the vesting of Restricted Stock Units have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the Restricted Stock Units that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Restricted Stock Units shall be refunded to the Participant.

Section 4.4. Rights as Stockholder. A recipient of a Restricted Stock Unit Award shall not have any rights as a stockholder with respect to Shares covered by a Restricted Stock Unit Award until the date, if any, such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Shares.

Section 4.5. Dividends. Dividends and distributions (whether cash, stock or otherwise) on Shares underlying unvested Restricted Stock Units held by a Participant shall not be paid to the Participant, but the value thereof shall be credited by the Company for the benefit of the Participant. At such time as such Restricted Stock Units are settled, all accumulated credits for the value of dividends and distributions attributable to such vested Restricted Stock Units shall be paid to the recipient. Interest shall not be paid on any such credits for dividends or distributions made by the Company for the benefit of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions in Shares or cash. If payment is made in Shares, the conversion to Shares shall be at the Fair Market Value on the date of payment. Credits for the value of dividends and distributions made by the Company on unvested Restricted Stock Units shall be forfeited in the same manner and at the same time as the respective Restricted Stock Units to which they are attributable are forfeited.

Section 4.6. Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Restricted Stock Unit Award, unless the Restricted Stock Unit Award specifies otherwise:

(a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock Units or otherwise waive or amend any conditions of a grant of a Restricted Stock Unit Award, and

(b) in the event that a Participant’s employment is terminated without Cause by the Company, a Subsidiary or successor, or is terminated by the Participant for Good Reason, in either case in connection with or within 18 months after a Change in Control, all Restricted Stock Units held by the Participant immediately prior to such termination shall immediately become vested and payable.

Section 4.7. Retirement Credits. Unless otherwise provided in a Restricted Stock Unit Award, if a Participant retires as an employee of the Company or a Subsidiary with 80 or more Retirement Credits, the Restricted Stock Units held by the Participant will continue to vest after retirement on the schedule specified in the Restricted Stock Unit Award; provided that, if the Participant takes any action or engages in any activity that is detrimental to the Company, all unvested Restricted Stock Units held

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by the Participant will automatically be forfeited and the Participant shall cease to have any rights with respect to such Restricted Stock Units. The number of Retirement Credits a Participant has shall equal the sum of (i) the Participant’s age in whole years plus (ii) the Participant’s whole years of employment with the Company or a Subsidiary, in both cases determined as of the date of retirement. In the event of the death of the Participant after retirement, any unvested Restricted Stock Units that are subject to vesting pursuant to this Section 4.7 shall continue to vest on the schedule specified in the Restricted Stock Unit Award.

Section 4.8. Settlement of Restricted Stock Units.

(a) Subject to the satisfaction of any withholding requirements, on the date on which a Restricted Stock Unit becomes vested in accordance with the terms of the Plan, the Participant shall be entitled to one Share or cash equal to the Fair Market Value of one Share, which shall be delivered, transferred or paid as soon as administratively practicable thereafter in exchange for such vested Restricted Stock Unit, after which the Participant shall have no further rights with respect to such Restricted Stock Unit.

(b) The Company shall have the sole discretion to determine whether any settlement of a Restricted Stock Unit will be effected in cash or Shares. If the settlement is effected in Shares, the Company shall cause to be delivered or transferred to the Participant (or the Participant’s legal representative or heir) a stock certificate representing the Shares issued in exchange for Restricted Stock Units or shall cause the Shares to be registered on the stock transfer records of the Company in the Participant’s name. For any Restricted Stock Units settled in Shares, a Participant may elect to have Shares withheld to satisfy federal or state income tax withholding requirements applicable upon the vesting of the Restricted Stock Units.

(c) (i) Except as provided in Section 4.8(c)(ii) and (iii), in no event shall any delivery of Shares or payment following a Participant’s entitlement to such delivery or payment be made later than the March 15th following the end of the calendar year in which the Participant becomes entitled to such delivery or payment.

(i) Subject to Section 4.8(c)(iii), with respect to Restricted Stock Units granted to a Participant who could reach 80 Retirement Credits prior to the final vesting date for such Restricted Stock Units, in no event shall any delivery of Shares or payment following such Participant’s entitlement to such delivery or payment be made later than December 31 of the year in which the vesting date for such Restricted Stock Units occurs.

(ii) Notwithstanding any other provision of the Plan or any Award, if the Participant is a specified employee (within the meaning of Section 409A of the Code), and the Company determines that a payment hereunder is not permitted under Section 409A of the Code at the time set forth herein, no payments shall be made to the Participant due to a separation from service for any reason before the date that is six months after the date on which the Participant incurs a separation from service or, if earlier, the date of death of the Participant.

ARTICLE V
PERFORMANCE AWARDS

Section 5.1. Terms and Conditions of Performance Awards. The Committee may from time to time grant Awards that are intended to be “performance-based compensation,” which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

(a) Performance Period. The Committee shall establish a Performance Period for each Performance Award at the time such Performance Award is granted. A Performance Period may overlap with Performance Periods relating to other Performance Awards granted hereunder to the same Participant. Unless the Committee determines otherwise, the Committee shall not grant Performance Awards after the date on which the satisfaction of the Performance Objectives becomes substantially certain.

(b) Performance Objectives. The Committee shall establish written performance objectives for the Participant at the time of the grant of each Performance Award. Each Performance Award shall be contingent upon the achievement of the Performance Objectives established by the Committee. Performance Objectives shall be based on earnings, cash flow, economic value added, total stockholder return, return on equity, return on capital, return on assets, revenues, operating profit, EBITDA, net profit, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit or operating margins, working capital or any combination of the foregoing, for the Company on a consolidated basis or, if applicable, for one or more Subsidiaries, divisions, departments or other units of the Company or one or more of its Subsidiaries.

(c) Amount; Frequency. The Committee shall determine at the time of grant of Performance Awards the target and maximum values of Performance Awards and the date or dates when Performance Awards are earned.

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(d) Payment. Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Objectives for such Performance Period, as determined in writing by the Committee. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain the Performance Objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect.

(e) Termination of Employment. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award and who ceases to be an employee as a result of death, Disability or retirement before the end of the applicable Performance Period shall be entitled to receive, to the extent earned as a result of the full or partial achievement of the Performance Objectives during the Performance Period, a portion of the Performance Award that is proportional to the portion of the Performance Period during which the Participant was employed, with payment to be made following the end of the Performance Period. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award who ceases to be an employee for any reason other than death, Disability or retirement shall not be entitled to any part of the Performance Award.

(f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate the time at which the Performance Award is considered to have been earned or otherwise waive or amend any conditions (including but not limited to Performance Objectives) in respect of a Performance Award, and (ii) all Performance Awards shall be considered earned upon a Change in Control of the Company. In addition, upon a Change in Control of the Company, unless a Performance Award specifies otherwise, each Participant shall receive the target Performance Award such Participant could have earned for the proportionate part of the Performance Period prior to the Change in Control, and shall retain the right to earn any additional portion of his or her Performance Award if such Participant remains in the Company’s employ through the end of the Performance Period.

(g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder of the Company.

(h) Annual Incentive Plan. Cash awards based on the attainment of the performance objectives established under the Company’s Annual Incentive Plan may, in the Committee’s discretion, be considered Performance Awards granted under the Plan, provided that such awards are subject to the terms and conditions of this Article V.

ARTICLE VI
ADDITIONAL PROVISIONS

Section 6.1. Administration of the Plan.

(a) The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan, to establish performance criteria in respect of Awards under the Plan, to determine whether Plan requirements have been met for any Participant in the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Participants. To the extent permitted by applicable law, the Committee may delegate authority to administer the Plan to members of the Committee, one or more subcommittees or other committees of the Board. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

(b) Without limiting the generality of Section 6.1(a), for purposes of Section 2.6 and Section 4.7:

(i) The Committee shall determine in its sole discretion whether an action or activity is detrimental to the Company. Without limiting the immediately preceding sentence, actions or activities detrimental to the Company may include (A) a material breach of any contract between the holder of an Award and the Company or a Subsidiary, (B) any direct or indirect competition with the Company or a Subsidiary or solicitation of employees of the Company or a Subsidiary or (C) performance or acceptance by the holder of an Award of duties to a third party under circumstances that create a material conflict of interest or the appearance of a material conflict of interest, which may include being employed or otherwise engaged by an entity that regulates, engages in transactions with or competes with the Company or a Subsidiary.

A - 10	KIRBY | 2026 PROXY STATEMENT

(ii) The Committee shall determine in its sole discretion whether a termination of employment constitutes “retirement” for purposes of vesting of any Options or Restricted Stock Units.

(iii) The Committee shall determine in its sole discretion whether prior employment by an acquired company or prior noncontinuous employment by the Company or a Subsidiary shall be counted in calculating the Retirement Credits of the holder of an Award.

Section 6.2. Minimum Vesting Requirements. Notwithstanding anything herein to the contrary, no Options, Restricted Stock, Restricted Stock Units or Shares granted under a Performance Award on or after the Effective Date may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the relevant Award, and the Committee may not accelerate vesting of such Award such that it would vest prior to the one-year anniversary of the date of grant except as otherwise expressly permitted hereby in connection with the death or Disability of a Participant or a Change in Control.

Section 6.3. Adjustments for Changes in Capitalization. In the event of any (a) stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, (b) distributions to stockholders, including a rights offering, other than regular cash dividends, (c) changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any similar capital adjustment or the payment of any stock dividend, (d) Share repurchase at a price in excess of the market price of the Shares at the time such repurchase is announced or (e) other similar increase or decrease in the number of the Shares, the Committee, in its sole discretion, shall make appropriate adjustment in the number and kind of shares authorized by the Plan in the number, price or kind of shares or units covered by the Awards and in any outstanding Awards under the Plan. In addition, upon the occurrence of any event described in this Section 6.3, the Committee, in its sole discretion, shall make appropriate adjustment in the limits specified in Section 1.3(b), (c) and (d) so that the effect of such limits is, as nearly as practicable, equivalent to the effect of such limits prior to the event in question, provided that any such adjustment complies with applicable laws and does not cause an award that is intended to satisfy the performance-based compensation exception under Section 162(m) of the Code in effect prior to December 22, 2017 to fail to satisfy the exception. In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

Section 6.4. Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award under the Plan are intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A. In addition, to the extent an Award is subject to Section 409A of the Code, payments under such an Award shall be made at such time as is specified in the Plan and the Award. The payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the fiscal year in which the Award payment is no longer subject to a substantial risk of forfeiture or (2) at a time that is permissible under Section 409A of the Code such that the payment shall not be subject to the additional tax or interest applicable under Section 409A of the Code.

Section 6.5. Amendment.

(a) The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules. Such action shall not impair any of the rights of any Participant with respect to any Award outstanding on the date of the amendment or modification without the Participant’s written consent.

(b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant.

Section 6.6. Transferability of Awards. An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. So long as a Participant lives, only such Participant or his or her guardian or legal representative shall have the right to exercise such Award.

Section 6.7. Beneficiary. A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Shares, Awards or payments that become deliverable to the Participant pursuant to the Plan after the Participant’s death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

KIRBY | 2026 PROXY STATEMENT	A - 11

Section 6.8. Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and any agreements evidencing Awards and provisions with respect to termination of employment) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 6.9. Duration and Termination. No awards shall be made under the Plan after April 27, 2036. The Board may suspend, discontinue or terminate the Plan at any time. The suspension, discontinuance or termination of the Plan shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 6.10. Withholding. Prior to the issuance of any Shares under the Plan, arrangements satisfactory to the Committee in its sole discretion shall have been made for the Participant’s payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Participant to withhold in accordance with applicable federal or state income tax withholding requirements. If Shares are withheld from an Award to satisfy withholding requirements, the Fair Market Value of the Shares withheld shall not exceed an amount determined based on the maximum statutory tax rate in the applicable jurisdictions. When payments under the Plan are made in cash, such payments shall be net of an amount sufficient to satisfy such withholding requirements.

Section 6.11. Agreements and Undertakings. As a condition of any issuance or transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Participant to the Company that the Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 6.12. Uncertificated Shares. In lieu of issuing stock certificates for Shares acquired pursuant to the Plan, the Company may issue such Shares in book-entry or other electronic or uncertificated form, unless prohibited by applicable law or regulation or by applicable stock exchange rules.

Section 6.13. Governing Law. The Plan shall be governed by the laws of the State of Texas except to the extent that federal law or Nevada corporate law is controlling.

Section 6.14. Forfeiture/Recovery for Cause or Restrictive Covenant Violation.

(a) Notwithstanding any other provision of the Plan or any Award, if a Participant is terminated for Cause (or if the Participant resigns or otherwise ceases to be employed or provide services at a time when grounds for termination for Cause exists), then, effective as of the date of such termination (or deemed termination), all of the Participant’s outstanding Awards granted on or after the Effective Date, whether vested or unvested and whether or not exercisable, may be forfeited and cancelled without consideration, effective as of the date of termination or other date as the Committee may determine, except to the extent otherwise required by applicable law.

(b) If, after (but no more than one year following) a Participant’s termination of employment or service for any reason, (i) the Company discovers facts or circumstances that, in the determination of the Committee, would have constituted Cause had they been known prior to the Participant’s termination of employment or service, or (ii) the Participant commits a Restrictive Covenant Violation, then the Committee may, in its sole discretion, cancel, rescind, or require forfeiture or repayment of any outstanding Awards granted on or after the Effective Date, and any Shares, cash, or other property received by the Participant pursuant to any such Award, whether such Award was vested, exercised, settled, or paid before or after the Participant’s termination of employment or service.

(c) The forfeiture, cancellation, rescission, and repayment rights described in this Section 6.14 shall survive a Participant’s termination of employment or service and the expiration, exercise, or settlement of any Award, and shall apply notwithstanding any contrary provision in any Award, except to the extent expressly prohibited by applicable law.

A - 12	KIRBY | 2026 PROXY STATEMENT

(d) The remedies provided in this Section 6.14 are in addition to, and not in lieu of, any other remedies available to the Company or its affiliates under applicable law, contract, equity, or any recovery, recoupment, or clawback policy maintained by the Company from time to time.

Section 6.15. Other Clawback/Recovery Rights. All Awards granted under the Plan will be subject to recoupment in accordance with the Company’s clawback policy. In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an Award as the Committee determines necessary or appropriate in view of applicable laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

Section 6.16. Effective Date. The Plan amends and restates the Existing Plan in its entirety, effective January 27, 2026 (the “Effective Date”), subject to the approval of the Company’s stockholders at the Company’s 2026 annual meeting of stockholders.

KIRBY | 2026 PROXY STATEMENT	B - 1

Exhibit B

KIRBY CORPORATION

2000 NONEMPLOYEE DIRECTOR STOCK PLAN

ARTICLE I
GENERAL

Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of an Option or Restricted Stock.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities as of the date a particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

(iii) (A) Any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company; or

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee, if any, appointed by the Board.

(f) “Compensation Plan” means the written plan or program in effect from time to time, as approved by the Board, which sets forth the compensation to be paid to Eligible Directors.

B - 2	KIRBY | 2026 PROXY STATEMENT

(g) “Date of Grant” means the date on which an Option or Restricted Stock is deemed granted to an Eligible Director as specified in this Plan.

(h) “Director” means a member of the Board.

(i) “Eligible Director” means a Director who is not an employee of the Company or a Subsidiary.

(j) “Existing Plan” means the 2000 Nonemployee Director Stock Plan as adopted by the Board on September 22, 2000 and as amended and restated through April 27, 2021.

(k) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Nonincentive Stock Option” means an option that is not an incentive stock option as defined in Section 422 of the Code.

(m) “Option” means any option granted under this Plan.

(n) “Optionee” means a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(o) “Payment Date” means the last day of a calendar quarter.

(p) “Plan” means this 2000 Nonemployee Director Stock Plan for Kirby Corporation, as amended or restated from time to time.

(q) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions described in Article III and the Compensation Plan.

(r) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.3. Total Shares and Limitations.

(a) The maximum number of Shares that may be issued under this Plan shall be One Million Five Hundred Thousand (1,500,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares or such Shares may thereafter be issued as Restricted Stock.

(b) Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of Awards (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto)) and the amount of any cash-based awards or other fees granted or paid to an Eligible Director during any calendar year shall not exceed $750,000, in respect of the Eligible Director’s service as a member of the Board during such year. The Board may make exceptions to this limit for individual Eligible Directors in extraordinary circumstances (including, without limitation, in connection with service for the initial fiscal year of service for an Eligible Director or advisory or other services of an Eligible Director that exceed those typically provided by a member of a board of directors), as the Board may determine in its discretion, provided that the Eligible Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Eligible Directors.

KIRBY | 2026 PROXY STATEMENT	B - 3

ARTICLE II
STOCK OPTIONS

Section 2.1. Grant of Options. Options shall be granted to Eligible Directors as provided in Section 2.2 and may be granted in the discretion of the Committee as provided in Section 2.3. All Options shall be Nonincentive Stock Options. Each Option shall be evidenced by an option agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. Neither the Plan nor any Option shall confer upon any person any right to continue to serve as a Director.

Section 2.2. Election to Receive Options. If the Compensation Plan permits Eligible Directors to elect to receive an Option in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall be granted an Option for a number of Shares equal to (i) the amount of the fee such Eligible Director elects to receive in the form of an Option divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 3, with the result rounded to the nearest whole Share.

Section 2.3. Discretionary Grant of Options. The Committee may in its discretion grant Options to Eligible Directors in addition to the Options granted pursuant to Section 2.2.

Section 2.4. Option Price. The option price per Share for any Option shall be the Fair Market Value on the Date of Grant.

Section 2.5. Date of Grant.

(a) The Date of Grant of an Option granted under Section 2.2 shall be the second business day after the Company’s first quarter earnings conference call following the election by the Eligible Director pursuant to the Compensation Plan to receive the Option in lieu of cash fees, except that, for a newly elected Eligible Director, the Date of Grant shall be the date of his or her election to receive an Option in lieu of cash fees.

(b) The Date of Grant of an Option granted under Section 2.3 shall be the date on which the Committee takes formal action to grant the Option or such later date as may be specified by the Committee when granting the Option.

Section 2.6. Vesting.

(a) An Option granted under Section 2.2 shall become exercisable on the Payment Date(s) following the Date of Grant as provided in this Section 2.6(a). The number of Shares as to which an Option granted under Section 2.2 will become exercisable on each Payment Date after the Date of Grant shall equal the number of Shares subject to the Option divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(b) An Option granted under Section 2.3 shall become exercisable six months after the Date of Grant.

(c) Notwithstanding the other provisions of this Section 2.6, (i) an Option shall only become exercisable as provided in this Section 2.6 if the Optionee is a Director at the time the Option would otherwise become exercisable and (ii) during the ten (10) business days immediately preceding a Change in Control, each Option outstanding at such time shall be conditionally exercisable, provided that any such exercise shall be subject to and effective only upon the occurrence of the Change in Control. Any exercise purportedly made pursuant to this clause shall be null and void and of no force or effect if the Change in Control does not occur.

Section 2.7. Term of Options. The portion of an Option that is exercisable shall automatically and without notice terminate upon the earlier of (a) one (1) year after the Optionee ceases to be a Director for any reason or (b) ten (10) years after the Date of Grant of the Option. The portion of an Option that is not exercisable shall automatically and without notice terminate at the time the Optionee ceases to be a Director for any reason.

Section 2.8. Exercise of Options. Any Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.6. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check, by withholding Shares otherwise deliverable upon exercise of the Option or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the option price is paid in whole or in part with Shares, the value of the Shares withheld or delivered shall be their Fair Market Value on the date received by the Company.

B - 4	KIRBY | 2026 PROXY STATEMENT

Section 2.9. Adjustment of Shares.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, and the numbers of Options to be granted under Sections 2.2 and 2.3, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned, and

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

(c) Any fractional shares resulting from any adjustment under this Section 2.9 shall be disregarded and each Option shall cover only the number of full shares resulting from such adjustment.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.10. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

Section 2.11. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether in certificated or in book entry or other electronic form) shall have been issued and delivered to such person. As a condition of any transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that the Optionee is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 2.12. Option Repricing. Except as provided in Section 4.2, the Committee shall not modify an outstanding Option so as to specify a lower exercise price (and will not cancel an Option and substitute for it an Option with a lower exercise price), without the approval of the Company’s stockholders. In addition, except as provided in Section 2.9, the Committee may not cancel an outstanding Option whose exercise price is equal to or greater than the current Fair Market Value of a Share in exchange for cash or substitute for it another Award without the prior approval of the Company’s stockholders.

KIRBY | 2026 PROXY STATEMENT	B - 5

ARTICLE III
RESTRICTED STOCK

Section 3.1. Grants of Restricted Stock. Restricted Stock shall be granted to Eligible Directors as provided in Sections 3.2 and 3.3 and may be granted in the discretion of the Committee as provided in Section 3.4. Each Restricted Stock grant shall be evidenced by an agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. No grant of Restricted Stock shall confer upon any person any right to continue to serve as a Director.

Section 3.2. Automatic Annual Grants. Following each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted $167,500 in value of Restricted Stock, except that an Eligible Director elected between annual stockholder meetings shall be granted a prorated dollar value of Restricted Stock for the year in which he or she is first elected. The number of shares of Restricted Stock granted will be equal to (a) the dollar value divided by (b) the Fair Market Value on the Date of Grant multiplied by (c) 1.2, with the result then rounded to the nearest whole share.

Section 3.3. Election to Receive Restricted Stock. If the Compensation Plan permits Eligible Directors to elect to receive Restricted Stock in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted a number of Shares of Restricted Stock equal to (i) the amount of the fee such Eligible Director elects to receive in the form of Restricted Stock divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 1.2, with the result rounded to the nearest whole Share.

Section 3.4. Discretionary Grant of Restricted Stock. The Committee may in its discretion grant Restricted Stock to Eligible Directors in addition to Restricted Stock granted pursuant to Sections 3.2 and 3.3.

Section 3.5. Date of Grant.

(a) The Date of Grant of Restricted Stock granted under Section 3.2 shall be the second business day after the Company’s first quarter earnings conference call, except that for an Eligible Director elected between annual stockholder meetings, the Date of Grant shall be determined as follows:

(i) If the Eligible Director is elected at a regular quarterly meeting of the Board, the Date of Grant shall be the second business day after the Company’s earnings conference call for the immediately preceding quarter.

(ii) If the Eligible Director is elected at any other time, the Date of Grant shall be the date of his or her election.

(b) The Date of Grant of Restricted Stock granted under Section 3.3 shall be the second business day after the Company’s first quarter earnings conference call following the election by the Eligible Director pursuant to the Compensation Plan to receive the Restricted Stock in lieu of cash fees, except that, for a newly elected Eligible Director, the Date of Grant shall be the date of his or her election to receive Restricted Stock in lieu of cash fees.

(c) The Date of Grant of Restricted Stock granted under Section 3.4 shall be the date on which the Committee takes formal action to grant the Restricted Stock, unless otherwise specified.

Section 3.6. Vesting.

(a) Restricted Stock granted under Section 3.2 shall vest six months after the Date of Grant.

(b) Restricted Stock granted under Section 3.3 shall vest on the Payment Date(s) following the Date of Grant as provided in this Section 3.6(b). The number of Shares of Restricted Stock granted under Section 3.3 that will vest on each Payment Date after the Date of Grant shall equal the number of Shares of Restricted Stock granted divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(c) Restricted Stock granted under Section 3.4 shall vest six months after the Date of Grant.

(d) Notwithstanding the other provisions of this Section 3.6, (i) Restricted Stock shall only vest as provided in this Section 3.6 if the holder is a Director at the time the Restricted Stock would otherwise vest and (ii) upon the occurrence of a Change in Control, all Restricted Stock issued under the Plan that is outstanding at the time of the Change in Control shall immediately vest.

B - 6	KIRBY | 2026 PROXY STATEMENT

(e) Notwithstanding the vesting conditions set forth in the Plan or the Compensation Plan, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the Plan.

Section 3.7. Restrictions on Transfer. Restricted Stock granted to an Eligible Director under the Plan (whether represented by stock certificates or in book entry or other electronic form) shall be registered in the Director’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the Shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Director, or delivered to the Director bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Director shall have the right to vote and receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no Share of Restricted Stock may be sold, transferred, assigned or pledged by the Director until such Share has vested. In the event that a Director ceases to be a Director before all the Director’s Restricted Stock has vested, the Shares of Restricted Stock that have not vested shall be forfeited. At the time Restricted Stock vests (and, if the Director has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested Shares shall be issued to the Director, in certificated or book entry or other electronic form, free of restrictions.

Section 3.8. Issuance of Shares. As a condition of the issuance of any Shares of Restricted Stock, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Eligible Director to the Company that the Eligible Director is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 3.9. Section 83(b) Election. If a Director receives Restricted Stock that is subject to a “substantial risk of forfeiture,” the Director may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the Fair Market Value of such Restricted Stock on the Date of Grant. If the Director makes the Section 83(b) election, the Director shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election and (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election.

ARTICLE IV
ADDITIONAL PROVISIONS

Section 4.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Optionees and holders of Restricted Stock. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 4.2. Adjustment of Shares. If, at any time while the Plan is in effect, there is any increase or decrease in the number of issued and outstanding Shares as a result of the declaration of a stock dividend, stock split, reverse stock split, recapitalization, combination, exchange of Shares, or similar event, the Committee shall make such equitable adjustments as it deems appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, including, without limitation: (a) the number and kind of Shares available for issuance under the Plan; (b) the number and kind of Shares subject to outstanding Options and Restricted Stock; (c) the exercise price of outstanding Options; and (d) the terms and conditions of outstanding Awards, as necessary to reflect such adjustment. Any adjustment made pursuant to this Section 4.2 shall be final, binding, and conclusive on all persons.

Section 4.3. Amendment. The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules.

KIRBY | 2026 PROXY STATEMENT	B - 7

Section 4.4. Duration and Termination. No Awards shall be made under the Plan after April 27, 2036. The Board may suspend, discontinue or terminate the Plan at any time. The suspension, discontinuance or termination of the Plan shall not impair any of the rights of any holder of any Option or Restricted Stock outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 4.5. Effective Date. The Plan amends and restates the Existing Plan in its entirety, effective January 27, 2026, subject to the approval of the Company’s stockholders at the Company’s 2026 annual meeting of stockholders.

Kirby Corporation

55 Waugh Drive, Suite 1000

Houston, Texas 77007

713-435-1000

www.kirbycorp.com

Kirby Corporation

For Stockholders of record as of March 2, 2026

Monday, April 27, 2026 10:00 AM, Central Daylight Time

55 Waugh Drive, Suite 1100 Houston, TX 77007

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 8:00 AM, Central Daylight Time, Monday, April 27, 2026.

Internet:
www.proxypush.com/KEX
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
Phone:
1-866-430-8285
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
In Person:
Please bring your ballot if you intend to vote at the meeting

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David W. Grzebinski, Raj Kumar, Amy D. Husted, and Ronald A. Dragg, and each or either of them (“Named Proxies”), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Kirby Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Kirby Corporation Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of three Class I Directors
		FOR	AGAINST	ABSTAIN
	1.01 Richard J. Alario	☐	☐	☐	FOR
	1.02 Tracy A. Embree	☐	☐	☐	FOR
	1.03 David W. Grzebinski	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2026	☐	☐	☐	FOR
3.	Advisory vote on the approval of the compensation of Kirby’s named executive officers	☐	☐	☐	FOR
4.	Approval of Amendment of the 2005 Stock and Incentive Plan	☐	☐	☐	FOR
5.	Approval of Amendment of the 2000 Nonemployee Director Stock Plan	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date